BEAR STEARNS ASSET BACKED SECURITIES I LLC,

AS DEPOSITOR

WILMINGTON TRUST COMPANY,

AS OWNER TRUSTEE

AND

U.S. BANK NATIONAL ASSOCIATION,

NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE,

CERTIFICATE REGISTRAR AND CERTIFICATE PAYING AGENT

AMENDED AND RESTATED

TRUST AGREEMENT

DATED AS OF OCTOBER 7, 2005

Trust Certificates,

Series 2005-4A

Table of Contents

ARTICLE I

DEFINITIONS

Section 1.01	Definitions
Section 1.02	Other Definitional Provisions.

ARTICLE II

ORGANIZATION

Section 2.01	Name
Section 2.02	Office
Section 2.03	Purposes and Powers
Section 2.04	Appointment of Owner Trustee
Section 2.05	Initial Capital Contribution of Owner Trust Estate
Section 2.06	Declaration of Trust
Section 2.07	Liability of the Holders of the Certificates
Section 2.08	Title to Trust Property
Section 2.09	Situs of Trust
Section 2.10	Representations and Warranties of the Depositor
Section 2.11	Investment Company
Section 2.12	Transfer of Trust Estate to Owner Trustee

ARTICLE III

CONVEYANCE OF THE MORTGAGE LOANS; CERTIFICATES

Section 3.01	Conveyance of the Mortgage Loans
Section 3.02	Initial Ownership
Section 3.03	The Certificates
Section 3.04	Authentication of Certificates
Section 3.05	Registration of and Limitations on Transfer and Exchange of Certificates
Section 3.06	Mutilated, Destroyed, Lost or Stolen Certificates
Section 3.07	Persons Deemed Certificateholders
Section 3.08	Access to List of Certificateholders' Names and Addresses
Section 3.09	Maintenance of Office or Agency
Section 3.10	Certificate Paying Agent

ARTICLE IV

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 4.01	General Authority
Section 4.02	General Duties
Section 4.03	Action upon Instruction

Section 4.04	No Duties Except as Specified under Specified Documents or in Instructions
Section 4.05	Restrictions
Section 4.06	Prior Notice to Certificateholders with Respect to Certain Matters
Section 4.07	Action by Certificateholders with Respect to Certain Matters
Section 4.08	Action by Certificateholders with Respect to Bankruptcy
Section 4.09	Restrictions on Certificateholders' Power
Section 4.10	Majority Control
Section 4.11	Optional Redemption

ARTICLE V

APPLICATION OF TRUST FUNDS

Section 5.01	Distributions
Section 5.02	Method of Payment
Section 5.03	Tax Returns
Section 5.04	Statements to Certificateholders

ARTICLE VI

Concerning the Owner Trustee

Section 6.01	Acceptance of Trusts and Duties
Section 6.02	Furnishing of Documents
Section 6.03	Representations and Warranties
Section 6.04	Reliance; Advice of Counsel
Section 6.05	Limitation of Liability of Wilmington Trust Company
Section 6.06	Owner Trustee Not Liable for Certificates or Related Documents
Section 6.07	Owner Trustee May Own Certificates and Notes
Section 6.08	Payments from Owner Trust Estate
Section 6.09	Doing Business in Other Jurisdictions
Section 6.10	Liability of Certificate Registrar and Certificate Paying Agent
Section 6.11	Derivative Contracts

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE

Section 7.01	Owner Trustee's Fees and Expenses
Section 7.02	Indemnification

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.01	Termination of Trust Agreement

ARTICLE IX

Successor Owner Trustees and Additional Owner Trustees

Section 9.01	Eligibility Requirements for Owner Trustee
Section 9.02	Replacement of Owner Trustee
Section 9.03	Successor Owner Trustee
Section 9.04	Merger or Consolidation of Owner Trustee
Section 9.05	Appointment of Co-Trustee or Separate Trustee

ARTICLE X

Miscellaneous

Section 10.01	Amendments
Section 10.02	No Legal Title to Owner Trust Estate
Section 10.03	Limitations on Rights of Others
Section 10.04	Notices
Section 10.05	Severability
Section 10.06	Separate Counterparts
Section 10.07	Successors and Assigns
Section 10.08	No Petition
Section 10.09	No Recourse
Section 10.10	Headings
Section 10.11	GOVERNING LAW
Section 10.12	Integration
Section 10.13	Benefits of Trust Agreement
Section 10.14	Separateness Covenants
Section 10.15	Action by Certificateholders or Owner Trustee With Respect to Bankruptcy
Section 10.16	Insurer’s Rights Regarding Actions, Proceedings or Investigations
Section 10.17	Restrictions on Trust Activities
Section 10.18	Obligations

Signatures

EXHIBITS

Exhibit A - Form of Certificate

Exhibit B - Certificate of Trust

Exhibit C - Form of Rule 144A Investment Representation

Exhibit D - Form of Certificate of Non-Foreign Status

Exhibit E - Form of Investment Letter

Exhibit F - Form of Transferor Certificate

Exhibit G - Form of ERISA Letter

Exhibit H - Form of Transferee Certificate

Exhibit I - Form of Lender Transferor Certificate

This Amended and Restated Trust Agreement, dated as of October 7, 2005 (as amended from time to time, this “Trust Agreement”), among Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, as depositor (the “Depositor”), Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”), and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), certificate registrar (in such capacity, the “Certificate Registrar”) and certificate paying agent (in such capacity, the “Certificate Paying Agent”).

WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Depositor and the Owner Trustee agree as follows:

WHEREAS, the Depositor and the Owner Trustee have previously entered into the Trust Agreement dated as of September 28, 2005 (the “Trust Agreement”).

WHEREAS, the parties hereto desire to amend the terms of and restate the Trust Agreement.

In consideration of the mutual agreements herein contained, the Depositor, the Owner Trustee and U.S. Bank National Association, in its capacity as Indenture Trustee, Certificate Registrar and Certificate Paying Agent, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01         Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated October 7, 2005, between American Home Mortgage Investment Trust 2005-4A, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02	Other Definitional Provisions.

(a)          All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

(c)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Article, Section and Exhibit references contained in this Trust Agreement are references to Articles, Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)          The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION

Section 2.01        Name. The trust created hereby (the “Trust”) shall be known as “American Home Mortgage Investment Trust 2005-4A”, in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02         Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.03        Purposes and Powers. The purpose of the Trust is to engage in the following activities:

(i)           to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement and to sell the Notes and the Certificates;

(ii)	to pay the organizational, start-up and transactional expenses of the Trust;

(iii)        to assign, grant, transfer, pledge and convey the Mortgage Loans pursuant to the Indenture and to hold, manage and distribute to the Certificateholder pursuant to Section 5.01 herein, any portion of the Mortgage Loans released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)         to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v)          if directed by holders of Certificates representing more than 50% of the beneficial interests in the Trust, sell the Trust Estate subsequent to the discharge of the Indenture, all for the benefit of the holders of the Certificates;

(vi)         to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vii)       subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholder and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the Basic Documents.

Section 2.04         Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.05         Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Trust and shall be deposited in the Certificate Distribution Account. The Owner Trustee also acknowledges on behalf of the Trust the receipt in trust of the Mortgage Loans, the rights with respect to the Cap Contracts and Corridor Contract and the rights with respect to the representations and warranties made by the Seller under the Mortgage Loan Purchase Agreement which shall constitute the Owner Trust Estate.

Section 2.06         Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a “statutory trust” under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Trust (A) shall, as of the Closing Date and for so long as any Notes are outstanding be treated for federal income tax purposes as a qualified REIT subsidiary within the meaning of Section 856(i) of the Code, and shall be disregarded as a separate entity, and (B) that each Class of Notes (other than the Class I-M-4, Class I-M-5, Class I-M-6, Class M-4, Class M-5 and Class M-6 Notes (the “Retained Notes”), which at the time of issuance, American Home Mortgage Investment Corp. or one of its qualified REIT subsidiaries acquires beneficial ownership thereof) shall be debt, and the provisions of this Agreement shall be interpreted to further this intention. The Retained Notes will not be considered issued and outstanding for federal income tax purposes and will not treated as debt instruments for federal income tax purposes while the same party or related parties hold the Retained Notes, the Transferor Interest and the Trust Certificates. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholder will be those of equity owners of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.

Section 2.07         Liability of the Holders of the Certificates. The Holders of the Certificates shall be jointly and severally liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust and the Owner Trustee (including Expenses, to the extent not paid out of the Owner Trust Estate); provided, however, that the Holders of the Certificates shall not be liable for payments required to be made on the Notes or the Certificates, or for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes. The Holders of the Certificates shall be liable for and shall promptly pay any entity level taxes imposed on the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the second preceding sentence for which the Holders of the Certificates shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Holders of the Certificates under this paragraph shall be evidenced by the Certificates.

Section 2.08         Title to Trust Property. Except with respect to the Mortgage Loans, which will be assigned to the Indenture Trustee pursuant to the Indenture, legal title to the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.09         Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware in order to comply with Section 2.03. Payments will be received by the Trust only in Delaware, New York, Maryland or California, and payments will be made by the Trust only from Delaware, Maryland, California or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware or California.

Section 2.10        Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(i)           The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)          The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor.

(iii)        The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to convey and assign the property to be conveyed and assigned to and deposited with the Trust as part of the Owner Trust Estate and the Depositor has duly authorized such conveyance and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.

(iv)         The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or the limited liability agreement or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(v)          The Trust is not required to register as an investment company under the Investment Company Act and is not under the control of a Person required to so register.

(vi)         The Depositor has been a “qualified REIT subsidiary” as defined in Section 856(i) of the Code throughout its existence.

Section 2.11        Investment Company. Neither the Depositor nor any holder of a Certificate shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act.

Section 2.12        Transfer of Trust Estate to Owner Trustee. (a) Effective as of the date hereof, the Depositor does hereby assign, transfer, and otherwise convey to, and deposit with, the Trust, until this Agreement terminates pursuant to Section 8.01, the entire Trust Estate, such conveyance to be made in exchange for the Notes and the Certificates. Such assignment includes, without limitation, all amounts payable to and all rights of the holder of the Collateral pursuant to this Agreement.

The conveyance of the Collateral and all other assets constituting the Trust Estate by the Depositor as contemplated hereby is absolute and is intended by the parties to constitute a sale of the Collateral and all other assets constituting the Trust Estate by the Depositor to the Trust. It is, further, not intended that such conveyance be deemed a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event:

(i)           this Agreement shall constitute a security agreement under applicable law and shall be deemed to create a valid and continuing security interest (as defined in the applicable UCC) in the Trust Estate (including, without limitation, the Collateral, the Certificate Distribution Account and any proceeds thereof) in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Depositor;

(ii)          other than the security interest granted to the Trust pursuant to this Agreement, Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Estate, has not authorized the filing of and is not aware of any financing statements against the Trust Estate that includes a description of collateral covering the Trust Estate other than any financing statements relating to the security interest granted to the Trust hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against Depositor;

(iii)        the Depositor owns and has good and marketable title to the Trust Estate free and clear of any Lien, claim or encumbrance of any Person;

(iv)         the Certificate Distribution Account constitutes a “deposit account” within the meaning of the applicable UCC, and the Depositor has directed the Certificate Paying

Agent to become the account holder of the Certificate Distribution Account. The Certificate Distribution Account is not in the name of any Person other than as provided in Section 3.10 of this Agreement. The Depositor has not consented to the maintenance of the Certificate Distribution Account in compliance with instructions of any Person other than the Certificate Paying Agent;

(v)          the Trust Estate (excluding the Certificate Distribution Account and any proceeds thereof) constitutes “general intangibles” within the meaning of the applicable UCC. The Depositor has received all required consents and approvals to the pledge of the portions of the Trust Estate (excluding the Certificate Distribution Account and any proceeds thereof) constituting payment intangibles;

(vi)         the Depositor has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the appropriate filing offices under applicable law in order to perfect the security interest in the Trust Estate granted to the Trust hereunder. All financing statements filed or to be filed against the Depositor in favor of the Trust (or any subsequent assignee, including, without limitation, the Indenture Trustee) in connection herewith describing the Trust Estate contain a statement to the following effect, “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the secured party;” and

(vii)       the Depositor shall, to the extent consistent with this Agreement, take such additional reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other assets of the Trust Estate, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the life of this Agreement. Notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Owner Trustee on behalf of the Trust (or any subsequent assignee, including, without limitation, the Indenture Trustee) for the purpose of perfecting such security interest under applicable law.

(b)          The Owner Trustee hereby acknowledges the receipt by it of the Trust Estate and such other documents and instruments referenced above, and declares that it holds and will hold the Trust Estate and such documents and instruments and that it holds and will hold all other assets and documents to be included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

(c)          Except as expressly provided in Section 8.01, neither the Depositor nor any Certificateholder shall be able to revoke the Trust established hereunder. Except as provided in Sections 2.08, 4.01, 4.02, 4.03, 5.01 and 8.01 hereof, the Owner Trustee or Certificate Paying Agent (as applicable) shall not assign, sell, dispose of or transfer any interest in, nor may the Depositor or any Certificateholder withdraw from the Trust, the Collateral or other asset constituting the Trust Estate.

ARTICLE III

CONVEYANCE OF THE MORTGAGE LOANS; CERTIFICATES

Section 3.01         Conveyance of the Mortgage Loans. The Depositor, concurrently with the execution and delivery hereof, does hereby contribute, transfer, convey and assign to the Trust, on behalf of the Holders of the Notes and the Certificates, without recourse, all its right, title and interest in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In addition, the Depositor hereby assigns to the Trust all of its right, title, and interest in, to, and under the Mortgage Loan Purchase Agreement. In addition, the Depositor hereby assigns to the Trust all of its right, title and interest in, to, and under the Cap Contracts, Corridor Contract and the Insurance Policy.

The conveyance of the Mortgage Loans by the Depositor to the Trust hereunder is intended to facilitate the simultaneous issuance of the Notes under the Indenture and issuance of the Certificates hereunder to the Depositor as Holder. The Depositor intends to sell the Certificates to an affiliate of the Depositor and the Seller. Accordingly, at the time of the transaction set forth herein, the Depositor will retain without interruption, through the ownership of the Certificates, the economic benefits associated with ownership of the Mortgage Loans as well as the economic burdens associated with such ownership, subject to the lien of the Indenture and subject to this Agreement. If the transactions contemplated by this Trust Agreement are determined to constitute a financing, the Depositor hereby grants to the Trust a security interest in the Owner Trust Estate and all distributions thereon and proceeds thereof, and this Trust Agreement shall constitute a security agreement under applicable law.

Section 3.02         Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the conveyance of the Mortgage Loans pursuant to Section 3.01 and the issuance of the Certificates, and thereafter except as otherwise permitted hereunder, the Depositor shall be the sole Certificateholder.

Section 3.03        The Certificates. The Certificates shall be issued in the form of one or more Certificates, each representing not less than a 10% Certificate Percentage Interest. The Certificates (which includes the Transferor Interest) shall initially be registered in the name of American Home Mortgage Acceptance, Inc. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.04. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person's acceptance of a Certificate duly registered in such Person's name, pursuant to Section 3.05.

A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to and upon satisfaction of the conditions set forth in Section 3.05.

Section 3.04       Authentication of Certificates. The Owner Trustee shall cause all Certificates issued hereunder to be executed and authenticated on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Trust Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Certificate Registrar by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Section 3.05         Registration of and Limitations on Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Indenture Trustee shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

Subject to satisfaction of the conditions set forth below with respect to the Certificate, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.09, the Owner Trustee or the Certificate Registrar shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount and dated the date of authentication by the Owner Trustee or the Certificate Registrar. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount, upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.09.

Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer or assignment of any Certificate shall be made without the prior written consent of Financial Guaranty Insurance Company (“FGIC” or, the “Insurer”), provided that such consent shall not be unreasonably withheld.

No Person shall become a Certificateholder until it shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit D hereto.

No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached hereto as Exhibit C which investment letter shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Back-up Servicer, the HELOC Servicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Back-up Servicer, the HELOC Servicer, the Seller or the Depositor and (b) the transferee executes a representation letter, substantially in the form of Exhibit F to the Agreement, and the transferor executes a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Certificate Registrar, certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Back-up Servicer, the HELOC Servicer, the Seller or the Depositor and (B) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit D) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor; provided, however that no certification or Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor. The Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicers and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of Certificates or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the HELOC Back-up Servicer and the RMBS Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Certificate Registrar that the purchase of Certificates, operation of the Trust and management of Trust assets are permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Certificate Registrar the Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Back-up Servicer, the HELOC Servicer or the Seller to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Back-up Servicer, the HELOC Servicer or the Seller. In lieu of such Opinion of Counsel, a Person acquiring such Certificates may provide a certification in the form of Exhibit G to this Agreement to the Depositor, the Owner Trustee and the Certificate Registrar, which the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Back-up Servicer, the HELOC Servicer and the Seller may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee and the Certificate Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee or the Certificate Registrar, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

No person shall become a Certificateholder, so long as any Notes are Outstanding, until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Certificate Registrar and the Owner Trustee and the Transferee Certificate set forth in Exhibit H hereto.

No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Certificate shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Certificate Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Certificates may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Certificate Registrar, the Owner Trustee and the Indenture Trustee substantially in the form attached hereto as Exhibit I certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Certificates to the Depositor.

No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made to any affiliate of the Depositor or the Issuer, other than the initial transfer of the Certificates to the Depositor.

With respect the restriction on transfer of the Notes contained in this Section 3.05, any transferor providing an Opinion of Counsel shall (i) deliver such opinion to the appropriate addresses, (ii) confirm the acceptability of such opinion with the applicable addresses and (iii) inform the Note Registrar of delivery and confirmation described in clause (i) and clause (ii).

Section 3.06        Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.06, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.07       Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

Section 3.08        Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor, the Certificate Paying Agent, the Insurer or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor, the Insurer, the Certificate Paying Agent or the Owner Trustee, a list, in such form as the Depositor, the Certificate Paying Agent, the Insurer or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent record date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.09        Maintenance of Office or Agency. The Owner Trustee on behalf of the Trust, shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be delivered. The Owner Trustee initially designates the office of the Indenture Trustee for purposes of service of notices and demands and surrender. The Owner Trustee shall give prompt written notice to the Depositor, the Certificate Paying Agent, the Certificate Registrar and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.10         Certificate Paying Agent. (a) The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificates and the statement for such Payment Date provided by the Securities Administrator, in accordance with Section 7.05 of the Indenture hereof from payments remitted to the Certificate Paying Agent by the Indenture Trustee pursuant to Section 3.05 of the Indenture. The Trust hereby appoints the Indenture Trustee as Certificate Paying Agent and the Indenture Trustee hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Certificate Paying Agent and shall:

(i)           hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)          give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Certificate Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Certificates;

(iii)         at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

(iv)         not resign from its position as Certificate Paying Agent so long as it is Indenture Trustee except that it shall immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Certificates if at any time it ceases to meet the standards under this Section 3.10 required to be met by the Certificate Paying Agent at the time of its appointment;

(v)          comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)         not institute bankruptcy proceedings against the Issuer in connection with this Trust Agreement.

(b)          The Trust may revoke such power and remove the Certificate Paying Agent if it determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. In the event that the Indenture Trustee shall no longer be the Certificate Paying Agent under this Trust Agreement and Paying Agent under the Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor

Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in Section 3.10(a) as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.04, 6.05, 6.06, 6.07, 6.08 and 7.01 shall apply to the Certificate Paying Agent to the same extent applicable to the Owner Trustee except the context requires otherwise. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

The Certificate Paying Agent shall establish and maintain with itself a trust account (the “Certificate Distribution Account”) in which the Certificate Paying Agent shall deposit, on the same day as it is received from the Indenture Trustee, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. Funds in the Certificate Distribution Account shall not be invested. The Certificate Paying Agent shall make all distributions to Certificates, from moneys on deposit in the Certificate Distribution Account, in accordance with Section 5.01 hereof.

ARTICLE IV

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 4.01        General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, except as otherwise provided in this Trust Agreement, to take all actions required of the Trust pursuant to the Basic Documents.

Section 4.02         General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement.

Section 4.03         Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b)          Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)          Whenever the Owner Trustee is required to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders and, so long as the Class II-A Notes are outstanding, with the prior written consent of the Insurer, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the

Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

Section 4.04       No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

Section 4.05        Restrictions. (a) The Owner Trustee or the Depositor (or an Affiliate thereof) shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in Section 2.03, (y) that, to the actual knowledge of the Owner Trustee based on an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, would result in the Trust becoming taxable as a corporation for federal income tax purposes or (z) would result in the amendment or modification of the Basic Documents or this Trust Agreement. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 4.05.

(b)          The Owner Trustee shall not convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless (a) it shall have received an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (b) such conveyance or transfer shall not violate the provisions of Section 3.16(b) of the Indenture.

Section 4.06         Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders the Insurer in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a)          the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the

Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Mortgage Loans);

(b)          the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders; and

(e)          the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Trust Agreement, as applicable.

Section 4.07         Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, and except as expressly provided in the Basic Documents, to sell the Mortgage Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

Section 4.08        Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust except as specifically set forth Section 10.15 hereof.

Section 4.09         Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.10        Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders of Certificates evidencing not less than a majority Percentage Interest of the Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority Percentage Interest of the Certificates at the time of the delivery of such notice.

Section 4.11         Optional Redemption. Upon receipt of written instructions provided to the Owner Trustee by the Majority Certificateholder, if any, or the Insurer, the Owner Trustee shall cause the Issuer to redeem the relevant Class or Classes of Notes in accordance with Section 8.07 of the Indenture and shall provide all necessary notices on behalf of the Issuer to effect the foregoing, provided that such Holder shall deposit with the Indenture Trustee an amount equal to the aggregate redemption price specified under Section 8.07 of the Indenture. The Owner Trustee shall not have the power to exercise the right of the Issuer to redeem the Notes pursuant to Section 8.07 of the Indenture, except as provided above. Upon redemption of a class or classes of Notes by the Issuer as a result of the purchase of such Notes by the Majority Certificateholder or, with respect to the Class II-A Notes, the Insurer pursuant to Section 8.07 of the Indenture, as applicable, the Owner Trustee shall cause the release of the related Mortgage Loans or HELOC Mortgage Loans from the Trust Estate to the Majority Certificateholder or the Insurer, as applicable.

ARTICLE V

APPLICATION OF TRUST FUNDS

Section 5.01        Distributions. (a) On each Payment Date, the Certificate Paying Agent shall distribute to the Certificateholders, on a pro rata basis based on the Certificate Percentage Interests thereof, all funds on deposit in the Certificate Distribution Account and available therefor (as provided in Section 3.05, 3.06, 3.07 and 3.09 of the Indenture, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05 of the Indenture) for such Payment Date as reduced by any amount then owing to the Owner Trustee hereunder and any Expenses of the Trust then remaining unpaid.

(b)          In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.01. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

(c)          Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders and the Insurer.

Section 5.02         Method of Payment. Subject to Section 8.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in Section 5.01 shall be made to each Certificateholder of record on the preceding record date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

Section 5.03         Tax Returns. The Securities Administrator shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver to the Indenture Trustee to be forwarded to each Noteholder and to the Certificate Registrar to be forwarded to each Certificateholder as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations); provided, however, that the Securities Administrator shall not be required to (x) compute the Issuer's gross income, (y) prepare and file corporation tax returns on behalf of the Trust or (z) calculate and/or report any “excess inclusions” with respect to the Certificates, and provided, further, that the Securities Administrator shall not be required to do any additional tax work caused by any change in the tax treatment of the Notes or the Trust from the treatment contemplated hereunder on the Closing Date unless the Securities Administrator receives (i) an Opinion of Counsel reasonably satisfactory to it (which shall not be at the Securities Administrator’s expense, but shall be at the expense of the Depositor or other party furnishing such opinion) as to the necessity of such filings and (ii) reasonable additional compensation for the preparation and filing of such additional returns. The Owner Trustee shall sign all tax and information returns prepared or caused to be prepared by the Securities Administrator pursuant to this Section 5.03 at the request of the Securities Administrator, and in doing so shall rely entirely upon, and shall have no liability for information or calculations provided by, the Securities Administrator. There shall be no separate tax reporting requirements with respect to the Transferor Interest.

The Certificate Registrar shall collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01 of this Trust Agreement with respect to income or distributions to Certificateholders.

The Paying Agent shall prepare or cause to be prepared the appropriate forms relating to the collection of withholding tax by the Certificate Registrar.

Section 5.04        Statements to Certificateholders. On each Payment Date, the Securities Administrator shall make available to each Certificateholder the statement or statements provided to the Owner Trustee and the Certificate Paying Agent by the Securities Administrator pursuant to Section 7.05 of the Indenture with respect to such Payment Date.

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

Section 6.01        Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by each of them constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith or grossly negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)          The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders permitted under this Trust Agreement;

(b)          No provision of this Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)          Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(d)          The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates, other than the certificate of authentication on the Certificates, if executed by the Owner Trustee, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

(e)          The execution, delivery, authentication and performance by it of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

(f)           The Owner Trustee shall not be liable for the default or misconduct of the Depositor, Indenture Trustee, Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, RMBS Subservicer, HELOC Servicer or the HELOC Back-up Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the RMBS Master Servicer under the RMBS Master Servicing Agreement, the RMBS Servicer under the RMBS Servicing Agreement, the RMBS Subservicer under the RMBS Subservicing Agreement, the HELOC Servicer under the HELOC Servicing Agreement or the HELOC Back-up Servicer under the HELCO Back-up Servicing Agreement and the HELOC Subservicing Agreement; and

(g)          The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith, grossly negligent failure to act or willful misconduct in the performance of any such act.

Section 6.02       Furnishing of Documents. The Owner Trustee shall furnish to the Securityholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

Section 6.03        Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a)          It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement;

(b)          It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

(c)          Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(d)          This Trust Agreement, assuming due authorization, execution and delivery by the Owner Trustee, the Depositor and the Certificate Paying Agent, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(e)          The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

(f)           No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.

Section 6.04        Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, note, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)          In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any Basic Document.

Section 6.05        Limitation of Liability of Wilmington Trust Company. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of Trust is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or otherwise. Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 6.06        Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein and in the Certificates (other than as set forth in Section 6.03 herein and the signatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. Other than as set forth in Section 6.03, the Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents, or of MERS or the MERS® System. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar, the Securities Administrator or the Indenture Trustee taken in the name of the Owner Trustee.

Section 6.07         Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may, subject to Section 3.05, become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Seller, the Certificate Paying Agent, the Certificate Registrar and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.

Section 6.08        Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party shall be made only from funds on deposit in the Certificate Distribution Account, the income and proceeds of the Owner Trust Estate or from other amounts required to be provided by the Certificateholders and only to the extent that the Owner Trust shall have received funds on deposit in the Certificate Distribution Account, income or proceeds from the Owner Trust Estate or the Certificateholders to make such payments in accordance with the terms hereof. M&T Trust Company of Delaware, in its individual capacity, shall not be liable for any amounts payable under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party.

Section 6.09       Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.05 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Wilmington Trust Company; or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company or the Owner Trustee, as the case may be, contemplated hereby.

Section 6.10       Liability of Certificate Registrar and Certificate Paying Agent. All provisions affording protection or rights to or limiting the liability of the Owner Trustee, including the provisions of this Agreement permitting the Owner Trustee to resign, merge or consolidate, shall inure as well to the Certificate Registrar and Certificate Paying Agent.

Section 6.11         Derivative Contracts. (a)   At the direction of the Seller, the Owner Trustee shall, on behalf of the Trust, enter into derivative contracts for the benefit of the Certificates; provided however the counterparty to such derivative contract shall not be an Affiliate of the Depositor. Any acquisition of a derivative contract shall be accompanied by (i) an appropriate amendment to this Agreement, and (ii) any Opinion of Counsel required by Section 10.01.

(b) All collections, proceeds and other amounts in respect of the derivative contracts payable by the derivative counterparty shall be distributed to the Certificates on the Payment Date following receipt thereof by the Certificate Paying Agent.

(c) Any derivative contract that provides for any payment obligation on the part of the Trust must (i) be without recourse to the assets of the Trust, (ii) contain a non-petition covenant provision from the derivative counterparty, (iii) limit payment dates thereunder for payments, if any, by the Trust to Payment Dates (iv) contain a provision limiting any cash payments due to the derivative counterparty on any, day under such derivative contract solely to funds available therefor in the Certificate Distribution Account available to make payments to the Holders of the Certificates on such Payment Date, and (v) provide for copies of all notices and correspondence to be provided to the Certificate Paying Agent.

(d) Each derivative contract must (i) provide for the direct payment of any amounts by the derivative counterparty thereunder to the Certificate Distribution Account at least one Business Day prior to the related Payment Date, (ii) contain an assignment of all of the Trust’s rights (but none of its obligations) under such derivative contract to the Owner Trustee on behalf the Certificateholders and shall include an express consent to the derivative counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such derivative contract shall terminate upon the direction of a 50.01% or greater Percentage Interest of the Certificates, and (iv) prohibit the derivative counterparty from “setting-off’ or “netting” other obligations of the Trust and its Affiliates against such derivative counterparty’s payment obligations thereunder.

(e) The Seller shall determine, in its sole discretion, whether any derivative contract conforms to the requirements of Section 6.11(c) and (d).

(f) Neither the Seller nor the Depositor shall have any direct or indirect obligation under the derivative contracts.

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE

Section 7.01         Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder the Owner Trustee's Fee which shall be payable by American Home Mortgage Servicing, Inc. The Owner Trustee shall be reimbursed by the Depositor for its reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents.

Section 7.02         Indemnification. The Depositor shall indemnify, defend and hold harmless the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent, solely in its capacity as Certificate Registrar and Certificate Paying Agent, and their respective successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Trust Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent, solely in its capacity as Certificate Paying Agent, hereunder, provided, that:

(i)           the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from such Indemnified Party’s willful misconduct, gross negligence, grossly negligent failure to act or bad faith or, with respect to the Owner Trustee, as a result of any inaccuracy of a representation or warranty of the Owner Trustee contained in Section 6.03 expressly made by the Owner Trustee;

(ii)          with respect to any such claim, the Indemnified Party shall have given the Depositor written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof,

(iii)        while maintaining control over its own defense, the Depositor shall consult with the Indemnified Party in preparing such defense; and

(iv)         notwithstanding anything in this Agreement to the contrary, the Depositor shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Depositor which consent shall not be unreasonably withheld.

The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent or the termination of this Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.02, the Owner Trustee's, the Certificate Registrar's or the

Certificate Paying Agent's choice of legal counsel, if other than the legal counsel retained by the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent in connection with the execution and delivery of this Trust Agreement, shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent and with the consent of the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent which consent shall not be unreasonably withheld, the Depositor has the right to assume the defense of any claim, action or proceeding against the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.01        Termination of Trust Agreement. (a) Subject to Section 8.01(e), hereof, this Trust Agreement (other than Article VII) and the Trust shall terminate and be of no further force or effect upon the earliest of (i) the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Trust Agreement, and (ii) the distribution of all of the assets of the Owner Trust Estate, in accordance with written instructions provided to the Owner Trustee by the Majority Certificateholder, following the optional redemption of the Notes by the Majority Certificateholder pursuant to Section 8.07 of the Indenture.

(b)          Except as provided in Section 8.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c)          Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to Certificateholders and the Insurer mailed within five Business Days of receipt of notice of the final payment on the Notes from the Majority Certificateholder stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment, to the extent the Certificate Paying Agent is informed of such payment and (iii) that the record date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.01.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificates was to have been made pursuant to Section 3.03 of the Indenture, all the Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Depositor.

(d)          Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810(c) of the Statutory Trust Statute.

(e)          Notwithstanding anything to the contrary herein, the Trust shall not be revoked or terminated until all amounts owing to the Noteholders and the Insurer to the extent payable from the Trust Estate or proceeds thereof have been paid in full and that all obligations under the Indenture have been discharged. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Trust Agreement or the Trust or (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01        Eligibility Requirements for Owner Trustee. The Owner Trustee, or its parent, shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02        Replacement of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Insurer and the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee with consent of the Insurer which consent shall not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee with consent of the Insurer and shall remove the Owner Trustee at the direction of the Insurer.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

Section 9.03       Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the Owner Trustee shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Insurer and the Noteholders.

Section 9.04        Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Depositor, the Indenture Trustee and the Securities Administrator.

Section 9.05        Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)          All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)          No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(c)          The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE X

MISCELLANEOUS

Section 10.01      Amendments. (a) This Trust Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment, except as provided in subparagraph (e) below, be accompanied by an Opinion of Counsel addressed to the Owner Trustee, the Insurer, the Certificate Registrar and the Certificate Paying Agent and obtained by the Depositor to the effect that such amendment (i) complies with the provisions of this Section and (ii) would not cause the Trust to be subject to an entity level tax for federal income tax purposes.

(b)          If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties and, if applicable, to the expectations of the Holders), it shall not be necessary to obtain the consent of any Holders, but the Owner Trustee, the Insurer, the Certificate Registrar and the Certificate Paying Agent shall be furnished with an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Holders and the written consent of the Insurer shall have been obtained.

(c)          If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding, it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee, the Insurer, the Certificate Registrar and the Certificate Paying Agent shall be furnished with an Opinion of Counsel obtained by the Depositor that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Holder, and the consent of the Insurer shall be obtained.

(d)          If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (A) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders, (B) the consent of the Insurer and (C) the consent of Holders of Certificates evidencing a majority Percentage Interest of the Certificates and the consent of Noteholders representing at least 51% of the Note Principal Balance of each Class of Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

(e)          If the purpose of the amendment is to provide for the holding of any of the Certificates in book-entry form, it shall require the consent of Holders of all such Certificates then outstanding; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.

(f)           If the purpose of the amendment is to provide for the issuance of additional certificates representing an interest in the Trust, it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but the Owner Trustee, the Certificate Registrar, the Insurer and the Certificate Paying Agent shall be furnished with an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders.

(g)          Promptly after the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee. It shall not be necessary for the consent of Certificateholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(h)          In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Trust Agreement, the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

(i)           No amendment or agreement affecting the rights or duties of the Certificate Registrar or the Certificate Paying Agent may be entered into without the consent of the affected party.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

Section 10.02      No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate solely by virtue of their status as a Certificateholder. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 10.03      Limitations on Rights of Others. Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the RMBS Master Servicer, the Insurer, the Certificateholders and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

Section 10.04      Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt, to the Owner Trustee at: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration; to the Depositor at: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy # (212) 272-2619), Attention: Chief Counsel; to the Indenture Trustee, Certificate Registrar and the Certificate Paying Agent at its Corporate Trust Office; to the HELOC Insurer at: Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: Research and Risk Management; to the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: AHM 2005-4A.

(b)          Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(c)          A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Depositor.

Section 10.05      Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06      Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.07      Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Owner Trustee and its successors, each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 10.08      No Petition. The Owner Trustee, by entering into this Trust Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificates, the Notes, this

Trust Agreement or any of the Basic Documents. This Section shall survive for one year following the termination of this Trust Agreement.

Section 10.09    No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the Basic Documents.

Section 10.10       Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.11    GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12       Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 10.13      Benefits of Trust Agreement. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Trust Agreement. To the extent that this Trust Agreement confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of this Trust Agreement, the Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Trust Agreement or in the, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

Section 10.14	Separateness Covenants. The Trust shall:
(a)	maintain the Trust’s books and records separate from any other person or entity;
(b)	maintain the Trust’s bank accounts separate from any other person or entity;
(c)	not commingle the Trust’s assets with those of any other person or entity;
(d)	conduct the Trust’s own business in its own name;

(e)          other than as contemplated by the Basic Documents and related documentation, pay the Trust’s own liabilities and expenses only out of its own funds;

(f)	observe all formalities required under the Delaware Trust Statute;

(g)          enter into transactions with Affiliates or the Depositor only if each such transaction is intrinsically fair, commercially reasonable, and on the same terms as would be available in the arm’s length transaction with a person or entity that is not an Affiliate;

(h)	not guarantee or become obligated for the debts of any other entity or person;

(i)           not hold out the Trust’s credit as being available to satisfy the obligation of any other person or entity;

(j)	not acquire the obligations or securities of the Trust’s Affiliates or the Depositor;

(k)          other than as contemplated by the Basic Documents and related documentation,, not make any loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;

(l)           other than as contemplated by the Basic Documents and related documentation, not pledge the Trust’s assets for the benefit of any other person or entity;

(m)         hold the Trust out as a separate entity and conduct any business only in its own name;

(n)	correct any known misunderstanding regarding the Trust’s separate identity;
(o)	not identify the Trust as a division of any other person or entity;

(p)          maintain appropriate minutes or other records of appropriate actions and shall maintain its office separate from the office of the Depositor, the Seller, the Servicer and the Subservicer.

Section 10.15    Action by Certificateholders or Owner Trustee With Respect to Bankruptcy. The Owner Trustee shall not have the power, except (i) upon the direction of the 100% of the Certificateholders and the delivery to the Owner Trustee of each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent and (ii) the extent permitted by applicable law, with the prior written consent of the each Insurer or upon the direction of the Insurer and 100% of the Noteholders, and to the extent otherwise consistent with the Basic Documents, (a) institute any proceedings to declare or adjudicate the Trust a bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (c) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust, (e) make any assignment for the benefit of the Trust’s creditors, (f) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (g) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above foregoing actions, a “Bankruptcy Action”). So long as the Indenture and the Insurance Agreement remain in effect and the policy has not been terminated, and no Insurer Default exists, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

Section 10.16      Insurer’s Rights Regarding Actions, Proceedings or Investigations. Until all Class II-A Notes issued pursuant to the Indenture have been paid in full, all amounts owed to the Insurer have been paid in full, the Insurance Agreement has terminated and the Insurance Policy has been returned to the Insurer for cancellation, the following provisions shall apply:

(a)          Notwithstanding anything contained herein or in the Basic Documents to the contrary, the Insurer shall have the right to participate in, to direct the defense of, and, at the Insurer’s sole option, to institute or assume the defense of any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Insurance Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof. Following notice to the Owner Trustee, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust or the Trust Estate. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, shall be deemed reimbursable as an amount payable to the Insurer under the Insurance Agreement.

(b)          In connection with any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Insurance Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof, the Owner Trustee hereby agrees to cooperate with, and to take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of any Certificateholder.

(c)          The Owner Trustee hereby agrees upon actual knowledge thereof to provide each Insurer prompt written notice of any action, proceeding or investigation that names the Trust, the Trust Estate or the Owner Trustee as a party or that could adversely affect the Trust, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Insurance Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof.

(d)          Notwithstanding anything contained herein or in the Basic Documents to the contrary, the Owner Trustee shall not, without the Insurer’s prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Insurance Policy or the Basic Documents.

(e)          Each Certificateholder, by acceptance of its Certificate, and the Owner Trustee agree that the Insurer shall have such rights as set forth in this Section 10.16, which are in addition to any rights of the Insurer pursuant to the other provisions of the Basic Documents, that the rights set forth in this Section 10.16 may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of any Certificateholder or the Owner Trustee, notwithstanding any other provision contained herein or in any Basic Document, and that nothing contained in this Section 10.16 shall be deemed to be an obligation of the each Insurer to exercise any of the rights provided for herein.

Section 10.17      Restrictions on Trust Activities. The Trust shall abide by the following restrictions:

(a)          other than as contemplated by the Basic Documents and related documentation, the Trust shall not incur any indebtedness;

(b)          other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

(c)          the Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Basic Documents and related documentation;

(d)          the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Basic Documents and related documentation; and

(e)          other than as contemplated by the Basic Documents and related documentation, the Trust shall not follow the directions or instructions of the Depositor.

Section 10.18      Obligations. The execution and delivery of this Trust Agreement by U.S. Bank National Association is not in its individual capacity but solely in its capacity as Indenture Trustee and solely for purposes of its appointment and agreement to serve as Certificate Registrar and Certificate Paying Agent. The Indenture Trustee shall have no duties or obligations under this Agreement except for those duties expressly set forth in this Agreement as duties of the Certificate Registrar or Certificate Paying Agent, and no implied duties shall be read into this Agreement on the part of Indenture Trustee, Certificate Paying Agent or Certificate Registrar. In entering into this Agreement and with respect to all matters arising under this Agreement, the Indenture Trustee shall enjoy and be protected by all of the rights, powers, benefits, immunities, indemnities and other protections granted to it under Article VI of the Indenture, whether acting in its capacity as Certificate Registrar or as Certificate Paying Agent.

IN WITNESS WHEREOF, the Depositor, the Indenture Trustee, the Certificate Paying Agent, the Certificate Registrar and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

as Depositor

By:	/s/ Baron Silverstein

Name:    Baron Silverstein

Title:      Vice President

WILMINGTON TRUST COMPANY

as Owner Trustee

By:	/s/ Joann A. Rozell

Name:    Joann A. Rozell

Title:      Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee,

as Certificate Registrar

and Certificate Paying Agent

By:	/s/ Karen R. Beard

Name:    Karen R. Beard

Title:      Vice President

Acknowledged and agreed with respect to Sections 5.03 hereof:

WELLS FARGO BANK, N.A.

as Securities Administrator

By:	/s/ Peter A. Gobell

Name:    Peter A. Gobell

Title:      Vice President

Acknowledged and agreed with respect to this Amended and Restated Trust Agreement:

AMERICAN HOME MORTGAGE SECURITIES LLC

By:	/s/ Alan Horn

Name:    Alan Horn

Title:      EVP, General Counsel and Secretary

EXHIBIT A

FORM OF CERTIFICATE

[FACE]

THIS CERTIFICATE IS SUBORDINATE TO THE NOTES AS DESCRIBED IN THE INDENTURE.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR HAS RECEIVED PROOF OF THE TRANSFEREE'S STATUS AS A REIT OR AS A QUALIFIED REIT SUBSIDIARY, WITHIN THE MEANING OF SECTION 856(a) OR SECTION 856(i) OF THE CODE, RESPECTIVELY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF CERTIFICATES, OPERATION OF TRUST AND MANAGEMENT OF TRUST ASSETS ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA

OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE RMBS MASTER SERVICER, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE CERTIFICATE REGISTRAR, THE RMBS MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE CERTIFICATE REGISTRAR, THE CERTIFICATE PAYING AGENT, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE RMBS MASTER SERVICER, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER, THE HELOC SERVICER, THE INDENTURE TRUSTEE, OR THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE BASIC DOCUMENTS.

Certificate No. __________	Certificate Percentage Interest of this Certificate: ___________ %
Cut-off Date: September 1, 2005
Date of Amended and Restated Trust Agreement: October 7, 2005	First Payment Date: October 25, 2005

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4A

Evidencing a fractional undivided equity interest in the Owner Trust Estate, the property of which consists primarily of the Mortgage Loans in American Home Mortgage Investment Trust 2005-4A (the “Trust”), a Delaware statutory trust formed by Bear Stearns Asset Backed Securities I LLC, as depositor, pursuant to the Trust Agreement referred to below.

This certifies that _________________ is the registered owner of the Percentage Interest represented hereby.

The Trust was created pursuant to a Short Form Trust Agreement, dated as of October 7, 2005, between the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”, which term includes any successor entity under the Trust Agreement) (the “Short Form Trust Agreement”) as amended and restated by the Amended and Restated Trust Agreement dated as of October 7, 2005 (as amended and supplemented from time to time, together with the Short Form Trust Agreement, the “Trust Agreement”) among the Depositor, the Owner Trustee and U.S. Bank National Association as indenture trustee, certificate registrar and certificate paying agent, a summary of certain of the pertinent provisions of which is set forth hereinafter. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate is one of a duly authorized issue of Trust Certificates, Series 2005-4A (herein called the “Certificates”) issued under the Trust Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holders of the Certificates and the terms upon which the Certificates are executed and delivered. All terms used in this Certificate which are defined in the Trust Agreement shall have the meanings assigned to them in the Trust Agreement. The Owner Trust Estate consists of the Mortgage Loans in the American Home Mortgage Investment Trust 2005-4A. The rights of the Holders of the Certificates are subordinated to the rights of the Holders of the Notes, as set forth in the Indenture.

There will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (each, a “Payment Date”), commencing on October 25, 2005, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding such Payment Date (the “Record Date”), such Certificateholder's Percentage Interest in the amount to be distributed to Certificateholders on such Payment Date.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Distribution Account that have been released from the Lien of the Indenture for payment hereunder and that neither the Owner Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholders for any amount payable under this Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture, dated as of October 7, 2005, between the Trust, Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”) and U.S. Bank National Association, as Indenture Trustee (the “Indenture”).

The Depositor and each Certificateholder, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for federal, state and local income tax purposes as an equity interest in the Trust.

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified in such notice.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained by the Certificate Registrar for that purpose by the Trust, as provided in Section 3.09 of the Trust Agreement.

The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I and thereby redeem the Class I-A Notes and Class I-M Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 20% of the Group I Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the

Trust related to Loan Group I and thereby redeem the Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 20% of the Group I Cut-off Date Balance; provided, however, that (i) no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any Class of Notes currently outstanding and (ii) any such termination will be subject to the consent and reimbursement rights of the Note Insurer as described in the Indenture

The Majority Certificateholder shall have the option to purchase the HELOC Mortgage Loans and thereby redeem the Class II-A Notes on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class II-A Notes declines to 20% or less of the Note Principal Balance of the Class II-A Notes on the Closing Date. If the Majority Certificateholder fails to exercise this right, the Insurer may purchase the HELOC Mortgage Loans 60 days after the Payment Date on which the Note Principal Balance of the Class II-A Notes declines to 20% or less of the Note Principal Balance of the Class II-A Notes on the Closing Date.

No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached to the Trust Agreement as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer, the Seller or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit E to the Trust Agreement, and the transferor executes a representation letter, substantially in the form of Exhibit F to the Trust Agreement, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the

RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer, the Seller or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and (B) the Certificate of Non-Foreign Status (in substantially the form attached to the Trust Agreement as Exhibit D) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer, the Seller or the Depositor. The Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Servicer, and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of Certificates or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer and the Seller are provided with an Opinion of Counsel which establishes to the satisfaction of the Certificate Registrar that the purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer or the Seller to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer or the Seller. In lieu of such Opinion of Counsel, a Person may provide a certification in the form of Exhibit G to the Certificate Registrar, the Depositor and the Owner Trustee to the Agreement, which the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer and the Seller may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

No person shall become a Certificateholder, so long as any Notes are Outstanding, until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section of 856(a) or Section 856(i) of Code, respectively, by submitting to the Certificate Registrar and the Owner Trustee and the Transferee Certificate set forth in Exhibit H to the Trust Agreement.

No transfer or assignment of any Certificate shall be made without the prior written consent of Financial Guaranty Insurance Company (“FGIC” or, the “Insurer”), provided that such consent shall not be unreasonably withheld.

No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Certificate shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Owner Trustee and the Certificate Registrar an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and (ii) a certificate that states that any Certificates may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Certificate Registrar, the Owner Trustee and the Indenture Trustee substantially in the form attached as Exhibit I to the Trust Agreement certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Certificates to the Depositor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

WILMINGTON TRUST COMPANY,

not in its individual capacity

but solely as Owner Trustee

Dated: October 7, 2005	By: ______________________________

Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within mentioned Agreement.

WILMINGTON TRUST COMPANY,

not in its individual capacity

but solely as Owner Trustee

By: ________________________________

Authorized Signatory

Or ________________________________,

as Authenticating Agent of the Trust

By: ________________________________

Authorized Signatory

[REVERSE OF CERTIFICATE]

The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer, the Indenture Trustee, the Securities Administrator, the Certificate Paying Agent, the Certificate Registrar, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Mortgage Loans, all as more specifically set forth herein and in the Trust Agreement. A copy of the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

The Trust Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel to the Owner Trustee to the effect that such amendment complies with the provisions of the Trust Agreement and, if AHM SPV III LLC was not the Majority Certificateholder, would not cause the Trust to be subject to an entity level tax for federal income tax purposes. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Holder. If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding, it shall not be necessary to obtain the consent of the any Holder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Holder. If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement, other than as specified in the preceding two sentences, the amendment shall require either the amendment shall require (a) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders and (b) the consent of Holders of Certificates evidencing a majority Percentage Interest of the Certificates and the consent of Noteholders representing at least 51% of the Note Principal Balance of each Class of Notes; provided, however, that no such amendment shall (x) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or (y) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. If the purpose of the amendment is to provide for the holding of any of the Certificates in book-entry form, it shall require the consent of Holders of all such Certificates then outstanding; provided, that the Opinion of Counsel specified in first sentence of this paragraph shall not be required. If the purpose of the amendment is to provide for the issuance of additional certificates representing an interest in the Trust, it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent shall be furnished with an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trust, as provided in the Trust Agreement, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank National Association.

Except as provided in the Trust Agreement, the Certificates are issuable only in a minimum Certificate Percentage Interest of 10%. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate as and when provided in accordance with the terms of the Trust Agreement.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

_______________________________*/

Signature Guaranteed:

______________________________*/

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Paying Agent:

Distribution shall be made by wire transfer in immediately available funds to for the account of __________________________________________________________, account number

__________________________, or, if mailed by check, to __________________________.

Applicable statements should be mailed to _________________________.

________________________________

Signature of assignee or agent

(for authorization of wire

transfer only)

EXHIBIT B

CERTIFICATE OF TRUST OF

American Home Mortgage Investment Trust 2005-4A

THIS Certificate of Trust of American Home Mortgage Investment Trust 2005-4A (the “Trust”), dated October [__], 2005, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.).

1. Name. The name of the statutory trust formed hereby is American Home Mortgage Investment Trust 2005-4A.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

Wilmington Trust Company,

not in its individual capacity but solely as owner trustee under a Trust Agreement dated as of September [__], 2005

By:

_______________________

Name:

Title:

EXHIBIT C

[FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Owner Trustee, the Certificate Registrar and the Depositor (as defined in the Amended and Restated Trust Agreement (the “Agreement”), dated as of October 7, 2005, among Bear Stearns Asset Backed Securities I LLC, as Depositor, Wilmington Trust Company, as Owner Trustee and U.S. Bank National Association, as Indenture Trustee, Certificate Registrar and Certificate Paying Agent) pursuant to Section 3.05 of the Agreement, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner

Trustee, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, the Certificate Registrar, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer, the HELOC Back-up Subservicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”)), which (in either case) is subject to ERISA or Section 4975 of the Code (each, a “Plan”), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar and the Depositor, to the effect (A) that the purchase and holding of the Rule 144A Securities by, on behalf of or with “plan assets” of any Plan, (B) operation of the Trust and (C) management of Trust assets are permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, and would not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer or the HELOC

Back-up Subservicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar, the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer, the HELOC Servicer or the HELOC Back-up Subservicer.

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

_______________________________ Print Name of Seller	_______________________________ Print Name of Buyer

By: ____________________________ Name: Title:	By: ____________________________ Name: Title:
Taxpayer Identification:	Taxpayer Identification:
No. ____________________________	No. ____________________________
Date: ___________________________	Date: ___________________________

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_________________________

            Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

______ ______ Will the Buyer be purchasing the Rule 144A Yes No Securities only for the Buyer's own account?

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

________________________________

Print Name of Buyer

By: _____________________________

Name:

Title:

Date: ____________________________

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____

The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

________________________________

Print Name of Buyer

By: _____________________________

Name:

Title:

IF AN ADVISER:

________________________________

Print Name of Buyer

Date: ___________________________

EXHIBIT D

CERTIFICATE OF NON-FOREIGN STATUS

This Certificate of Non-Foreign Status (“certificate”) is delivered pursuant to Section 3.03 of the Amended and Restated Trust Agreement, dated as of October 7, 2005 (the “Trust Agreement”), among Bear Stearns Asset Backed Securities I LLC, as Depositor, Wilmington Trust Company, as Owner Trustee and U.S. Bank National Association, as Indenture Trustee, Certificate Registrar and Certificate Paying Agent, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner for U.S. federal income tax purposes (the “Beneficial Owner”), or nominee on behalf of the Beneficial Owner of the Certificates, Series 2005-4A (the “Certificate”). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Trust Agreement.

Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

In addition, each holder shall submit with the Certificate an IRS Form W-9 relating to such holder.

To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificate held by the undersigned, the undersigned hereby certifies:

Part I -	Complete Either A or B
A.	Individual as Beneficial Owner
1.	I am (The Beneficial Owner is ) not a non-resident alien for purposes of U.S. income taxation;
2.	My (The Beneficial Owner's) name and home address are:

; and

3.	My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is
B.	Corporate, Partnership or Other Entity as Beneficial Owner

1.	_______________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;
2.	The Beneficial Owner's office address and place of incorporation (if applicable) is

; and

3.	The Beneficial Owner's U.S. employer identification number is .
Part II -	Nominees

If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

an IRS Form W-9

a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Certificate Registrar at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Certificate Registrar promptly after such change.

Part III -	Declaration

The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Certificate Registrar within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Certificate Registrar and any false statement contained therein could be punishable by fines, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

_______________________

Name

_______________________

Title (if applicable)

_______________________

Signature and Date

*Note: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

EXHIBIT E

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 18990

U.S. Bank National Association

[_____________]

[_____________]

Re:	American Home Mortgage Investment Trust 2005-4A Trust Certificates,

Series 2005-4A (the “Certificates”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and

(3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement.

Very truly yours,

[TRANSFEREE]

By: ___________________________

Authorized Officer

EXHIBIT F

TRANSFEROR CERTIFICATE

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 18990

U.S. Bank National Association

[_____________]

[_____________]

Re:	Proposed Transfer of Trust Certificates, American Home Mortgage Investment Trust 2005-4A

Gentlemen:

This certification is being made by __________________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of a trust certificate (the “Trust Certificate”) representing ___% fractional undivided interest in American Home Mortgage Investment Trust 2005-4A (the “Trust”) created pursuant to a Trust Agreement, dated as of September [__], 2005 (such agreement, as amended by the Amended and Restated Trust Agreement dated October 7, 2005, being referred to herein as the “Trust Agreement”) among Bear Stearns Asset Backed Securities I LLC (the “Company”), Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”) and U.S. Bank National Association, as indenture trustee, certificate registrar and certificate paying agent (the “Certificate Registrar”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Deposit Trust Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Certificate Registrar that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Trust Certificate, any interest in any Trust Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Trust Certificate, any interest in any Trust Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Trust Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Trust Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Trust Certificate. The Transferor has not and will not sell or otherwise transfer any of the Trust Certificates, except in compliance with the provisions of the Trust Agreement.

Date: ____________________	_______________________________ Name of Transferor
_______________________________ Signature
_______________________________ Name
_______________________________ Title

EXHIBIT G

[Rerserved]

EXHIBIT H

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 18990

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services

Re:	Proposed Transfer of Trust Certificates,

American Home Mortgage Investment Trust 2005-4A (the “Certificates”)

Gentlemen:

This certification is being made by __________ (the “Transferee”) in connection with the proposed Transfer by _________ (the “Transferor”) of a trust certificate (the “Trust Certificate”) representing __% fractional undivided interest in American Home Mortgage Investment Trust 2005-4A (the “Trust”) created pursuant to a Trust Agreement, dated as of September [__], 2005 (such agreement, as amended by the Amended and Restated Trust Agreement dated October 7, 2005, being referred to herein as the “Trust Agreement”) among Bear Stearns Asset Backed Securities I LLC (the “Company”), Wilmington Trust, as Owner Trustee (the “Owner Trustee”) and U.S. Bank National Association, as indenture trustee, certificate registrar and certificate paying agent (the “Certificate Registrar”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Certificate Registrar that:

The Transferee is a REIT or a Qualified REIT Subsidiary within the meaning of Section 856(a) or Section 856(i) of the Code, respectively.

Date: ____________________	_______________________________ Name of Transferee
_______________________________ Signature
_______________________________ Name
_______________________________ Title

EXHIBIT I

FORM OF LENDER TRANSFEROR CERTIFICATE

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 18990

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services

Re:	Proposed Transfer of Trust Certificates,

American Home Mortgage Investment Trust 2005-4A (the “Certificates”)

Gentlemen:

This certification is being made by ___________ (the “Transferor”) in connection with the proposed pledge or transfer to __________ of Certificates representing __% fractional undivided interest in American Home Mortgage Investment Trust 2005-4A created pursuant to a Trust Agreement, dated as of September [__], 2005 (such agreement, as amended by the Amended and Restated Trust Agreement, dated October 7, 2005, being referred to herein as the “Trust Agreement”) among Bear Stearns Asset Backed Securities I LLC, as depositor, Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and U.S. Bank National Association, solely in its capacity as indenture trustee (the “Indenture Trustee”), certificate registrar (the “Certificate Registrar”) and certificate paying agent. Initially capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Indenture Trustee and the Certificate Registrar that:

(a) The Certificates are being pledged by the Transferor to secure indebtedness of [___________] or is the subject of a loan agreement or repurchase agreement treated as secured indebtedness of [___________] for federal income tax purposes as permitted under the Trust Agreement; or

(b) The Certificates are being transferred by the related lender under a loan agreement or repurchase agreement upon a default under any such indebtedness as permitted under the Trust Agreement.

Date: _____________________	_______________________________ Name of Transferor
_______________________________ Signature
_______________________________ Name
_______________________________ Title

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4A

ISSUER

WELLS FARGO BANK, N.A.

SECURITIES ADMINISTRATOR

AND

U.S. BANK NATIONAL ASSOCIATION

INDENTURE TRUSTEE

INDENTURE

DATED AS OF OCTOBER 7, 2005

MORTGAGE-BACKED NOTES

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01    Definitions

Section 1.02    Incorporation by Reference of Trust Indenture Act

Section 1.03    Rules of Construction

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01    Form

Section 2.02    Execution, Authentication and Delivery

Section 2.03    Acceptance of Mortgage Loans by Indenture Trustee.

Section 2.04    Acceptance of Derivative Contracts by Indenture Trustee

ARTICLE III

COVENANTS

Section 3.01    Collection of Payments with respect to the Mortgage Loans and HELOC Mortgage Loans

Section 3.02    Maintenance of Office or Agency

Section 3.03    Money for Payments To Be Held in Trust; Paying Agent

Section 3.04    Existence

Section 3.05    Payment of Group I-A and Group I-M Available Funds.

Section 3.06    [Reserved.]

Section 3.07    Payment of Group II-A Notes

Section 3.08    Rapid Amortization Events.

Section 3.09    Allocation of Prepayment Penalties.

Section 3.10    Other Matters With Respect to the Notes.

Section 3.11    Protection of Trust Estate.

Section 3.12    Opinions as to Trust Estate.

Section 3.13    Performance of Obligations.

Section 3.14    Negative Covenants

Section 3.15    Annual Statement as to Compliance

Section 3.16    Representations and Warranties Concerning the Mortgage Loans

Section 3.17    Amendments to Servicing Agreement

Section 3.18    Servicers as Agent and Bailee of the Indenture Trustee

Section 3.19    Investment Company Act

Section 3.20    Issuer May Consolidate, etc.

Section 3.21    Successor or Transferee.

Section 3.22    No Other Business

Section 3.23    No Borrowing

Section 3.24    Guarantees, Loans, Monthly Advances and Other Liabilities

Section 3.25    Capital Expenditures

Section 3.26    Determination of Note Interest Rate

Section 3.27    Restricted Payments

Section 3.28    Notice of Events of Default

Section 3.29    Further Instruments and Acts

Section 3.30    Statements to Noteholders

Section 3.31    [Reserved].

Section 3.32    [Reserved].

Section 3.33    [Reserved].

Section 3.34    Replacement Derivative Contracts

Section 3.35    [Reserved].

Section 3.36    Suspension of Rights During Insurer Default

Section 3.37    Certain Representations Regarding the Trust Estate.

Section 3.38    Allocation of Realized Losses.

Section 3.39    Obligations of the Securities Administrator with respect to the Derivative Contracts.

Section 3.40    Reserve Fund

Section 3.41    Optional Purchase by the Seller.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01    [Reserved].

Section 4.02    Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar.

Section 4.03    Mutilated, Destroyed, Lost or Stolen Notes

Section 4.04    Persons Deemed Owners

Section 4.05    Cancellation

Section 4.06    [Reserved].

Section 4.07    [Reserved].

Section 4.08    [Reserved].

Section 4.09    Tax Treatment

Section 4.10    Satisfaction and Discharge of Indenture

Section 4.11    Application of Trust Money

Section 4.12    Subrogation and Cooperation

Section 4.13    Repayment of Monies Held by Paying Agent

Section 4.14    Temporary Notes

Section 4.15    [Reserved].

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01    Events of Default

Section 5.02    Acceleration of Maturity; Rescission and Annulment

Section 5.03    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

Section 5.04    Remedies; Priorities.

Section 5.05    Optional Preservation of the Trust Estate

Section 5.06    Limitation of Suits

Section 5.07    Unconditional Rights of Noteholders To Receive Principal and Interest

Section 5.08    Restoration of Rights and Remedies

Section 5.09    Rights and Remedies Cumulative

Section 5.10    Delay or Omission Not a Waiver

Section 5.11    Control By Noteholders

Section 5.12    Waiver of Past Defaults

Section 5.13    Undertaking for Costs

Section 5.14    Waiver of Stay or Extension Laws

Section 5.15    Sale of Trust Estate.

Section 5.16    Action on Notes

Section 5.17    Performance and Enforcement of Certain Obligations.

ARTICLE VI

THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 6.01    Duties of Indenture Trustee and Securities Administrator.

Section 6.02    Rights of Indenture Trustee and the Securities Administrator.

Section 6.03    Individual Rights

Section 6.04    Indenture Trustee’s and Securities Administrator’s Disclaimer

Section 6.05    Notice of Event of Default

Section 6.06    Reports by Securities Administrator to Holders and Tax Administration

Section 6.07    Compensation and Indemnity

Section 6.08    Replacement of Indenture Trustee and the Securities Administrator

Section 6.09    Successor Indenture Trustee and Successor Securities Administrator by Merger

Section 6.10   Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

Section 6.11   Eligibility; Disqualification

Section 6.12   Preferential Collection of Claims Against Issuer

Section 6.13   Representations and Warranties

Section 6.14   Directions to Indenture Trustee

Section 6.15   The Agents

Section 6.16   Administrative Duties.

Section 6.17   Records

Section 6.18   Additional Information to be Furnished

Section 6.19   Execution of Derivative Contracts and other Documents

Section 6.20   Indenture Trustee’s Application For Instructions From the Issuer.

Section 6.21   Limitation of Liability.

Section 6.22   Assignment of Rights, Not Assumption of Duties.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01   Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders

Section 7.02   Preservation of Information; Communications to Noteholders.

Section 7.03   [Reserved]

Section 7.04   Reports by Indenture Trustee

Section 7.05   Statements to Noteholders

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01   Collection of Money

Section 8.02   Trust Accounts.

Section 8.03    Officer’s Certificate

Section 8.04    Termination Upon Distribution to Noteholders

Section 8.05    Release of Trust Estate.

Section 8.06    Surrender of Notes Upon Final Payment

Section 8.07    Optional Redemption of the Notes.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01    Supplemental Indentures Without Consent of Noteholders.

Section 9.02    Supplemental Indentures With Consent of Noteholders

Section 9.03    Execution of Supplemental Indentures

Section 9.04    Effect of Supplemental Indenture

Section 9.05    Conformity with Trust Indenture Act

Section 9.06    Reference in Notes to Supplemental Indentures

ARTICLE X

MISCELLANEOUS

Section 10.01  Compliance Certificates and Opinions, etc

Section 10.02  Form of Documents Delivered to Indenture Trustee

Section 10.03  Acts of Noteholders.

Section 10.04  Notices etc., to Indenture Trustee, Issuer, Securities Administrator and Insurer

Section 10.05  Notices to Noteholders; Waiver

Section 10.06  Conflict with Trust Indenture Act

Section 10.07  Effect of Headings

Section 10.08  Successors and Assigns

Section 10.09  Separability

Section 10.10  Benefits of Indenture

Section 10.11  Legal Holidays

Section 10.12  GOVERNING LAW

Section 10.13  Counterparts

Section 10.14  Recording of Indenture

Section 10.15  Issuer Obligation

Section 10.16  No Petition

Section 10.17  Inspection

EXHIBITS

Exhibit A-1	—	Form of Class [_-A-_] Notes
Exhibit A-2	—	Form of Class [[__]-]M-[_] Notes
Exhibit A-3	—	[Reserved]
Exhibit A-4	—	[Reserved]
Exhibit B	—	Mortgage Loan Schedule
Exhibit C	—	[Reserved]
Exhibit D	—	Form of Derivative Contract
Exhibit E	—	Form of Insurance Policy
Exhibit F	—	[Reserved]
Exhibit G	—	[Reserved]
Exhibit H	—	Form of Initial Certification
Exhibit I	—	Form of Final Certification
Exhibit J	—	Form of Request for Release
Exhibit K	—	Form of Rule 144A Investment Representation
Exhibit L	—	Form of Certificate of Non-Foreign Status
Exhibit M	—	Form of Investment Letter
Exhibit N	—	Form of Transferor Certificate
Exhibit O	—	[Reserved]
Exhibit P	—	Form of Transferee Certificate
Exhibit Q	—	Form of Lender Transferor Certificate

Appendix A        —Definitions

This Indenture, dated as of October 7, 2005, is entered into among American Home Mortgage Investment Trust 2005-4A, a Delaware statutory trust, as Issuer (the “Issuer”), U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., a national banking association, as Securities Administrator (the “Securities Administrator”).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Mortgage-Backed Notes, Series 2005-4A (the “Notes”).

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Insurer, all of the Issuer’s right, title and interest in and to, whether now existing or hereafter created, (a) the Mortgage Loans, Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (b) the HELOC Mortgage Loans, related Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (c) additional Draws under the HELOC Mortgage Loans conveyed to the Trust; (d) the rights of the Issuer under the Derivative Contracts and all payments received under the Derivative Contracts; (e) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans and HELOC Mortgage Loans excluding any investment income from such funds; (f) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (g) all rights under (I) the Mortgage Loan Purchase Agreement as assigned to the Issuer, with respect to the Initial Mortgage Loans and the Initial HELOC Mortgage Loans, (II) the Servicing Agreements and any Subservicing Agreements and (III) any title, hazard and primary insurance policies with respect to the Mortgaged Properties; and (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice (except as otherwise provided herein), priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes and the Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

ARTICLE I

DEFINITIONS

Section 1.01     Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02     Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 1.03	Rules of Construction. Unless the context otherwise requires:
(i)	a term has the meaning assigned to it;

(ii)         an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)	“or” is not exclusive;
(iv)	“including” means including without limitation;

(v)        words in the singular include the plural and words in the plural include the singular; and

(vi)        any agreement, instrument, statute, regulation or rule defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute, regulation or rule as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01     Form. The Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, and A-2 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibits A-1 and A-2 to this Indenture are part of the terms of this Indenture.

Section 2.02     Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuer Request authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance for such Class of Notes.

Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and shall be issuable in the minimum initial Note Principal Balances of $100,000 and in integral multiples of $1 in excess thereof, except with respect to the Class II-A Notes. The Class II-A Notes shall be issuable in the minimum initial Note Principal Balances of $100,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03	Acceptance of Mortgage Loans by Indenture Trustee.

(a)        The Indenture Trustee shall acknowledge receipt of, subject to the exceptions the Indenture Trustee notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Purchase Agreement, and to declare that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate, in trust for the use and benefit of all present and future Holders of the Notes and the Insurer. No later than the Closing Date, with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans (or, with respect to any Eligible Substitute Mortgage Loan, within 5 days after the receipt by the Indenture Trustee thereof and, with respect to any documents received after the Closing Date, promptly thereafter), the Indenture Trustee shall, for the benefit of the Noteholders and the Insurer, review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller, the Insurer, the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer an Initial Certification in the form annexed hereto as Exhibit H. In conducting such review, the Indenture Trustee shall ascertain whether all required documents described in Section 2.1(b)(i) to (v) (except clause (v)(ii)) of the Mortgage Loan Purchase Agreement, with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans, have been executed and received and whether those documents relate, to the Mortgage Loans it has received, as identified in Exhibit B to this Indenture, as supplemented (provided, however, that with respect to those documents described in subclause (b)(vi) of such section, the Indenture Trustee’s obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Indenture Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Indenture Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans and HELOC Mortgage Loans identified in Exhibit B to this Indenture or to not conform with the review criteria set forth in Exhibit H (a “defect”), the Indenture Trustee shall promptly notify the Seller and the Insurer of such finding and the Seller’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan. To the extent the Indenture Trustee has not received a Mortgage File with respect to any of the Initial Mortgage Loans or Initial HELOC Mortgage Loans by the Closing Date, the Indenture Trustee shall not require the deposit of cash into the Payment Account or any other account to cover the amount of that Mortgage Loan and shall solely treat such Mortgage Loan as if it were in breach of a representation or warranty; provided that the aggregate Stated Principal Balance of such Mortgage Loans does not exceed 1% of the (i) sum of the Group I Cut-off Date Balance, in the case of the Mortgage Loans that are not HELOC Mortgage Loans and (ii) Group II Cut-off Date Balance, with respect to the HELOC Mortgage Loans.

(b)        No later than 180 days after the Closing Date (with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans), the Indenture Trustee will review, for the benefit of the Noteholders and the Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Insurer, the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, a Final Certification in the form annexed hereto as Exhibit I. In conducting such review, Indenture Trustee will ascertain whether an original of each document described in subclauses (b)(ii)-(iv) of Section 2.1 of the Mortgage Loan Purchase Agreement, with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans, required to be recorded has been returned from the applicable recording office with evidence of recording thereon or a certified copy has been obtained from such recording office. If the Indenture Trustee finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, to the Mortgage Loans and HELOC Mortgage Loans identified in Exhibit B to this Indenture or to appear defective on its face, the Indenture Trustee shall promptly notify the Seller and the Insurer.

(c)        Upon deposit by the Seller of the Repurchase Price in the Payment Account, the Indenture Trustee shall release to the Seller or the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, as applicable, the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller or the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, as applicable, as are necessary to vest in the Seller or the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, as applicable, title to and rights under the related Mortgage Loan or HELOC Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit of the Repurchase Price in the Payment Account was received by the Indenture Trustee. The Indenture Trustee shall amend the applicable Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the RMBS Servicer, the HELOC Back-Up Servicer, the RMBS Master Servicer and the HELOC Servicer, the Insurer and the Securities Administrator of such amendment.

Section 2.04     Acceptance of Derivative Contracts by Indenture Trustee. The Indenture Trustee acknowledges receipt of the Derivative Contracts and declares that it holds and will continue to hold these documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes. Subject to the terms of this Indenture, the Indenture Trustee shall enforce the Derivative Contracts in accordance with their terms.

ARTICLE III

COVENANTS

Section 3.01     Collection of Payments with respect to the Mortgage Loans and HELOC Mortgage Loans. The Indenture Trustee shall establish and maintain an Eligible Account (the “Payment Account”) in which the Indenture Trustee shall deposit, on the same day as it is received from the Securities Administrator, the HELOC Back-up Servicer or the HELOC Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans and HELOC Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03, and as provided in Section 3.05 herein, from monies on deposit in the Payment Account. The Securities Administrator shall remit such funds to the Indenture Trustee no later than one Business Day prior to the Payment Date.

Section 3.02     Maintenance of Office or Agency. The Issuer will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at 60 Livingston Avenue, Bond Drop Window, St. Paul, Minnesota 55107, Attention: American Home Mortgage Investment Trust 2005-4, and notices and demands may be made or delivered at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03     Money for Payments To Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee as its Paying Agent.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a)        hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)        give the Indenture Trustee and the Insurer notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(c)        at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)        immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(e)        comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(f)         not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee, with the written consent of the Insurer respecting the Class II-A Notes, so long as the Insurer is not in default under the Insurance Policy, may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04     Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05	Payment of Group I Available Funds.

(a)        On each Payment Date from amounts on deposit in the Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Persons specified below, to the extent provided therein in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date, the Available Funds for such Payment Date.

(b)        On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account the Group I Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the Group I Available Funds remaining for such Payment Date:

(i)

to the holders of the Class I-A Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for each such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(ii)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;
(iii)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date;
(iv)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-3 Notes, the related Accrued Note Interest for such class for such Payment Date;
(v)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;
(vi)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date;
(vii)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-6 Notes, the related Accrued Note Interest for such class for such Payment Date; and
(viii)	any remainder (to the extent not included as part of the related Principal Distribution Amount) as part of the Net Monthly Excess Cashflow to be allocated.

(c)        On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the Holders of each Class of Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i)         the related Principal Distribution Amount shall be allocated to the Class I-A Notes and Class I-M Notes, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, based on their respective Note Principal Balances

(ii)        any remaining related Principal Distribution Amount, to the Class I-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(iii)        any remaining related Principal Distribution Amount, to the Class I-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(iv)        any remaining related Principal Distribution Amount, to the Class I-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(v)       any remaining related Principal Distribution Amount, to the Class I-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(vi)      any remaining related Principal Distribution Amount, to the Class I-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

(vii)        any remaining related Principal Distribution Amount, to the Class I-M-6 Notes until the Note Principal Balance of such Class is reduced to zero; and

(viii)        any remainder as part of the related Net Monthly Excess Cashflow to be allocated as described in Section 3.05(e) below.

(d)        On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the Holders of each Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i)          the Class A Principal Distribution Amount shall be distributed to the Class I-A Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata

(ii)        any remaining related Principal Distribution Amount shall be distributed to the Class I-M-1 Notes, in an amount up to the Class I-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(iii)        any remaining related Principal Distribution Amount shall be distributed to the Class I-M-2 Notes, in an amount up to the Class I-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(iv)        any remaining related Principal Distribution Amount shall be distributed to the Class I-M-3 Notes, in an amount up to the Class I-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(v)       any remaining related Principal Distribution Amount shall be distributed to the Class I-M-4 Notes, in an amount up to the Class I-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(vi)      any remaining related Principal Distribution Amount shall be distributed to the Class I-M-5 Notes, in an amount up to the Class I-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(vii)        any remaining related Principal Distribution Amount shall be distributed to the Class I-M-6 Notes, in an amount up to the Class I-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(viii)        any remainder as part of the related Net Monthly Excess Cashflow to be allocated as described in Section 3.05(e) below.

(e)        On each Payment Date, any Net Monthly Excess Cashflow for the Group I Loans shall be paid, in each case to the extent of remaining related Net Excess Monthly Cashflow, as follows:

(i)         to the Holders of the Class I-A Notes and Class I-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such Holders as part of the related Principal Distribution Amount in the same priority as provided in 3.05(c) and (d) above;

(ii)         sequentially to the holders of the Class I-A-2 Notes and Class I-A-3 Notes, an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(iii)        to the holders of the Class I-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(iv)        to the holders of the Class I-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(v)        to the holders of the Class I-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(vi)        to the Holders of the Class I-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(vii)       to the Holders of the Class I-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(viii)      to the holders of the Class I-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(ix)        to the Holders of the Class I-A Notes on a pro rata basis, based on the amount of any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date, any related Basis Risk

Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date, to the extent not covered by the Corridor Contract or Excess Derivative Payment Amount and Cap Contract as provided in Section 3.05(g) and 3.06(f) below;

(x)        sequentially to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes, any related Basis Risk Shortfall Carry-Forward Amount for such Notes on such Payment Date, to the extent not covered by the Derivative Contracts or Excess Derivative Payment Amount as provided in Section 3.05(f) and 3.05(g) below;

(xi)        any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Owner Trust Certificates, as provided herein and in the Trust Agreement.

(f)         On each Payment Date, any payments received from the Derivative Contract Counterparty with respect to such payment from the Derivative Contracts will be allocated in the following order of priority:

(i)         the amount received from the Corridor Contract relating to the Class I-A-1 Notes and Class I-A-2 Notes will be allocated to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes for that payment date; the amount received from the Corridor Contract relating to the Class I-M-1 Notes will be allocated to the Class I-M-1 Notes, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; the amount received from the Corridor Contract relating to the Class I-M-2 Notes will be allocated to the Class I-M-2 Notes, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; and the amount received from the Corridor Contract relating to the Class I-M-3 Notes will be allocated to the Class I-M-3 Notes, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; and

(ii)         any amounts remaining from the Corridor Contracts related to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2 and Class I-M-3 shall be included in the related Excess Derivative Payment Amount and shall be paid, as described in Section 3.05(g) below.

(g)        On each Payment Date, the Excess Derivative Payment Amount shall be paid as follows, in each case to the extent of amounts remaining:

(i)         first, to the Class I-A-1 Notes and Class I-A-2 Notes pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount, as applicable, for such Class or Classes for that Payment Date;

(ii)         second, sequentially to the Class I-M-1, Class I-M-2 and Class I-M-3 Notes in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such Class or Classes for that Payment Date;

(iii)        third, any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Owner Trust Certificates, as provided herein and in the Trust Agreement.

Section 3.06	[Reserved.]
Section 3.07	Payment of Group II-A Notes

(a)        On each Payment Date, the Investor Interest Collections, reduced by the HELOC Back-Up Servicing Fee, the HELOC Servicing Fee and any unreimbursed nonrecoverable servicing advances previously made, will be distributed in the following order of priority, in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date:

(i)	to the Insurer, the premium due for the Insurance Policy;

(ii)         to the holders of the Class II-A Notes, accrued interest and unpaid interest, in each case accrued at a rate equal to the related Note Interest Rate;

(iii)        to the holders of the Class II-A Notes, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding Due Period and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or reductions due to the application of Class II-A Deficiency Amounts;

(iv)        to the Insurer, as reimbursement for prior draws made under the Insurance Policy;

(v)        to the holders of the Class II-A Notes, as a payment of principal, the amount necessary to build the overcollateralization to the related Overcollateralization Target Amount;

(vi)        to the Insurer, any other amounts owed to the Insurer pursuant to the Insurance Agreement;

(vii)       to the holders of the Class II-A Notes, any Basis Risk Shortfall Carry-Forward Amounts for such Notes on such Payment Date;

(viii)      to the owner of the Transferor Interest, any amounts required to be paid pursuant to the Basic Documents; and

(ix)        to the holder of the related Owner Trust Certificates, any remaining amounts.

On each Payment Date, Principal Collections on the HELOC Mortgage Loans will be distributed in the following order of priority:

(x)        to the holders of the Class II-A Notes, the lesser of the outstanding Note Principal Balance of the Class II-A Notes and the Investor Principal Distribution Amount;

(xi)        to the Insurer, as reimbursement for prior draws made under the Insurance Policy, to the extent not paid out of Investor Interest Collections;

(xii)       to the owner of the Transferor Interest, any amounts required to be paid pursuant to the related Basic Documents; and

(xiii)      to the holder of the related Owner Trust Certificates, any remaining amounts.

Section 3.08	Rapid Amortization Events.

A Rapid Amortization Event is any of the following events:

(a)        Investor Interest Collections or Principal Collections for any Payment Date are not enough to make any payment of interest or principal in each case that is due on the Class II-A Notes, and such failure continues for a period of five Business Days;

(b)        a declaration of bankruptcy or insolvency by any of the Trust, the Depositor, the HELOC Servicer or the HELOC Subservicer;

(c)	the Trust becomes subject to the Investment Company Act of 1940;

(d)        failure on the part of the Trust, the Depositor, the Seller, the HELOC Back-Up Servicer, the HELOC Servicer or the HELOC Subservicer to perform any of its other material obligations under the HELOC Back-Up Servicing Agreement, the HELOC Servicing Agreement, the HELOC Subservicing Agreement, the Trust Agreement or the Indenture; or

(e)	the occurrence of a HELOC Servicer Termination Event.

If any event described in clause (a) or (d) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the Insurer or the Indenture Trustee acting at the direction of the Noteholders holding Class II-A Notes evidencing more than 51% in principal amount of the Class II-A Notes then outstanding, with the consent of the Insurer, by written notice to the Holder of the Transferor Interest, the Depositor, the HELOC Servicer and the HELOC Subservicer (and to the Indenture Trustee, if given by the Insurer or the Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b), (c) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Indenture Trustee, the Insurer or the Noteholders immediately on the occurrence of such event.

Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the HELOC Servicer, and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the HELOC Servicer, such conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

Section 3.09	Allocation of Prepayment Penalties.

(a)        On each Payment Date, the amounts payable pursuant to any prepayment penalties collected by the RMBS Servicer pursuant to the RMBS Servicing Agreement, will be distributed to the Holders of the Owner Trust Certificates, in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date.

Section 3.10	Other Matters With Respect to the Notes.

(a)        On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to Sections 3.05, 3.07 and 3.08 for the purpose of distributing such funds to the Certificateholders.

(b)        Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(c)        The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1 and A-2 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice (such notice to include the Final Scheduled Payment Date) to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

Section 3.11	Protection of Trust Estate.

(a)        The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)         maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)         perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)        cause the Issuer or related Servicer to enforce any of the rights to the Mortgage Loans or the HELOC Mortgage Loans, as applicable; or

(iv)        preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)        Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.11 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.11(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.11(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.11 upon the Issuer’s preparation thereof and delivery to the Indenture Trustee.

Section 3.12	Opinions as to Trust Estate.

(a)        On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

(b)        On or before April 15 in each calendar year, beginning in 2006, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

Section 3.13	Performance of Obligations.

(a)        The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)        The Issuer, with the consent of the Insurer so long as no Insurer Default exists, may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.

(c)        The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Mortgage Loans and HELOC Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans and HELOC Mortgage Loans or any such instrument, except such actions as the related Servicer is expressly permitted to take in the related Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans and HELOC Mortgage Loans, may, with the consent of, or at the direction of, the Insurer, so long as no Insurer Default exists, exercise the rights of the Issuer to direct the actions of the RMBS Servicer pursuant to the RMBS Servicing Agreement and the HELOC Servicer pursuant to the HELOC Servicing Agreement.

Section 3.14     Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a)        except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Insurer or the Indenture Trustee, with the consent of the Insurer, so long as no Insurer Default exists;

(b)        claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)        (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(d)        waive or impair, or fail to assert rights under, the Mortgage Loans and HELOC Mortgage Loans, or impair or cause to be impaired the Issuer’s interest in the Mortgage Loans and HELOC Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders or the Insurer.

Section 3.15     Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, by March 1 of each year commencing with the calendar year 2006, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a)        a review of the activities of the Issuer during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b)        to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.16     Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans and HELOC Mortgage Loans, shall have the benefit of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement concerning the Seller and the Initial Mortgage Loans and Initial HELOC Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller and the Insurer of such finding and of the Seller’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan or HELOC Mortgage Loan.

Section 3.17     Amendments to Servicing Agreement. The Issuer covenants with the Indenture Trustee and the Insurer that it will not enter into any amendment or supplement to any Servicing Agreement without the prior written consent of the Indenture Trustee and the Insurer.

Section 3.18     Servicers as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the related Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the related Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the related Collection Account and the related Protected Account, as well as its bailee in holding any Related Documents released to the related Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the related Servicer. It is intended that, by the related Servicer’s acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans or HELOC Mortgage Loans, as applicable, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the related Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the related Servicer.

Section 3.19     Investment Company Act. The Issuer shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.19 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.20	Issuer May Consolidate, etc.

(a)        The Issuer shall not consolidate or merge with or into any other Person, unless the Insurer consents thereto and:

(i)         the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Insurer, the due and punctual payment of the principal of and interest on all Notes, and the payment of the Premium Amount to the Insurer and all amounts payable to the Indenture Trustee, the Derivative Counterparty, the Insurer the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)        the Rating Agencies shall have notified the Issuer, the Indenture Trustee and the Insurer, with respect to the Class II-A notes, that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade.

(iv)        the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Securities Administrator, the Indenture Trustee and the Insurer) to the effect that such transaction will not (A) result in a “substantial modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v)        any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)        the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable; and

(vii)       the Insurer, so long as no Insurer Default exists, shall have given its prior consent.

(b)        The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)         the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form satisfactory to the Indenture Trustee and, the due and punctual payment of the principal of and interest on all Notes and the payment of the Premium Amount and all other amounts payable to the Derivative Counterparty and the Insurer and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes and the Insurer, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Securities Administrator, the Indenture Trustee and the Insurer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)        the Rating Agencies shall have notified the Issuer, the Indenture Trustee and the Insurer that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn.

(iv)        the Issuer and the Insurer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Securities Administrator, the Indenture Trustee and the Insurer) to the effect that such transaction will not (A) result in a “substantial modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if

100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v)        any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)        the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

(vii)       the Insurer, so long as no Insurer Default exists, shall have given its prior written consent.

Section 3.21	Successor or Transferee.

(a)        Upon any consolidation or merger of the Issuer in accordance with Section 3.20(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall, following the Issuer’s satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)        Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.20(b), the Issuer, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Insurer of such conveyance or transfer and approval of such transaction given by the Insurer to the Indenture Trustee.

Section 3.22     No Other Business. The Issuer shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and HELOC Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.23     No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

Section 3.24     Guarantees, Loans, Monthly Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.25     Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.26     Determination of Note Interest Rate. On each Interest Determination Date the Securities Administrator shall determine One-Month LIBOR and Six-Month LIBOR and the related Note Interest Rate for each Class of related Notes for the following Accrual Period and shall make such information available pursuant to Section 7.05 hereof to the Indenture Trustee, the Issuer, the related Servicer, the Insurer and the Depositor. The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to each Class of applicable Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Section 3.27     Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions and payments to the Securities Administrator, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent, the Noteholders, the Certificateholders and the Insurer as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Servicers, the RMBS Master Servicer and the Subservicers pursuant to the terms of the related Servicing Agreement, RMBS Master Servicing Agreement or Subservicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

Section 3.28     Notice of Events of Default. The Issuer shall give the Indenture Trustee, the and the Insurer prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.29    Further Instruments and Acts. Upon request of the Indenture Trustee, the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.30     Statements to Noteholders. On each Payment Date, the Securities Administrator shall make available on the Securities Administrator’s website, www.ctslink.com (or deliver at the recipient’s option), to the Insurer, each Noteholder and Certificateholder the statement prepared by the Securities Administrator pursuant to and in the manner provided for in Section 7.05 hereof. Each Payment Date report will be a consolidated report for each of the Trust, the 2005-4C Trust and the Grantor Trust.

Section 3.31	[Reserved].
Section 3.32	[Reserved].
Section 3.33	[Reserved].

Section 3.34     Replacement Derivative Contracts. In the event of an Event of Default or Termination Event (each, as defined in the related Derivative Contract) with respect to a Derivative Counterparty under a Derivative Contract (a “Derivative Contract Default”), the Issuer, at its expense, may, but shall not be required to, substitute a new derivative contract or any other form of similar coverage for basis risk shortfalls for such Derivative Contract; provided, however, that the timing and mechanism for receiving payments under such new derivative contract shall be reasonably acceptable to the Indenture Trustee. It shall be a condition to substitution of any new derivative contract that there be delivered to the Indenture Trustee an Opinion of Counsel to the effect that such substitution would not (a) result in a “substantial modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (b) if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to entity level tax for federal income tax purposes.

Section 3.35	[Reserved].

Section 3.36     Suspension of Rights During Insurer Default. Upon the occurrence and continuation of an Insurer Default, any right of the Insurer to take or cause another Person to take any action relating to control or voting rights, or to give any consent, approval or waiver under this Indenture, shall be suspended (except as otherwise specifically provided herein) until such time as such Insurer Default shall have been cured or waived or otherwise ceased to continue.

Section 3.37	Certain Representations Regarding the Trust Estate.

(a)        With respect to that portion of the Collateral described in clauses (a) through (j) of the Granting Clause, the Issuer represents to the Indenture Trustee that:

(i)         This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)         The Collateral constitutes “deposit accounts” or “instruments,” as applicable, within the meaning of the applicable UCC.

(iii)        The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)        The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

(v)        Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

(vi)        The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

(b)        With respect to that portion of the Collateral described in clauses (i) and (j) of the Granting Clause, the Issuer represents to the Indenture Trustee that:

(i)         This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)         The Collateral constitutes “general intangibles” within the meaning of the applicable UCC.

(iii)        The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)        Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

(c)        With respect to any Collateral in which a security interest may be perfected by filing, the Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(d)        The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.37 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

(e)        The foregoing representations may not be waived and shall survive the issuance of the Notes.

Section 3.38	Allocation of Realized Losses.

(a)        Any Realized Losses on the Group I Loans will be allocated or covered on any Payment Date, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05 hereof, as follows: first, to the related Net

Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date as provided in Section 3.05 of this Indenture; second, in reduction of the Overcollateralized Amount until reduced to zero (meaning, no losses will be allocated to the Class I-M Notes until the aggregate Note Principal Balance of the Class I-A equals the aggregate Stated Principal Balance of the Group I Loans); third, Class I-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class I-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifith, to the Class I-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class I-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class I-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class I-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero (i) to the extent such Realized Losses are incurred in respect of the Group I Loans, to the Class I-A-3 Notes and Class I-A-2 Notes, in that order, in reduction of the Note Principal Balance thereof in reduction of the Note Principal Balance thereof, until reduced to zero. The Class II-A will not receive any allocation of realized losses.

Section 3.39     Obligations of the Securities Administrator with respect to the Derivative Contracts.

(a)        At least three (3) Business Days prior to each Floating Rate Payer Payment Date, the Securities Administrator shall make available to the Calculation Agent, on the Securities Administrator’s secure internet website, a statement containing the amount specified in clause (b) of the definition of Floating Amount for the related Floating Rate Payer Payment Date.

(b)        For purposes of this Section 3.39, any capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Derivative Contracts.

Section 3.40     Reserve Fund. The Indenture Trustee hereby acknowledges its obligations under Section 6.01 of the RMBS Servicing Agreement and Section 6.01 of the HELOC Servicing Agreement with respect to the Reserve Fund (as defined in the RMBS Servicing Agreement and HELOC Servicing Agreement) and the Indenture Trustee agrees to hold such Reserve Fund (as defined in the RMBS Servicing Agreement and HELOC Servicing Agreement) in trust for the benefit of the RMBS Master Servicer, the HELOC Back-Up Servicer and the Indenture Trustee and, upon the RMBS Master Servicer’s or the HELOC Back-Up Servicer’s request, as applicable, to promptly pay to the RMBS Master Servicer and the HELOC Back-Up Servicer any amounts to be reimbursed or paid from the Reserve Fund (as defined in the RMBS Servicing Agreement and HELOC Servicing Agreement) pursuant to the RMBS Servicing Agreement and the HELOC Servicing Agreement.

Amounts on deposit in the Reserve Fund will be invested by the Indenture Trustee in Eligible Investments at the direction of the Seller, and investment income thereon will be for the benefit of the Seller. The Indenture Trustee shall notify the Seller of the amount of any losses incurred with respect to any such investments. The amount of any such losses shall be deposited in the Reserve Account by the Seller out of its own funds immediately as realized. On each Payment Date, the Indenture Trustee will withdraw from the Reserve Fund any investment income on amounts on deposit in the Reserve Fund and make payment to the Seller.

The Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the investments, (ii) using affiliates to effect transactions in certain investments and (iii) effecting transactions in certain investments. Such compensation is not payable or reimbursable under this Agreement. The Trustee shall have no obligation to invest or reinvest any funds held in the Reserve Fund in the absence of timely written direction and shall not be liable for the selection of investments or for investment losses incurred thereon.

On each Payment Date, the Indenture Trustee will withdraw from the Reserve Fund any investment income on amounts on deposit in the Reserve Fund and make payment to the Seller in accordance with Section 6.01 of the RMBS Servicing Agreement and Section 6.01 of the HELOC Servicing Agreement.

Section 3.41	Optional Purchase by the Seller..

The Indenture Trustee hereby acknowledges the rights of the Seller to purchase Mortgage Loans from the Trust as provided in Section 3.3 of the Mortgage Loan Purchase Agreement.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01	[Reserved].

Section 4.02     Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar.

(a)        The Issuer shall cause to be kept at the Corporate Trust Office of the Note Registrar a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the office designated by the Indenture Trustee, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the office designated by the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuer hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

(b)        No Person shall become a Non-Offered Noteholder until it shall establish its non-foreign status by submitting to the Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit L hereto.

No transfer, sale, pledge or other disposition of a Non-Offered Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached hereto as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M hereto, and the transferor executes a representation letter, substantially in the form of Exhibit N hereto, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and (B) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor. The Holder of a Non-Offered Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No person shall become a Non-Offered Noteholder, so long as any Notes are Outstanding, (i) until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar and the Transferee Certificate set forth in Exhibit P hereto or (ii) such Note has received a “will be debt” opinion by nationally recognized counsel.

No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Non-Offered Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar and the Indenture Trustee substantially in the form attached hereto as Exhibit Q certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Non-Offered Notes to the Depositor.

No offer, sale, transfer or other disposition (including pledge) of any Non-Offered Note shall be made to any affiliate of the Depositor or the Issuer, other than the initial transfer of the Non-Offered Notes to the Depositor.

No transfer, sale, pledge or other disposition of the Class II-A Note shall be made without the prior consent of the Insurer while the Insurance Policy remains outstanding.

With respect to the restriction on transfer of the Notes contained in this Section 4.02 and in Section 4.15, any transferor providing an Opinion of Counsel shall (i) deliver such opinion to the appropriate addressees, (ii) confirm the acceptability of such opinion with the applicable addressees and (iii) inform the Note Registrar of delivery and confirmation described in clause (i) and clause (ii).

Section 4.03     Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04     Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent and any agent of the Issuer, the Insurer or the Indenture Trustee or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Insurer, the Indenture Trustee, the Paying Agent nor any agent of the Issuer, the Insurer or the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

Section 4.05     Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.06	[Reserved].
Section 4.07	[Reserved].
Section 4.08	[Reserved].

Section 4.09     Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes (other than the Non-Offered Notes, which at the time of issuance, American Home Mortgage Investment Corp. or one of its qualified REIT subsidiaries acquires beneficial ownership thereof) will qualify as indebtedness. The Issuer and the Indenture Trustee (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 4.10     Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders (and the (x) Insurer, as subrogee of the Class II-A Noteholders) to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.09, 3.17, 3.19 and 3.20, (v) the rights and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07) and the obligations of the Indenture Trustee under Section 4.11 and (vi) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the Issuer Request, when

(A)	either

(1)        all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)        all Notes not theretofore delivered to the Indenture Trustee for cancellation

a.	have become due and payable,
b.	will become due and payable at the Final Scheduled Payment Date within one year, or
c.	have been called for early redemption and the Trust has been terminated pursuant to Section 8.07 hereof,

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and was paid or provided for (to the satisfaction of the Indenture Trustee) the payment of all other amounts owing or which the Issuer is obligated to pay under this Indenture or the Trust Agreement, and has delivered to the Indenture Trustee and the Insurer a verification report with respect to such direct obligations or obligations guaranteed by the United States of America from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuer shall have complied with all requirements of Section 8.07 hereof,

(B)        the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer as evidenced by the written consent of the Insurer; and

(C)       the Issuer has delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an “in-substance defeasance” within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

Section 4.11     Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuer or the Insurer, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12     Subrogation and Cooperation. (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Insurer makes payments under the Insurance Policy on account of principal of or interest on the Class II-A Notes, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

(b)        The Indenture Trustee shall, so long as it is indemnified to its satisfaction, cooperate in all respects with any reasonable written request by the Insurer (unless a Insurer Default exists) for action to preserve or enforce the Insurer’s rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i)         institute Proceedings for the collection of all amounts then payable on the Class II-A Notes, or under this Indenture in respect of the Class II-A Notes and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii)         sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 (a) hereof) called and conducted in any manner permitted by law;

(iii)        institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(iv)        exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 4.12 by the Indenture Trustee to preserve the Insurer’s rights or interest under this Agreement or the Insurance Agreement only to the extent such action is available to the Class II-A Noteholders or the Insurer under other provisions of this Indenture.

Notwithstanding any provision of this Indenture to the contrary, so long as no Insurer Default exists, the Insurer shall at all times be treated as if it were the exclusive owner of all Class II-A Notes Outstanding for the purposes of all approvals, consents, waivers and the institution of any action and the written direction of all remedies, and the Indenture Trustee shall act in accordance with the written directions of the Insurer so long as it is indemnified therefor to its reasonable satisfaction.

Section 4.13     Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Sections 3.05, 3.06 and 3.07 and thereupon such Person shall be released from all further liability with respect to such monies.

Section 4.14     Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the agent of the Indenture Trustee located at 60 Livingston Avenue, Bond Drop Window, St. Paul, Minnesota 55107, Attention American Home Mortgage Investment Trust 2005-4, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.15	[Reserved].

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01     Events of Default. The Issuer shall deliver to the Indenture Trustee and the Insurer, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (c) or (d) of the definition of “Event of Default”, its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

Section 5.02     Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee (i) with respect to the Notes, other than the Class II-A Notes, at the written direction of the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes or (ii) with respect to the Class II-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or at the written direction of the Holder of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Insurer, may declare the related Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if such notice is given by Insurer or the Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, (i) with respect to the Notes, other than the Class II-A Notes, the Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes, other than the Class II-A Notes, by written notice to the Issuer and the Indenture Trustee, or (ii) with respect to the Class II-A Notes, the Insurer, so long as the Insurer is not in default under the Insurance Policy, or the Holder of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Insurer, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

(a)        the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)       all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or under the Notes if the Event of Default giving rise to such acceleration had not occurred;

(B)        all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(C)	all amounts owed to the Insurer; and
(D)	all amounts owed to the Derivative Counterparty.

(b)        All Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)        The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, (i) with respect to the Notes other than the Class II-A Notes, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes or (ii) with respect to the Class II-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or at the written direction of the Holder of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Insurer, pay to the Indenture Trustee, for the benefit of the Insurer, with respect to the Class II-A Notes, or the Holders of Notes, the whole amount then due and payable on the related Notes for principal and interest, with interest at the applicable Note Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)        In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 4.12 and Section 10.16 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)        If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 4.12 and Section 10.16 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Insurer and the Noteholders by such appropriate Proceedings as directed in writing by the Insurer or the Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)        In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by the Insurer or the Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)         to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)         unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv)        to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

(e)        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any

Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

(g)        In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(h)        When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (e) of the definition thereof or any other related Proceedings the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 5.04	Remedies; Priorities.

(a)        If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.16 hereof, may with the consent of the Insurer, and shall, (i) with respect to the Notes other than the Class II-A Notes, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, or (ii) with respect to the Class II-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or the Holders of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Insurer, do one or more of the following (subject to Section 5.05 hereof):

(i)         institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)         institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)        exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)        sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee receives the consent of the Insurer or the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and to reimburse the Insurer for any amounts drawn under the Insurance Policy or (C) it is determined that the mortgage loans and HELOC Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee, respecting the Class II-A Notes, receives the consent of the Insurer or, respecting the Notes other than the Class II-A Notes, the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Master Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the related Servicer as provided in the related Servicing Agreement.

(b)        If the Indenture Trustee collects any money or property with respect to the Group Group I Loans pursuant to this Article V, it shall pay out the money or property in the following order as determined by the Securities Administrator for each Loan Group:

FIRST: to the Indenture Trustee, the Securities Administrator, the Grantor Trustee, the HELOC Servicer and RMBS Servicer for amounts due and not previously paid under the Basic Documents;

SECOND: to the Derivative Counterparty, any amounts due and unpaid to the Derivative Counterparty under the Derivative Contracts;

THIRD: to the related Noteholders, the amount of interest then due and unpaid on the related Notes (other than Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts), first, to the related Class A Noteholders, the related Accrued Note Interest for such Class, plus any related Unpaid Interest Shortfalls, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, with any amounts payable to the Class II-A Notes;

FOURTH: to the related Noteholders the amount of principal then due and unpaid on the related Notes, and to each such Noteholder, pro rata, without preference or priority of any kind, until the Note Principal Balance of each such Class is reduced to zero;

FIFTH: to the Class I-A-2 and Class I-A-3, in order of payment priority as set forth in Section 3.38, the amount of any related Allocated Realized Loss Amount not previously paid;

SIXTH: to the related Notes, in order of payment priority, the amount of any related Basis Risk Shortfall Carry-Forward Amounts or Net WAC Shortfall Carry-Forward Amounts, as applicable, not previously paid; and

SEVENTH: to the payment of the remainder, if any, to the holders of the Owner Trust Certificates on behalf of the Issuer.

(c)        If the Indenture Trustee collects any money or property with respect to the Group II Loans pursuant to this Article V, it shall pay out the money or property in the following order as determined by the Securities Administrator for each Loan Group:

FIRST: to the Indenture Trustee, the Securities Administrator, the Grantor Trustee, the HELOC Back-Up Servicer and HELOC Servicer for amounts due and not previously under the Basic Documents;

SECOND: to the Class II-A Noteholders, accrued interest and unpaid interest, in each case accrued at the rate equal to the related Note Interest Rate;

THIRD: to the Class II-A Notes, the amount of principal then due and unpaid on the Class II-A Notes pro rata, without preference or priority of any kind, until the Note Principal Balance of such Class is reduced to zero;

FOURTH: to the Insurer, provided that no Insurer Default exists, with respect to the reimbursement for prior draws made under the Insurance Policy and the payment of all amounts due and owing to the Insurer under the Insurance Agreement;

FIFTH: to the Class II-A Noteholders, the amount of any related Basis Risk Shortfall Carry-Forward Amounts not previously paid; and

SIXTH: to the payment of the remainder, if any, to the holders of the Owner Trust Certificates on behalf of the Issuer.

The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. With respect to any acceleration at the direction of the Insurer, the first Payment Date after the acceleration shall be the first Payment Date after the acceleration. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05     Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the consent of the Insurer (which consent shall not be required if an Insurer Default exists), and shall, at the written direction of the Insurer so long as no Insurer Default exists, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer, including payments to the Insurer and the Indenture Trustee, unless directed otherwise by the Insurer, as applicable, shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06     Limitation of Suits. No Holder of any Note, other than the Insurer acting pursuant to Section 4.12 hereof, shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof:

(i)         such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)         the Holders of not less than 25% of the aggregate Note Principal Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)        such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)        the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings;

(v)        no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes; and

(vi)        such Holder or Holders have the written consent of the Insurer unless a Insurer Default exists

(vii)       It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee shall take the action requested by the group of Holders representing the largest percentage of the Note Principal Balance.

Section 5.07     Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this

Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08     Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09     Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10     Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

Section 5.11     Control By Noteholders. (i) With respect to the Notes other than the Class II-A Notes, the Holders of a majority of the aggregate Note Principal Balances of Notes or (ii) with respect to the Class II-A Notes, the Insurer, so long as the Insurer is not in default under the Insurance Policy, or the holders of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Insurer, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the related Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture;

(b)        any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of the Notes; and

(c)        the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12     Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, (i) with respect to the Notes other than Class II-A Notes, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes or (ii) with respect to the Class II-A Notes, so long as the Insurer is not in default under the Insurance Policy, the Insurer or the Holder of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Insurer may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) the waiver of which would materially and adversely affect the interests of the Insurer or modify their obligations under the Insurance Policy. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13     Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14     Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15	Sale of Trust Estate.

(a)        The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(b) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes, under this Indenture and under the Insurance Policy shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee, with the consent of the Insurer (which consent shall not be required if a Insurer Default exists), hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)        The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1)        the Insurer, unless an Insurer Default exists, or the Holders of all Notes, if no Insurer Default exists, consent to or direct the Indenture Trustee to make, such Sale, or

(2)        the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, the Insurer in respect to amounts drawn under the Insurance Policy and any other amounts due to the Insurer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

(3)        the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Insurer consents to such Sale, or if a Insurer Default exits, the Holders of Notes representing at least 100% of the Note Principal Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)	[reserved]
(d)	In connection with a Sale of all or any portion of the Trust Estate,

(1)        any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)        the Indenture Trustee, with the consent of the Insurer so long as no Insurer Default exists may, but is in no event obligated to, bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts distributable to the Insurer as a result of such Sale in accordance with Section 5.04(b) hereof on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)        the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(4)        the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(5)        no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16     Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

Section 5.17	Performance and Enforcement of Certain Obligations.

(a)        Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Mortgage Loans and HELOC Mortgage Loans, shall take all such lawful action as the Indenture Trustee or the Insurer may request to cause the Issuer to compel or secure the performance and observance by the Seller and the related Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement, the Servicing Agreements, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement, the Servicing Agreements to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the related Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the related Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreements, as applicable.

(b)        The Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the (i) Insurer under this Agreement and the HELOC Servicing Agreement, may, and at the direction (which direction shall be in writing) of the Insurer of if a Insurer Default exists, of the Holders of 66-2/3% of the Note Principal Balances of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the related Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreements, including the right or power to take any action to compel or secure performance or observance by the Seller or the related Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreements, as the case may be, and any right of the Issuer to take such action shall not be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 6.01	Duties of Indenture Trustee and Securities Administrator.

(a)        If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(i)         the Indenture Trustee and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee or the Securities Administrator; and

(ii)         in the absence of bad faith on its part, the Indenture Trustee and the Securities Administrator may each conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to each of the Indenture Trustee and the Securities Administrator and conforming to the requirements of this Indenture; however, the Indenture Trustee and the Securities Administrator shall examine the certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Indenture Trustee and the Securities Administrator may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)         this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)         neither the Indenture Trustee nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)        neither the Indenture Trustee nor the Securities Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it from Noteholders, the Certificateholders, the Insurer or the Issuer, which they are entitled to give under the Basic Documents;

(iv)        neither the Indenture Trustee nor the Securities Administrator shall be liable for interest or income on any money received by it, except, in the case of the Securities Administrator, as set forth in the Basic Documents;

(v)        money held in trust by the Indenture Trustee or the Securities Administrator need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement;

(vi)        no provision of this Indenture or other Basic Document shall require the Indenture Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it;

(vii)       every provision of this Indenture or other Basic Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA;

(viii)      the Indenture Trustee shall enter into and execute and act in accordance with the RMBS Master Servicing Agreement, the RMBS Servicing Agreement, the RMBS Subservicing Agreement, the HELOC Servicing Agreement, the HELOC Back-up Servicing Agreement, the HELOC Subservicing Agreement, the Custodial Agreement and the Trust Agreement; in no event however, shall the Indenture Trustee or the Securities Administrator have any liability for any act or omission of the RMBS Master Servicer, the HELOC Servicer, the RMBS Servicer, any Subservicer or the Owner Trustee, and the Indenture Trustee is not responsible for the terms of any such agreement or their sufficiency for any purpose; and

(ix)        the Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default, any Servicer Default, Insurer Default or other event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default, Default, Servicer Default, Insurer Default or other event is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuer, the Trust Estate or this Indenture.

Section 6.02	Rights of Indenture Trustee and the Securities Administrator.

(a)        The Indenture Trustee and the Securities Administrator may rely conclusively on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person, party or parties. The Indenture Trustee and the Securities Administrator need not investigate any fact or matter stated in any such document.

(b)        Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel.

(c)        Subject to the provisions of Section 6.01(c), neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)        The Indenture Trustee and the Securities Administrator may each consult with counsel of its selection, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes or any Basic Document shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or Opinion of such counsel.

(e)        For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee and the Securities Administrator, but not specifically as a duty of the Indenture Trustee or the Securities Administrator in the Indenture, each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f)         The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation shall not be considered an amount, or effect a reduction in any amount, that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee, (ii) pursuant to Sections 5.04(b), 6.07, 8.02(c), 8.05(a) or 8.07 hereunder or (iii) out of Available Funds.

(g)        In order to comply with its duties under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“U.S.A. Patriot Act”), the Indenture Trustee shall obtain and verify certain information and documentation from the other party to this Indenture, including, but not limited to, such party’s name, address, and other identifying information.

(h)        Whenever in the administration of this Indenture the Indenture Trustee or the Securities Administrator shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee or the Securities Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Issuer.

(i)         The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee and the Securities Administrator in each of its capacities hereunder, and to each custodian employed to act hereunder and in respect of the performance or observance of their duties and responsibilities under or pursuant to the other Basic Documents.

(j)         The Indenture Trustee and the Securities Administrator may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.03     Individual Rights. Each of the Indenture Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee or Securities Administrator, as applicable, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

Section 6.04    Indenture Trustee’s and Securities Administrator’s Disclaimer. The Indenture Trustee and the Securities Administrator shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05     Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder and the Insurer notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Section 6.06     Reports by Securities Administrator to Holders and Tax Administration. The Securities Administrator shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

The Securities Administrator shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all information reports on Form 1099 required to be provided to Noteholders and the Holder of the Certificates. The Securities Administrator shall prepare and file all tax returns required to be filed on behalf of the Trust pursuant to Section 5.03 of the Trust Agreement. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

Section 6.07     Compensation and Indemnity. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall be entitled to payment of the Indenture Trustee Fee as compensation hereunder. The Issuer shall reimburse the Indenture Trustee, the Securities Administrator and the Grantor Trustee as provided in Section 8.02(c) for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, and in the case of the Grantor Trust Agreement, for all other indemnified amounts thereunder, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s or Securities Administrator’s agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee and the Securities Administrator as provided in Section 8.02(c) and the Insurer against any and all loss, liability, claims, damage, costs or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this Trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee and the Securities Administrator shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee, the Securities Administrator or the Insurer to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee and the Securities Administrator may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee, the Securities Administrator or the Insurer or any of its agents, counsel, accountants or experts through the Indenture Trustee’s or such agent’s, counsel’s, accountant’s or expert’s own willful misconduct, negligence or bad faith.

The Issuer’s payment and indemnity obligations to the Indenture Trustee, the Grantor Trustee or the Securities Administrator pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee or the Securities Administrator. If the Indenture Trustee or the Securities Administrator incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08     Replacement of Indenture Trustee and the Securities Administrator. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or successor Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee or successor Securities Administrator pursuant to this Section 6.08. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuer and the Insurer. The Insurer or Holders of a majority of Note Principal Balances of each Class of Notes with consent of the Insurer may remove the Indenture Trustee or the Securities Administrator by so notifying the Indenture Trustee or the Securities Administrator and may appoint a successor Indenture Trustee or successor Securities Administrator. The Issuer, with the consent of the Insurer, shall remove the Indenture Trustee or Securities Administrator , as applicable, if:

(i)         the Indenture Trustee fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;

(ii)         the Indenture Trustee or the Securities Administrator is adjudged a bankrupt or insolvent;

(iii)        a receiver or other public officer takes charge of the Indenture Trustee or the Securities Administrator or its property; or

(iv)        the Indenture Trustee or the Securities Administrator otherwise becomes incapable of acting.

(v)        If the Indenture Trustee or the Securities Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Securities Administrator for any reason (the Indenture Trustee or the Securities Administrator in such event being referred to herein as the retiring Indenture Trustee or retiring Securities Administrator), the Issuer shall promptly appoint a successor Indenture Trustee or successor Securities Administrator acceptable to the Insurer.

Each of a successor Indenture Trustee or successor Securities Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, retiring Securities Administrator and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee or retiring Securities Administrator shall become effective, and the successor Indenture Trustee or successor Securities Administrator shall have all the rights, powers and duties of the Indenture Trustee or Securities Administrator under this Indenture. Each of the successor Indenture Trustee and successor Securities Administrator shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee or retiring Securities Administrator shall promptly transfer all property held by it as Indenture Trustee or Securities Administrator to the successor Indenture Trustee or successor Securities Administrator.

If a successor Indenture Trustee or successor Securities Administrator does not take office within 60 days after the retiring Indenture Trustee or retiring Securities Administrator resigns or is removed, the retiring Indenture Trustee or retiring Securities Administrator, the successor Indenture Trustee or successor Securities Administrator, the Issuer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or successor Securities Administrator.

Notwithstanding the replacement of the Indenture Trustee or the Securities Administrator pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or retiring Securities Administrator.

Section 6.09     Successor Indenture Trustee and Successor Securities Administrator by Merger. If the Indenture Trustee or Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation, company or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee or successor Securities Administrator; provided, that, in the case of the Indenture Trustee, such corporation, company or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee and Securities Administrator shall each provide the Insurer and the Issuer with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee or shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10	Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)        Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee, with the consent of the Insurer, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

(b)        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions

(i)         all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)         no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(iv)        Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(v)        Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11     Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s and BBB or better by Standard & Poor’s. The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 6.12     Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 6.13     Representations and Warranties. The Indenture Trustee hereby represents that:

(a)        The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b)        The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(c)        The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound which would adversely affect its performance under this Indenture; and

(d)        There are no proceedings or investigations pending or to, the Indenture Trustee's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.14	Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a)        to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders;

(b)        to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1 and A-2 to this Indenture in accordance with the terms of this Indenture; and

(c)        to take all other actions as shall be required to be taken by it under the terms of this Indenture.

Section 6.15     The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee’s liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

Section 6.16	Administrative Duties.

(a)        Subject to the terms of this Indenture, the Indenture Trustee agrees to perform all of the duties of the Issuer under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Indenture Trustee shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, the Mortgage Loan Purchase Agreement and the Indenture (references are to sections of the Indenture):

(i)         The Indenture Trustee shall notify the Owner Trustee if the Indenture Trustee obtains actual knowledge or written notice that any withholding tax is imposed on the Trust’s payments (or allocations of income) to a Certificateholder;

(ii)         the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 4.02);

(iii)        causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes or execution of a supplemental indenture (Sections 4.02, 4.03 and 9.06);

(iv)	[reserved];

(v)        causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency (including the preparation of any temporary notes) (Section 4.14);

(vi)        the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02);

(vii)	[reserved];
(viii)	[reserved];
(ix)	[reserved];

(x)        the notification to the Owner Trustee of the Issuer’s non-compliance with its negative covenants or restricted payment covenants upon actual knowledge by the Indenture Trustee of such non-compliance (Sections 3.09 and 3.25);

(xi)        the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01).

(b)        In carrying out the foregoing duties or any of its other obligations under this Indenture, the Indenture Trustee may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Indenture Trustee’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(c)        The Indenture Trustee in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

(d)        With respect to matters that in the reasonable judgment of the Indenture Trustee are non-ministerial, the Indenture Trustee shall not take any action pursuant to this Article VII unless within a reasonable time before the taking of such action, the Indenture Trustee shall have notified the Owner Trustee, the Insurer and the Rating Agencies of the proposed action and the Rating Agencies shall have notified the Issuer in writing that such transaction shall not cause their respective ratings of the Notes to be reduced, qualified, suspended or withdrawn and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(i)	the amendment of or any supplement to the Indenture;

(ii)         the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

(iii)        the amendment, change or modification of this Indenture or any of the other Basic Documents;

(iv)        the appointment of successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of a successor RMBS Master

Servicer or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(v)	the removal of the Indenture Trustee;

provided, however, that the Owner Trustee shall receive notices of items pursuant to clause (i) above and with respect to clause (iii) above to the extent it is a party to the related Basic Document.

Section 6.17    Records. The Indenture Trustee shall maintain appropriate books of account and records relating to services performed under this Indenture, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

Section 6.18     Additional Information to be Furnished. The Indenture Trustee shall furnish to the Issuer or the Insurer from time to time such additional information regarding the Mortgage Loans, the HELOC Mortgage Loans and the Notes as the Issuer or the Insurer shall reasonably request, to the extent such information is readily available to it.

Section 6.19     Execution of Derivative Contracts and other Documents. The Issuer hereby directs the Indenture Trustee to enter into and execute the RMBS Master Servicing Agreement, RMBS Servicing Agreement, RMBS Subservicing Agreement, HELOC Servicing Agreement, HELOC Back-up Servicing Agreement, HELOC Subservicing Agreement, the Custodial Agreement and the Amended and Restated Trust Agreement and any related document The Indenture Trustee hereby acknowledges receipt by it of the Derivative Contracts. Upon receipt thereof from the Derivative Counterparty under the Derivative Contracts Contract, the Indenture Trustee shall deposit into the Payment Account an amount equal to all amounts actually received by it under the Derivative Contracts, in each case not previously deposited into the Payment Account.

Section 6.20	Indenture Trustee’s Application For Instructions From the Issuer.

Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 6.21	Limitation of Liability.

It is understood by the parties hereto other than U.S. Bank National Association (the “Bank”) that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trust hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto other than the Bank. In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as Indenture Trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor Indenture Trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Issuer hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor Indenture Trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Indenture Trustee, in its capacity as Paying Agent, Note Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Indenture Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this section shall survive the termination of the Indenture and the resignation or removal of the Indenture Trustee.

Section 6.22	Assignment of Rights, Not Assumption of Duties.

Anything herein contained to the contrary notwithstanding, (a) the Issuer shall remain liable under this Indenture and each Basic Document to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) the exercise by the Indenture Trustee, the Insurer or any Holder of any of their rights, remedies or powers hereunder shall not release the Issuer from any of its duties or obligations under each of such documents to which it is a party and (c) none of any Holder, the Insurer nor the Indenture Trustee shall have any obligation or liability under any of such documents to which the Issuer is a party by reason of or arising out of this Indenture, nor shall any Holder, the Insurer or the Indenture Trustee be obligated to perform any of the obligations or duties of the Issuer thereunder or, except as expressly provided herein with respect to the Indenture Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01     Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.02	Preservation of Information; Communications to Noteholders.

(a)        The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)        Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)        The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

Section 7.03	[Reserved]

Section 7.04     Reports by Indenture Trustee. If required by TIA § 313(a), within 60 days after each January 30 beginning with March 31, 2006, the Indenture Trustee shall mail to each

Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b).

Section 7.05     Statements to Noteholders. With respect to each Payment Date, the Securities Administrator shall make available via the Securities Administrator’s website, initially located at www.ctslink.com, to each Noteholder and each Certificateholder, the Insurer, the Indenture Trustee, each Derivative Counterparty, the Depositor, the Owner Trustee and the Paying Agent, a statement, as set forth in Section 3.30 hereof, setting forth the following information as to the Notes, to the extent applicable:

(i)	the aggregate amount of collections with respect to the Mortgage Loans;

(ii)           the Group I Available Funds and Group II Available Funds and Net Monthly Excess Cash Flow, with respect to the Group I and Group II Loans, payable to each Class of Noteholders for such Payment Date, the Basis Risk Shortfall Carry-Forward Amount and Net WAC Shortfall Carry-Forward Amount on each Class of Notes for such Payment Date and the aggregate Unpaid Interest Shortfall on each Class of Notes for such Payment Date;

(iii)          (a) the amount of such distribution to each Class of Notes applied to reduce the Note Principal Balance thereof and (b) the aggregate amount included therein representing Principal Prepayments;

(iv)          the Insured Payment, if any, paid by the Insurer under the Insurance Policy for such Payment Date and the aggregate Insured Payments for all prior Payment Dates paid by the Insurer under the Insurance Policy and not yet reimbursed;

(v)          the amount of such distribution to Holders of each Class of Notes allocable to interest;

(vi)	the amount of any distribution to the Certificates;

(vii)         if the distribution to the Holders of any Class of Notes is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(viii)        the number and the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, determined in the aggregate and separately for Loan Group I and Loan Group II;

(ix)          the aggregate Note Principal Balance of each Class of Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses and the aggregate Note Principal Balance of all of the Notes after giving effect to the distribution of principal on such Payment Date;

(x)          the number and aggregate Stated Principal Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding calendar month, determined in the aggregate and separately for Loan Group I and Loan Group II;

(xi)	the amount of payments from the Derivative Contracts;

(xii)         the Overcollateralization Increase Amount with respect to each Loan Group, Overcollateralization Target Amount and Overcollateralized Amount, if any, in each case as the end of the related Payment Date, in each case as determined separately for each Loan Group;

(xiii)	the amount of any Advances and Compensating Interest payments;

(xiv)        the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

(xv)         the number and aggregate Stated Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date determined in the aggregate and separately for Loan Group I and Loan Group II;

(xvi)        to the extent reported to the Securities Administrator, the book value of any REO Property;

(xvii)       the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date;

(xviii)      the aggregate Stated Principal Balance of Mortgage Loans purchased pursuant to Section 3.18 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date;

(xix)	[Reserved.];
(xx)	the Floating Allocation Percentage of Loan Group II;

(xxi)        the Investor Interest Collections of Loan Group II for such Payment Date;

(xxii)       the HELOC Servicing Fee and RMBS Servicing Fee for such Payment Date;

(xxiii)	if a Stepdown Date has occurred on the related Loan Group;

(xxiv)      the Charged-Off Amount for the related Payment Date and the cumulative Charged-Off Amount since the Closing Date;

(xxv)	the Investor Charge-Off Amount for such Payment Date;

(xxvi)	the percentage of cumulative losses under a Servicer Termination Event;
(xxvii)	the Group II Excess Spread Percentage for such Payment Date;

(xxviii)      the Group II Excess Spread Percentage on a rolling three-month average basis;

(xxix)      the number and aggregate Stated Principal Balances of HELOC Mortgage Loans (a) as to which the Monthly Payment are 100 days or more delinquent, (b) in foreclosure or (c) that have become REO Property;

(xxx)       the aggregated Stated Principal Balance of the three largest HELOC Mortgage Loans as of such Payment Date;

(xxxi)      the Overcollateralization Target Amount for the related Loan Group as of the preceding Payment Date;

(xxxii)     the Overcollateralization Target Amount for the related Loan Group for such Payment Date;

(xxxiii)	the Investor Principal Distribution Amount for such Payment Date;
(xxxiv)	the Invested Amount of Loan Group II for such Payment Date;
(xxxv)	the Overcollateralization Reduction Amount for such Payment Date;
(xxxvi)	the Excess Overcollateralization Amount for such Payment Date; and

Items (iii) and (v) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Securities Administrator shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (v) with respect to the Notes for such calendar year.

The Securities Administrator may conclusively rely upon the Remittance Report provided by the RMBS Master Servicer and the HELOC Servicer to the Securities Administrator pursuant to the RMBS Master Servicing Agreement or Section 4.01 of the HELOC Servicing Agreement, as applicable, in its preparation of its Statement to Noteholders and on information provided to it by the Derivative Counterparty and the Insurer.

The Securities Administrator will make the monthly statements provided for in this Section (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, other parties to this Agreement and any other interested parties via the Securities Administrator’s website. The Securities Administrator’s website shall initially be located at www.ctslink.com. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk at 301-815-6600 and indicating such. The Securities Administrator may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. The Securities Administrator shall also make such monthly statements and other information that the Indenture Trustee reasonably requires to make distributions hereunder and under the Trust Agreement available to the Indenture Trustee no later than two Business Days prior to each Payment Date.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01     Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02	Trust Accounts.

(a)        On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Insurer and the Derivative Contract Counterparty, the Payment Account as provided in Section 3.01 hereof.

(b)        All monies deposited from time to time in the Payment Account and the Certificate Distribution Account and all deposits therein pursuant to this Indenture (other than deposits of any gain or income on investments thereof) are for the benefit of the Noteholders and the Certificateholders. The funds in the Certificate Distribution Account and Payment Account shall be held uninvested.

(c)        On each Payment Date, the Indenture Trustee as Paying Agent, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05, shall be entitled to withdraw from the Payment Account the all amounts reimbursable by the Issuer or from the Payment Account to the Indenture Trustee, the Grantor Trustee or the Securities Administrator pursuant to any provision of any Basic Document, and shall pay all remaining amounts on deposit in the Payment Account to the Noteholders in respect of the Notes and to such other persons in the order of priority set forth in Section 3.05, 3.06 and 3.07 hereof (except as otherwise provided in Section 5.04(b) hereof).

(d)        The Indenture Trustee shall not be obligated to invest (or otherwise pay interest on) any funds in the Payment Account.

Section 8.03     Officer’s Certificate. The Indenture Trustee shall receive at least seven Business Days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04     Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer, the Securities Administrator and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Insurer, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III and other applicable terms of this Indenture; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.05	Release of Trust Estate.

(a)        Subject to the payment of its fees, expenses and indemnities, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the RMBS Servicer of a Mortgage Loan pursuant to Section 3.18 of the related Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)        The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee, the Securities Administrator and the RMBS Master Servicer pursuant to this Indenture (and to the Grantor Trustee under the Trust Agreement) have been paid and (iii) all sums due to the Insurer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c)        The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied, and a letter from the Insurer stating that the Insurer has no objection to such request from the Issuer, except as otherwise provided in clause (a).

Section 8.06     Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon.

Section 8.07	Optional Redemption of the Notes.

(a)        The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I and thereby redeem the Class I-A Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I and thereby redeem the Class I-A and Class I-M Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I Cut-off

Date Balance; provided, however, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.

(b)        The Majority Certificateholder shall have the option to purchase the HELOC Mortgage Loans and thereby redeem the Class II-A Notes on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class II-A Notes declines to 10% or less of the Note Principal Balance of the Class II-A Notes on the Closing Date. If the Majority Certificateholder fails to exercise this right, the Insurer may purchase the HELOC Mortgage Loans 60 days after the Payment Date on which the Note Principal Balance of the Class II-A Notes declines to 10% or less of the Note Principal Balance of the Class II-A Notes on the Closing Date.

(c)        The aggregate redemption price (the “Redemption Price”) for the Notes in connection with any termination pursuant to clause (a) above will be equal to 100% of the aggregate outstanding Note Principal Balance of the related Notes plus and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall, Net WAC Shortfall Carry-Forward Amount and Basis Risk Shortfall Carry-Forward Amount) at the Note Interest Rate through the date on which the Notes are redeemed in full together with all amounts due and owing to the RMBS Master Servicer, the Securities Administrator, the Grantor Trustee and the Indenture Trustee under this Indenture or any other applicable Basic Document (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee, the Securities Administrator, the related Servicer or the RMBS Master Servicer, as applicable).

(d)        The aggregate redemption price (the “Class II-A Redemption Price”) for the Notes in connection with any termination pursuant to clause (b) above will be equal to 100% of the aggregate outstanding Note Principal Balance of the related Notes plus and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall, Net WAC Shortfall Carry-Forward Amount and Basis Risk Shortfall Carry-Forward Amount) at the Note Interest Rate through the date on which the Notes are redeemed in full together with all amounts due and owing to the applicable Servicer, the Securities Administrator, the Grantor Trustee, the Indenture Trustee and the Insurer under this Indenture, the Insurance Policy or any other applicable Basic Document (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee, the Securities Administrator, the related Servicer or the Insurer, as applicable).

(e)        In order to exercise the foregoing option with respect to the Notes other than the Class II-A Notes, the Majority Certificateholder shall provide written notice of its exercise of such option and the Redemption Price to the Indenture Trustee, the Securities Administrator, the Issuer, the Grantor Trustee, the Owner Trustee, the RMBS Master Servicer and the applicable Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide written notice to the applicable Noteholders of the final payment on the applicable Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in (c) above with the Indenture Trustee, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Sections 3.05 or 3.06, as applicable, hereof and payment to the Indenture Trustee, the Grantor Trustee and the RMBS Master Servicer as set forth in (c) above and payments in full to the Insurer for all amounts owing under the Insurance Policy, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or as the Indenture Trustee is notified such redemption cannot be completed for any reason, (a) the amount so deposited by the Majority Certificateholder with the Indenture Trustee shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the applicable Notes shall continue to bear interest at the related Note Interest Rate.

In order to exercise the foregoing option with respect to the Class II-A Notes, the Majority Certificateholder shall provide written notice of its exercise of such option and the Class II-A Redemption Price to the Indenture Trustee, the Securities Administrator, the Issuer, the Owner Trustee, the HELOC Servicer and the HELOC Back-Up Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide written notice to the Class II-A Noteholders of the final payment on the Class II-A Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Class II-A Redemption Price specified in (e) above with the Indenture Trustee, who shall deposit the Class II-A Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.07 hereof and payment to the Indenture Trustee, the Securities Administrator, the Grantor Trustee and the HELOC Servicer as set forth in (e) above and payments in full to the Insurer for all amounts owing under the Insurance Policy, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or as the Indenture Trustee is notified such redemption cannot be completed for any reason, (a) the amount so deposited by the Majority Certificateholder with the Indenture Trustee shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the Class II-A Notes shall continue to bear interest at the related Note Interest Rate.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Noteholders.

(a)        Without the consent of the Holders of any Notes but with prior written consent of the Insurer and prior notice to the the Owner Trustee, the Insurer, the Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)         to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)         to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)        to add to the covenants of the Issuer, for the benefit of the Holders of the Notes or the Insurer, or to surrender any right or power herein conferred upon the Issuer;

(iv)        to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)        to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)        to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Insurer and the Holders of the Notes as evidenced by an Opinion of Counsel;

(vii)       to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

(viii)      to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA as evidenced by an Opinion of Counsel;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel as to the enforceability of any such indenture supplement, and that, except for indenture supplements entered into for the purposes described in (v) and (viii) above, such indenture supplements shall not adversely affect in any material respect the interests of any Noteholder and to the effect that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a “substantial modification” of the Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)        The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with the prior written consent of the Insurer and prior notice to the Insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Noteholder and (iii) if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Issuer to be subject to an entity level tax for federal income tax purposes.

Section 9.02    Supplemental Indentures With Consent of Noteholders. The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, also may, with the prior written consent of the Insurer and with the consent of the Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders, or the Insurer pursuant to Section 4.12 hereof, delivered to the Issuer, the Securities Administrator and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)         change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)         reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)        modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”

(iv)        reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)        modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi)        modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)       permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer (if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc.) to be subject to an entity level tax for federal income tax purposes.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Securities Administrator and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Owner Trustee and the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03     Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article VI or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04     Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture and the Notes for any and all purposes.

Section 9.05     Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06     Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

MISCELLANEOUS

Section 10.01   Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)        a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)        a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4)        a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5)        if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b)        Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

(c)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

(d)        Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(e)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

Section 10.02   Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03	Acts of Noteholders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

(b)        The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)	The ownership of Notes shall be proved by the Note Registrar.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04   Notices etc., to Indenture Trustee, Issuer, Securities Administrator and Insurer. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(a)        the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. All notices to the Indenture Trustee shall be deemed effective only upon actual receipt. The Indenture Trustee shall promptly transmit any material notice received by it from the Noteholders to the Issuer and the Insurer; or

(b)        the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuer addressed to: American Home Mortgage Investment Trust 2005-4A, in care of M&T Trust Company of Delaware, City of Wilmington, County of New Castle, State of Delaware at 1220 North Market Street, Suite 202, Wilmington, DE 19801, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Insurer; or

(c)        the Securities Administrator by the Indenture Trustee, any Noteholder or by the Issuer shall be sufficient if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Securities Administrator addressed to: P.O. Box 98, Columbia, MD 21046 or for overnight deliveries, 9062 Old Annapolis Road, Columbia, MD, 21045, Attention: AHM 2005-4A, or at any other address previously furnished in writing to the Indenture Trustee by the Securities Administrator. The Securities Administrator shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, the Issuer and the Insurer; or

(d)        the Insurer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, or personally delivered or telecopied to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: Research and Risk Management and via electronic mail to SFSurveillance@fgic.com. The Insurer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee as the case may be; or

(e)        Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, (i) to Standard & Poor’s, at the following address: Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; and (ii) to Moody’s, at the following address: Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties;

Section 10.05   Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.06   Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.07   Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.08   Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.09   Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.10   Benefits of Indenture. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. To the extent that this Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of this Indenture and the Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture or in the, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.11   Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.12   GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAWS, AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The parties to this Indenture each hereby irrevocably submits to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, this Indenture or the transactions contemplated hereby, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13   Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.14   Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.15   Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.16   No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents, provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim.

Section 10.17   Inspection. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee and the Insurer, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Insurer shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law, regulation, administrative or regulatory authority (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Insurer may reasonably determine that such disclosure is consistent with its obligations hereunder, provided, however, that the Indenture Trustee may disclose such information, on a confidential basis, to its agents, attorneys and auditors in connection with the performance of its responsibilities under this Indenture.

IN WITNESS WHEREOF, the Issuer, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4A, as Issuer by WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	___________________________

Name:

Title:

WELLS FARGO BANK, N.A., as Securities Administrator

By:	___________________________

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	___________________________

Name:

Title:

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On this ______________________ day of October, 2005, before me personally appeared _____________________ to me known, who being by me duly sworn, did depose and say, that he is the ___________________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On this ______________________ day of October, 2005, before me personally appeared _____________________ to me known, who being by me duly sworn, did depose and say, that he is the ___________________ of the Securities Administrator, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On this ___________________ day of October, 2005, before me personally appeared ____________________ to me known, who being by me duly sworn, did depose and say, that she is a(n) ________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

EXHIBIT A-1

CLASS [__-A-__] NOTES

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4A

MORTGAGE-BACKED NOTES, SERIES 2005-4A

CLASS [__-A-__]

AGGREGATE NOTE PRINCIPAL BALANCE: $[________________]	NOTE INTEREST RATE: [Adjustable Rate][__%]
INITIAL NOTE PRINCIPAL BALANCE OF THIS NOTE: $[_____________]	NOTE NO. 1
PERCENTAGE INTEREST: 100%	CUSIP NO: [_______________]

American Home Mortgage Investment Trust 2005-4A (the “Issuer”), a Delaware statutory trust, for value received, hereby promises to pay to [____________]. or registered assigns, the principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in October 2005 and ending on or before the Payment Date occurring in _____________ (the “Final Scheduled Payment Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuer’s Mortgage-Backed Notes, Series 2005-4A (the “Notes”), issued under an Indenture dated as of October 7, 2005 (the “Indenture”), between the Issuer, U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Securities Administrator and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal [and reduced by the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.]

Financial Guaranty Insurance Company (the “Insurer”), in consideration of the payment of the premium and subject to the terms of the note guaranty insurance policy (the “Insurance Policy”) issued thereby, has unconditionally and irrevocably guaranteed the payment of an amount equal to the Insured Payment with respect to the Class II-A Notes with respect to each Payment Date.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class [__-A-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

[The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I and thereby redeem the Class I-A and Class I-M Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I Cut-off Date Balance.] [The Majority Certificateholder shall have the option to purchase the HELOC Mortgage Loans and thereby redeem the Class II-A Notes on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class II-A Notes declines to 10% or less of the Note Principal Balance of the Class II-A Notes on the Closing Date. If the Majority Certificateholder fails to exercise this right, the Insurer may purchase the HELOC Mortgage Loans 60 days after the Payment Date on which the Note Principal Balance of the Class II-A Notes declines to 10% or less of the Note Principal Balance of the Class II-A Notes on the Closing Date.]

The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [__-A-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Securities Administrator, the RMBS Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class [__-A-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Indenture Trustee and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

Initially, the Notes will be registered in the name of American Home Mortgage Investment Trust 2005-4. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: October 7, 2005

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4A

BY:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee
By:	______________________________

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [__-A-__] Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	________________________

Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	--	__________ Custodian ______________________________ (Cust) (Minor) under Uniform Gifts to Minor Act _____________________ (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

ASSIGNMENT

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________ ___________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________	_________________________________________________

Signature Guaranteed by	____________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT A-2

CLASS [[__-]M-__] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [__A-__] NOTES AND [CLASS [[__-]M-__]] NOTES AS DESCRIBED IN THE INDENTURE.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR HAS RECEIVED PROOF OF THE TRANSFEREE'S STATUS AS A REIT OR AS A QUALIFIED REIT SUBSIDIARY, WITHIN THE MEANING OF SECTION 856(a) OR SECTION 856(i) OF THE CODE, RESPECTIVELY.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4A

MORTGAGE-BACKED NOTES, SERIES 2005-4A

CLASS [[__-]M-__]

AGGREGATE NOTE PRINCIPAL BALANCE: $[______________]	NOTE INTEREST RATE: Adjustable Rate
INITIAL NOTE PRINCIPAL BALANCE OF THIS NOTE: $[_____________]	NOTE NO. 1
PERCENTAGE INTEREST: 100%	CUSIP NO:

American Home Mortgage Investment Trust 2005-4A (the “Issuer”), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in October 2005 and ending on or before the Payment Date occurring in _________________ (the “Final Scheduled Payment Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuer’s Mortgage-Backed Notes, Series 2005-4A (the “Notes”), issued under an Indenture dated as of October 7, 2005 (the “Indenture”), between the Issuer, U.S. Bank National Association as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Securities Administrator and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class [[__-]M-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

[The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I and thereby redeem the Class I-A and Class I-M Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I Cut-off Date Balance.]

The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [[__-]M-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Securities Administrator, the Seller, the RMBS Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure Class [[__-]M-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Indenture Trustee and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

[Initially, the Notes will be registered in the name of ____________- ] [Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth.] The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

[No transfer, sale, pledge or other disposition of a Non-Offered Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached to the Indenture as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M hereto, and the transferor executes a representation letter, substantially in the form of Exhibit N hereto, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and (B) the Certificate of Non-Foreign Status (in substantially the form attached to the Indenture as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor. The Holder of a Non-Offered Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No person shall become a Non-Offered Noteholder, so long as any Notes are Outstanding, (i) until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar and the Transferee Certificate set

forth in Exhibit P to the Indenture or (ii) such Note has received a “will be debt” opinion by nationally recognized counsel.

No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Non-Offered Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar and the Indenture Trustee substantially in the form attached as Exhibit I to the Indenture certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Non-Offered Notes to the Depositor.]

Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by M&T Trust Company of Delaware, not in its individual capacity but solely as Owner Trustee.

Dated: June 22, 2005

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4A

BY:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee
By:	____________________________________

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [[__-]M-__] Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	__________________________

Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	--	__________ Custodian ______________________________ (Cust) (Minor) under Uniform Gifts to Minor Act _____________________ (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

ASSIGNMENT

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________ ___________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________	_________________________________________________

Signature Guaranteed by	____________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT A-3

EXHIBIT A-4

EXHIBIT B

MORTGAGE LOAN SCHEDULE

(FILED MANUALLY)

EXHIBIT C

FORM OF DERIVATIVE CONTRACT

[to be inserted]

EXHIBIT D

FORM OF CORRIDOR CONTRACT

[TO BE INSERTED]

EXHIBIT E

FORM OF INSURANCE POLICY

[TO BE INSERTED]

EXHIBIT F

[RESERVED]

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF INITIAL CERTIFICATION

, 200_

AMERICAN HOME MORTGAGE SECURITIES, LLC

538 Broadhollow Road

Melville, New York 11747

U.S. BANK NATIONAL ASSOCIATION

One Federal Street

3rd Floor

Boston, Massachusetts 02110

AMERICAN HOME MORTGAGE SERVICING, INC.

7142 Columbia Gateway Drive

Columbia, Maryland 21046

Attention: American Home Mortgage Investment Trust 2005-4A

Re:

Indenture, dated as of October 7, 2005 (the “Indenture”), between American Home Mortgage Investment Trust 2005-4A, a Delaware business trust, as Issuer (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”)

Ladies and Gentlemen:

In accordance with Section 2.03(a) of the Indenture and Section 2.1(b)(i)-(v) of the Mortgage Loan Purchase Agreement, dated as of October 7, 2005, between American Home Mortgage Acceptance, Inc. and American Home Mortgage Securities LLC (the “MLPA”, and together with the Indenture, the “Agreements”), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has reviewed the Mortgage File and the related Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to Section 2.1(b)(i)-(v) (except clause (v)(ii)) of the MLPA are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (iii) and (v) of the definition or description of “Mortgage Loan Schedule” is correct.

The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Agreements. The Indenture Trustee makes no representation that any documents specified in clauses (v)(ii) and (vi) of Section 2.1 (b) of the MLPA should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i)

the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the related Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Mortgage Loan, or (iii) the existence of any hazard insurance policy or assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

As Indenture Trustee

By: _______________________

Name:

Title:

EXHIBIT I

FORM OF FINAL CERTIFICATION

, 200__

AMERICAN HOME MORTGAGE SECURITIES, LLC

538 Broadhollow Road

Melville, New York 11747

U.S. BANK NATIONAL ASSOCIATION

One Federal Street

3rd Floor

Boston, Massachusetts 02110

AMERICAN HOME MORTGAGE SERVICING, INC.

7142 Columbia Gateway Drive

Columbia, Maryland 21046

Attention: American Home Mortgage Investment Trust 2005-4A

Re:

Indenture, dated as of October 7, 2005 (the “Indenture”), between American Home Mortgage Investment Trust 2005-4A, a Delaware business trust, as Issuer (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”)

Ladies and Gentlemen:

In accordance with Section 2.03(a) of the Indenture and Section 2.1(b)(i)-(v) of the Mortgage Loan Purchase Agreement, dated as of October 7, 2005, between American Home Mortgage Acceptance, Inc. and American Home Mortgage Securities LLC (the “MLPA”, and together with the Indenture, the “Agreements”), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has received the documents set forth in Section 2.1(b)(i)-(v) (except clause (v)(ii)) of the MLPA.

The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreements. The Indenture Trustee makes no representation that any documents specified in clauses (v)(ii) and (vi) of Section 2.1 (b) should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the related Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Mortgage Loan, or (iii) the existence of any hazard insurance policy or assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

By: ___________________________

Name:

Title:

EXHIBIT J

FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:	REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:

Series #:

Account #:

Pool #:

Loan #:

Borrower Name(s):

Reason for Document Request: (circle one)	Mortgage Loan Prepaid in Full

Other

Mortgage Loan Repurchased

PLEASE DELIVER THE MORTGAGE FILE TO

“We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been deposited as provided in the Servicing Agreement.”

[Name of RMBS Master Servicer]

Authorized Signature

******************************************************************************

TO INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Indenture.

Enclosed Documents: [_]	Promissory Note
[_]	Primary Insurance Policy
[_]	Mortgage or Deed of Trust

[_]	Assignment(s) of Mortgage or Deed of Trust
[_]	Title Insurance Policy
[_]	Other

_______________________

Name

_______________________

Title

_______________________

Date

EXHIBIT K

FORM OF RULE 144A INVESTMENT REPRESENTATION

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Owner Trustee, the Note Registrar and the Depositor (as defined in the Indenture (the “Agreement”), dated as of October 7, 2005, among American Home Mortgage Investment Trust 2005-4A, (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”) pursuant to Section 4.02 of the Agreement and U.S. Bank National Association, as indenture trustee, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner

Trustee, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the RMBS Subservicer or the HELOC Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

_______________________________ Print Name of Seller	_______________________________ Print Name of Buyer

By: ____________________________ Name: Title:	By: ____________________________ Name: Title:
Taxpayer Identification:	Taxpayer Identification:
No. ____________________________	No. ____________________________

Date: ___________________________	Date: ___________________________

ANNEX 1 TO EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $ _____________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_________________________

1           Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

_____	_____	Will the Buyer be purchasing the Rule 144A
Yes	No	Securities only for the Buyer's own account?

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

________________________________

Print Name of Buyer

By:	_________________________

Name:

Title:

Date: ___________________________

ANNEX 2 TO EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____

                 The Buyer owned $ __________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

                 The Buyer is part of a Family of Investment Companies which owned in the aggregate $ __________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

________________________________

Print Name of Buyer

By: _____________________________

Name:

Title:

IF AN ADVISER:

________________________________

Print Name of Buyer

Date: ___________________________

EXHIBIT L

CERTIFICATE OF NON-FOREIGN STATUS

This Certificate of Non-Foreign Status (“certificate”) is delivered pursuant to Section 4.02 of the Indenture, dated as of October 7, 2005 (the “Indenture”), among American Home Mortgage Investment Trust 2005-4A, (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”), in connection with the acquisition of, transfer to or possession by the undersigned of the Class ________ Notes, Series 2005-4A (the “Note”). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Indenture.

Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

In addition, each holder shall submit with the Certificate an IRS Form W-9 relating to such holder.

To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Note held by the undersigned, the undersigned hereby certifies:

Part I -	Complete Either A or B
	A.	Individual as Beneficial Owner

1.	I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;
2.	My (The Beneficial Owner's) name and home address are:

; and

3.	My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is
B.	Corporate, Partnership or Other Entity as Beneficial Owner
1.	_______________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;
2.	The Beneficial Owner's office address and place of incorporation (if applicable) is

; and

3.	The Beneficial Owner's U.S. employer identification number is __________________.
Part II -	Nominees

If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

an IRS Form W-9

a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Note Registrar at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Note Registrar promptly after such change.

Part III -	Declaration

The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Note Registrar within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Note Registrar and any false statement contained therein could be punishable by fines, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

___________________________

Name

___________________________

Title (if applicable)

___________________________

Signature and Date

*Note: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

EXHIBIT M

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

U.S. Bank National Association,

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Re:	American Home Mortgage Investment Trust 2005-4A Non-Offered Notes,
Series 2005-4A, Class [___] (the “Non-Offered Notes”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Non-Offered Notes, we certify that (a) we understand that the Non-Offered Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Non-Offered Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Non-Offered Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Non-Offered Notes, (d) we are acquiring the Non-Offered Notes for investment for our own account and not with a view to any distribution of such Non-Offered Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Non-Offered Notes in accordance with clause (f) below), (e) we have not offered or sold any Non-Offered Notes to, or solicited offers to buy any Non-Offered Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (f) we will not sell, transfer or otherwise dispose of any Non-Offered Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Non-Offered Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

Very truly yours,

[TRANSFEREE]

By: ________________________________________________________

Authorized Officer

EXHIBIT N

TRANSFEROR CERTIFICATE

Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

U.S. Bank National Association,

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Re:	Proposed Transfer of Non-Offered Notes, Class [___], American Home Mortgage Investment Trust 2005-4A

Gentlemen:

This certification is being made by __________________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of a non-offered note, Class [___] (the “Non-Offered Note”) representing ___% fractional undivided interest in American Home Mortgage Investment Trust 2005-4A (the “Trust”), issued pursuant to an Indenture, dated as of October 7, 2005 (the “Indenture”), among American Home Mortgage Investment Trust 2005-4A, (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Non-Offered Note, any interest in any Non-Offered Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Non-Offered Note, any interest in any Non-Offered Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Non-Offered Note, any interest in any Non-Offered Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Non-Offered Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Non-Offered Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Non-Offered Note. The Transferor has not and will not sell or otherwise transfer any of the Non-Offered Notes, except in compliance with the provisions of the Indenture.

Date: ____________________	________________________________ Name of Transferor
________________________________ Signature
________________________________ Name
________________________________ Title

EXHIBIT O

[RESERVED]

EXHIBIT P

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

U.S. Bank National Association,

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Re:	Proposed Transfer of Trust Non-Offered Notes, Class [____],

American Home Mortgage Investment Trust 2005-4A (the “Non-Offered Notes”)

Gentlemen:

This certification is being made by _________________ (the “Transferee”) in connection with the proposed Transfer by _________________ (the “Transferor”) of a non-offered note (the “Non-Offered Note”) representing __% fractional undivided interest in American Home Mortgage Investment Trust 2005-4A (the “Trust”), issued pursuant to an Indenture, dated as of October 7, 2005 (the “Indenture”), among American Home Mortgage Investment Trust 2005-4A, (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

The Transferee is a REIT or a Qualified REIT Subsidiary within the meaning of Section 856(a) or Section 856(i) of the Code, respectively.

Date: ____________________	________________________________ Name of Transferee
________________________________ Signature
________________________________ Name
________________________________ Title

EXHIBIT Q

FORM OF LENDER TRANSFEROR CERTIFICATE

Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

U.S. Bank National Association,

as Indenture Trustee

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Re:	Proposed Transfer of Non-Offered Notes, Class [____],

American Home Mortgage Investment Trust 2005-4A (the “Non-Offered Notes”)

Gentlemen:

This certification is being made by _____________ (the “Transferor”) in connection with the proposed pledge or transfer to _______________ of Certificates representing __% fractional undivided interest in American Home Mortgage Investment Trust 2005-4A, issued pursuant to an Indenture, dated as of October 7, 2005 (the “Indenture”), among American Home Mortgage Investment Trust 2005-4A, (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Indenture Trustee and the Note Registrar that:

(a) The Non-Offered Notes are being pledged by the Transferor to secure indebtedness of [___________] or is the subject of a loan agreement or repurchase agreement treated as secured indebtedness of [___________] for federal income tax purposes as permitted under the Indenture; or

(b) The Non-Offered Notes are being transferred by the related lender under a loan agreement or repurchase agreement upon a default under any such indebtedness as permitted under the Indenture.

Date: ____________________	________________________________ Name of Transferee
________________________________ Signature
________________________________ Name
________________________________ Title

APPENDIX A

DEFINITIONS

2005-4 Mortgage Loans: The Group I Loans and the Mortgage Loans included in American Home Mortgage Trust 2005-4C as indicated in Exhibit B.

2005-4 Mortgage Loan Cut-off Date Balance: The aggregate Stated Principal Balance of the 2005-4 Mortgage Loans as of the Cut-off Date.

2005-4A Servicing Agreements: The HELOC Back-Up Servicing Agreement, the HELOC Servicing Agreement, the HELOC Sub-Servicing Agreement, the RMBS Master Servicing Agreement, the RMBS Servicing Agreement and the RMBS Sub-Servicing Agreement.

2005-4C Indenture: The indenture dated as of October 7, 2005, between the Issuer, the Securities Administrator and the Indenture Trustee, relating to the American Home Mortgage Investment Trust 2005-4C Notes.

2005-4C RMBS Servicer: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

2005-4C Servicing Agreements: The Series 2005-4C RMBS Master Servicing Agreement and the Series 2005-4C RMBS Servicing Agreement as those terms are each defined in the 2005-4C Indenture.

2005-4C Trust: The American Home Mortgage Investment Trust 2005-4A.

Accepted Master Servicing Practices: With respect to any Mortgage Loan other than a HELOC Mortgage Loan, those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee or the RMBS Master Servicer (except in its capacity as successor to the RMBS Servicer).

Accepted Servicing Practices: The HELOC Servicer’s normal servicing practices in servicing and administering revolving home equity line of credit Mortgage Loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account, Mortgage Loans of the same type as the HELOC Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

Accrual Period: With respect to any Payment Date and the Notes, the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date. Accrued Note Interest for the Notes shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year.

Accrued Note Interest: With respect to any Payment Date and each Class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate.

Additional Balance: As to any HELOC Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to the Mortgage Loan Purchase Agreement.

Additional Negative Amortization Principal Amount: For any Payment Date, the excess, if any, of (x) the Negative Amortization Amount over (y) the Principal Remittance Amount for the Group I Loans (without regard to the last sentence of the definition thereof).

Adjustment Fraction: For any Payment Date with respect to the Class I-A and Class I-M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the

Group I Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class I-A and Class I-M Notes immediately prior to that Payment Date.

Adjustment Date: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Allocated Realized Loss Amount: With respect to any Class I-A-2, Class I-A-3 and Class I-M Notes and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that Class of Notes on that Payment Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Payment Dates, in each case, with interest thereon at the applicable Note Interest Rate for such Payment Date for such Class for the related Accrual Period.

Appraised Value: The appraised value of a Mortgaged Property based upon the appraisal made by or for the Seller, in compliance with the Seller's underwriting criteria, of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan, the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

ARM Loans: At any time, collectively, all the Mortgage Loans, excluding HELOC Mortgage Loans, which have adjustable Mortgage Rates.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Funds: The Group I Available Funds or Group II Available Funds, as applicable.

Available Funds Rate: On any Payment Date and any class of Class I-A Notes and Class I-M Notes, the per annum rate equal to (a) of the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group I included in the trust as of the end of the prior Due Period times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. In addition, the Available Funds Rate with respect to the Class I-A Notes and Class I-M Notes will be reduced by the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes. The weighted average of clause (a) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period. The weighted average of clause (a) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period.

Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Notes, the Owner Trust Certificates, the HELOC Back-Up Servicing Agreement, the HELOC Servicing Agreement, the HELOC Sub-Servicing Agreement, the RMBS Master Servicing Agreement, the RMBS Servicing Agreement, the RMBS Sub-Servicing Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Derivative Contracts, the Insurance Agreement and the Insurance Policy and the other documents and certificates delivered in connection with any of the above.

Basic Principal Distribution Amount: With respect to any Payment Date and Loan Group I, the lesser of (a) the excess of (i) the sum of the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-M Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group I for such Payment Date.

Basis Risk Amount: With respect to each Derivative Contract and each Payment Date, an amount equal to the sum of (x) the Basis Risk Shortfall Carry-Forward Amount for the related Class of Notes for such Payment Date and (y) the product of (i) the Other Basis Risk Amount for such Payment Date and (ii) a fraction, the numerator of which is the Excess Basis Risk Capacity with respect to such Derivative Contract for such Payment Date and the denominator of which is the aggregate Excess Basis Risk Capacity with respect to all Derivative Contracts for such Payment Date.

Basis Risk Shortfall: With respect to any class of LIBOR Notes, on each Payment Date where clause (iii) of the definition of “Note Interest Rate” is less than clauses (i) or (ii) of the definition of “Note Interest Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate. With respect to the Class II-A Notes, on each Payment Date where the Note Interest Rate for the Class II-A Notes is limited to the Net WAC Cap, any interest which would have accrued at the excess of (a) the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate over (b) the Net WAC Cap.

Basis Risk Shortfall Carry-Forward Amount: With respect to each class of LIBOR Notes and any Payment Date, as determined separately for each such Class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such Class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate or, in the case of the Class II-A Notes, plus interest accrued thereon at the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate, for such Payment Date for such Class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or payments received by the Indenture Trustee under the Derivative Contracts, as applicable.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of Maryland, Minnesota, New York, Delaware or Maryland or in the city in which a Corporate Trust Office is located, is required or authorized by law to be closed.

Calendar Quarter: A calendar quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 though September 30, and October 1 through December 31.

Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the RMBS Servicer evidenced in a certificate of a Servicing Officer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the RMBS Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

Ceiling Rate: With respect to each Corridor Contract and each Payment Date, the fixed rate set forth in the applicable Corridor Contract used to determine payments to the Indenture Trustee.

Certificate Distribution Account: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

Certificate Paying Agent: Initially, U.S. Bank National Association, in its capacity as Certificate Paying Agent, or any successor to U.S. Bank National Association in such capacity.

Certificate Percentage Interest: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

Certificate Registrar: Initially, U.S. Bank National Association, in its capacity as Certificate Registrar, or any successor to U.S. Bank National Association in such capacity.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Certificate Registrar or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Charge-Off Amount: For any Charged-Off HELOC Mortgage Loan, the amount of the Stated Principal Balance that has been written down.

Charged-Off HELOC Mortgage Loan: A HELOC Mortgage Loan with a Stated Principal Balance that has been written down on the HELOC Servicer’s servicing system in accordance with its policies and procedures and any HELOC Mortgage Loan that is more than 180 days past due.

Class: Any of the Class A Notes or Class I-M Notes.

Class A Notes: The Class I-A Notes and Class II-A Notes in the form attached as Exhibit A-1 to the Indenture.

Class I-A Principal Distribution Amount: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 83.25% and (ii) on or after the Payment Date in September 2011 approximately 86.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the sum of the Group I Cut-off Date Balance and any Additional Negative Amortization Principal Amount.

Class I-M Notes: The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes in the form attached as Exhibit A-2 to the Indenture.

Class I-M-1 Principal Distribution Amount: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the distribution of the Class A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Prepayment Date in September 2011 approximately 87.38% and (ii) on or after the Payment Date in September 2011 approximately 89.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) 0.70% of the sum of the Group I Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

Class I-M-2 Principal Distribution Amount: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A and Class I-M-1 Notes (after taking into account the distribution of the Class A and Class I-M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 91.00% and (ii) on or after the Payment Date in September 2011 approximately 92.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the sum of the Group I Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

Class I-M-3 Principal Distribution Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1 and Class I-M-2 Notes (after taking into account the distribution of the Class A, Class I-M-1 and Class I-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for

Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 92.25% and (ii) on or after the Payment Date in September 2011 approximately 93.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the sum of the Group I Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

Class I-M-4 Principal Distribution Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Notes (after taking into account the distribution of the Class A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 95.75% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the sum of the Group I Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

Class I-M-5 Principal Distribution Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes (after taking into account the distribution of the Class A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 98.25% and (ii) on or after the Payment Date in September 2011 approximately 98.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the sum of the Group I Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

Class I-M-6 Principal Distribution Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Notes (after taking into account the distribution of the Class A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-6 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.60% of the sum of the Group I Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

Class I-A Notes: The Class I-A-1, Class I-A-2 and Class I-A-3 Notes.

Class II-A Notes: The Class II-A Notes.

Class II-A Note Principal Shortfall Amount: With respect to any Payment Date and the Class II-A Notes, as applicable, an amount, if any, equal to the sum of:

(1)

(i) with respect to any Payment Date that is not the Final Payment Date, the excess, if any, by which (a) the Note Principal Balance relating to the Class II-A Notes (after giving effect to all payments of principal on the Class II-A Notes on such Payment Date) exceeds (b) the Invested Amount as of the end of the related Due Period; or

(ii) on the Final Payment Date, the aggregate outstanding principal balance of the Class II-A Notes to the extent otherwise not paid on that date.

Class II-A Preference Amount: Any amount previously distributed to a Class II-A Noteholder on the Class II-A Note that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

Closing Date: October 7, 2005.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Collection Account: The account or accounts created and maintained by the RMBS Servicer or the RMBS Sub-Servicer pursuant to Section 3.07 of the RMBS Servicing Agreement and the account or accounts created and maintained by the HELOC Servicer or the HELOC Sub-Servicer pursuant to Section 3.06 of the HELOC Servicing Agreement. Each Collection Account shall be an Eligible Account.

Combined Loan-to-Value Ratio or CLTV: With respect to any HELOC Mortgage Loan, the sum of the Credit Limit of such HELOC Mortgage Loan at the time such HELOC Mortgage Loan was originated or at the time such HELOC Mortgage Loan is modified pursuant to Section 3.01 of the HELOC Servicing Agreement and the outstanding principal balance of the Senior Lien(s), if any, as of the date of origination of the HELOC Mortgage Loan, divided by the Appraised Value.

Commission: The Securities and Exchange Commission.

Compensating Interest: With respect to any Payment Date as determined separately for each Loan Group, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full or in part during the preceding calendar month on the related Mortgage Loans, excluding HELOC Mortgage Loans, but only to the extent such Prepayment Interest Shortfalls do not exceed the RMBS Servicing Fee for such Payment Date for such Loan Group or amounts paid or required to be paid by the RMBS Master Servicer in respect of such shortfalls for such Payment Date pursuant to Section 4.05 of the RMBS Master Servicing Agreement in respect of such Loan Group. There shall be no obligation to pay Compensating Interest with respect to any HELOC Mortgage Loan.

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its engagement under the Indenture shall be administered, which office at the date of the execution of this instrument is, for Certificate Transfer purposes, U.S. Bank National Association, 60 Livingston Avenue, Bond Drop Window, St. Paul, Minnesota 55107, and for all other purposes, U.S. Bank National Association, Corporate Trustee Services, One Federal Street – 3rd Floor, Boston, Massachusetts 02110, Attention: American Home Mortgage Investment Trust 2005-4. The Indenture Trustee shall notify all Noteholders of any change in the location of the Corporate Trust Office. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: American Home Mortgage Investment Trust 2005-4A.

Corridor Contracts: The four interest rate corridor contracts between the Owner Trustee (or assigned to the Owner Trustee) on behalf of the related Underlying Trust and the Derivative

Counterparty primarily for the benefit of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2 and Class I-M-3 Notes.

CPR: A constant rate of prepayment on the Mortgage Loans or HELOC Mortgage Loans.

Credit Enhancement Percentage: With respect to the Class I-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class I-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period.

Credit Limit: With respect to any HELOC Mortgage Loan, the maximum unpaid principal balance permitted under the terms of the related Mortgage Note.

Credit Line Agreement: With respect to any HELOC Mortgage Loan, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

Cumulative Losses: As to any Payment Date and the Mortgage Loans, the cumulative aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date.

Custodial Agreement: The Custodial Agreement, dated as of the Closing Date, among the Indenture Trustee, as indenture trustee, the Depositor, as depositor, the Securities Administrator, as master servicer, the Seller, as servicer and Deutsche Bank National Trust Company, as custodian.

Cut-off Date: With respect to the initial Mortgage Loans, September 1, 2005, with respect to the initial HELOC Mortgage Loans, the close of business of September 19, 2005.

Cut-off Date Balance: The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date. With respect to any HELOC Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Default: Any occurrence which with notice or the lapse of time or both would become an Event of Default.

Default Penalty Rate Balance: The Stated Principal Balance of any HELOC Mortgage Loan with respect to which the Default Penalty Rate Feature is in effect.

Default Penalty Rate Feature: A feature that permits the HELOC Servicer to increase the HELOC Loan Rate on a Delinquent HELOC Mortgage Loan.

Deficiency Amount: As defined in the Insurance Policy.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

Delinquency Rate: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent, or, in the case of any HELOC Mortgage Loans, 90 or more days delinquent (including all foreclosures, Mortgage Loans subject to bankruptcy proceedings and REO Properties) as of the close of business on the last day of such month, as reported by the applicable Servicer to the Securities Administrator, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans or HELOC Mortgage Loans, as applicable, as of the close of business on the last day of such month.

Delinquent HELOC Mortgage Loan: A HELOC Mortgage Loan is delinquent or is a Delinquent HELOC Mortgage Loan, as reported by the applicable Servicer to the Securities Administrator, if the Monthly Payment due thereon is not received by the close of business on the day the related Monthly Payment is scheduled to be made in accordance with the related Mortgage Note and until such delinquency is subsequently cured.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Derivative Contracts: Any of the Cap Contract and the Corridor Contract.

Derivative Contract Formula Amount: With respect to each Corridor Contract and any Payment Date, an amount determined by the Derivative Counterparty and provided to the Securities Administrator no later than 5 Business Days prior to each Payment Date, equal to the product of (i) the excess, if any, of the lesser of (1) One-Month LIBOR (as determined pursuant to the related Corridor Contract) over the Strike Rate for such Payment Date and (2) the Ceiling Rate for such Payment Date over the Strike Rate for such Payment Date, (ii) an amount equal to the notional balance for such Payment Date (which in the case of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2 and Class I-M-3 Notes) will be the lesser of (a) the notional balance on the schedule and (b) the aggregate Note Principal Balance of the related Notes) and (iii) the actual number of days in the related Accrual Period, divided by 360.

Derivative Counterparty: Bear Stearns Financial Products Inc.

Determination Date: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

Draw: With respect to any HELOC Mortgage Loan, an additional borrowing by the related Mortgagor subsequent to the Cut-off Date in accordance with the related Mortgage Note.

Draw Period: With respect to any HELOC Mortgage Loan, the period during which the related Mortgagor is permitted to make Draws.

Due Date: With respect to each Mortgage Loan or HELOC Mortgage Loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period: With respect to any Payment Date and the Mortgage Loans, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs. With respect to any Payment Date and the HELOC Mortgage Loans, the period commencing on the 11th of the month immediately preceding the month in which such Payment Date occurs and ending on the 10th day of the month in which such Payment Date occurs, or, in the case of the first Due Period, the period commencing on September 20, 2005 and ending on October 10, 2005.

Eligible Account: An account that is any of the following: (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to the Rating Agencies and the Insurer, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, the Insurer and the Rating Agencies) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) in the case of the Collection Account or Servicing Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or the Securities Administrator or (B) an account or accounts maintained at the corporate trust department of the HELOC Back-Up Servicer or RMBS Master Servicer, as applicable (or an affiliate thereof), as long as their short term debt obligations are rated F-1 by Fitch Ratings, P-1 by Moody's and A-1 by Standard & Poor's or better and their long term debt obligations are rated A by Fitch Ratings, A2 by Moody's and A by Standard & Poor's or better, or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies that use of any such account as the Collection Account, Protected Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade without taking into account the Insurance Policy and acceptable to the Insurer as evidenced in writing. Any account with the Indenture Trustee or the Securities Administrator may qualify as an Eligible Account so long as it otherwise meets the applicable requirements of this definition.

Eligible Investments: One or more of the following:

(i)           obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)          repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agencies in their respective highest short-term rating available;

(iii)        federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by the Rating Agencies in their respective highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv)         commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)          a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by

Standard & Poor's, including any such funds for which U.S. Bank National Association (or any successor Indenture Trustee) or the Securities Administrator or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi)         other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Notes (without taking the Insurance Policy into account) by such Rating Agency below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency, as evidenced in writing; and

(vii)       any investment approved in writing by each of the Rating Agencies, the Insurer.

Each of the Indenture Trustee and the Securities Administrator may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the related Collection Account in the month of substitution); (ii) comply with each non-statistical representation and warranty set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement as of the date of substitution; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio, or Combined-Loan-to-Value Ratio in the case of a HELOC Mortgage Loan, at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not be 30 days or more delinquent; (vii) be an adjustable-rate first lien Mortgage Loan, if being substituted for an ARM Loan; (viii) be a fixed-rate first lien Mortgage Loan, if being substituted for a Fixed Rate Loan; (ix) in the case of a HELOC Mortgage Loan, have a Maximum Mortgage Rate based on the Index, determined in accordance with then current underwriting standards; (x) in the case of a HELOC Mortgage Loan, have a Margin that is not less than the Margin of the Deleted Mortgage Loan and not more than 1% higher than the Margin for the Deleted Mortgage Loan and (xi) in the case of a HELOC Mortgage Loan, have a

Mortgage of the same or higher level of priority as the Mortgage relating to the Deleted Mortgage Loan as of the date of substitution.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: Any one of the following: (a) the failure by the Issuer to pay Accrued Note Interest on any Class of Notes with respect to a Payment Date on such Payment Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer and the Insurer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee, Insurer or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the Final Scheduled Payment Date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carry-Forward Amounts or Net WAC Carry-Forward Shortfall Amounts, as applicable, and to reduce the Note Principal Balances of all of the Notes to zero.

Event of Master Servicer Termination: With respect to the RMBS Master Servicing Agreement, a Servicing Default as defined in Section 6.01 of the RMBS Master Servicing Agreement.

Excess Basis Risk Capacity: With respect to each Derivative Contract and any Payment Date, an amount equal to the excess, if any, of the Derivative Contract Formula Amount with respect to such related Derivative Contract for such Payment Date over the Basis Risk Shortfall Carry-Forward Amount with respect to the related Class of Notes for such Payment Date.

Excess Basis Risk Shortfall Carry-Forward Amount: With respect to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2 and Class I-M-3 for any Payment Date, an amount equal to the excess, if any, of the Basis Risk Shortfall Carry-Forward Amount with respect to such Class of Notes for such Payment Date over the related Derivative Contract Formula Amount with respect to the related Derivative Contract for such Payment Date.

Excess Derivative Payment Amount: For any payment date, the excess of amounts payable from the related Corridor Contracts on that payment date over the amount of Basis Risk Shortfall Carry-Forward Amounts payable to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2 and Class I-M-3 Notes on that payment date.

Excess Overcollateralization Amount: For any Payment Date and Loan Group II the amount by which the related Overcollateralized Amount, assuming the full Investor Principal Distribution Amount was paid on the Class II-A Notes for such Payment Date, exceeds the related Overcollateralization Target Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess Overcollateralization Amount shall be zero.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

Fannie Mae: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The final certification delivered by the Custodian pursuant to Section 2.03(a)(i) of the Indenture and in the form attached as Exhibit Two thereto.

Final Payment Date: With respect to the Class II-A Notes, the Payment Date occurring in November 2030.

Final Scheduled Payment Date: With respect to each Class of Notes, the Payment Date in November 2045. With respect to the Class II-A Notes, the Trust shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing on the Class II-A Notes and to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last HELOC Mortgage Loan remaining in the Trust; (ii) the optional purchase by the Insurer or Holder of the Owner Trust Certificates, or, if there is no single Holder, the majority Holder of the Owner Trust Certificates, of the HELOC Mortgage Loans and (iii) the Payment Date in November 2030.

Fixed Rate Loans: At any time, collectively, all the Mortgage Loans, excluding HELOC Mortgage Loans, which have fixed Mortgage Rates.

Fixed HELOC Mortgage Loan Rate Balances: The aggregate Stated Principal Balance of all Fixed Teaser Rate Balances.

Fixed Teaser Rate Balance: The Stated Principal Balance of any HELOC Mortgage Loan with respect to which the Fixed Teaser Rate is in effect.

Fixed Teaser Rate: With respect to any HELOC Mortgage Loan that permits the Mortgagor to pay an initial fixed rate of interest on such HELOC Mortgage Loan for three months prior to such HELOC Mortgage Loan converting to a variable rate of interest, the fixed interest rate in effect for such three month period.

Floating Allocation Percentage: For any Payment Date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the sum of (i) the Group II Pool Balance and (ii) the Group II Pre-Funded Amount, in each case at the end of the previous Due Period (in the case of the first Payment Date, the Group II Cut-off Date Balance), provided such percentage shall not be greater than 100%.

Foreclosure Profit: With respect to a Liquidated Mortgage Loan that is not a HELOC Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Stated Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds. With respect to a Liquidated Mortgage Loan that is a HELOC Mortgage Loan, the amount, if any, by which (i) the related aggregate Net Recoveries exceed (ii) the related Stated Principal Balance (without giving effect to any reduction thereto in respect of any prior Charge-Off Amounts) immediately prior to receipt of the final Recoveries plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Recoveries.

Freddie Mac: Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Grantor Trust: The American Home Mortgage Investment Trust 2005-4 to be created pursuant to the Grantor Trust Agreement.

Grantor Trust Agreement: The Grantor Trust Agreement dated as of October 7, 2005, between the Depositor, the Securities Administrator and the Grantor Trustee, relating to the American Home Mortgage Investment Trust 2005-4 Grantor Trust Certificates.

Grantor Trust Certificate: The grantor trust certificates issued pursuant to the Grantor Trust Agreement.

Grantor Trustee: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Grantor Trust Agreement.

Gross Margin: With respect to any ARM Loan, the percentage set forth as the “Gross Margin” for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the RMBS Servicing Agreement.

Group I Available Funds: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group I Loans. The Group I Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group I Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group I Loans made by the RMBS Servicer or RMBS Sub-Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer or RMBS Sub-Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and is net of (4) fees payable to, and other amounts reimbursable to, the Indenture Trustee, RMBS Master Servicer, RMBS Servicer, RMBS Sub-Servicer, the Securities Administrator, the Securities Administrator under the Grantor Trust Agreement, the Grantor Trustee and the Owner Trustee and other amounts as provided in the Basic Documents allocable to the Group I Loans, or, if any such reimbursable amounts are not allocable to the Group I Loans, then the Group I Loans’ pro rata share of such amounts. For purposes of this definition, “pro rata share” shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group I Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

Group I Cut-off Date Balance: The aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.

Group I Loan: A Mortgage Loan in Loan Group I.

Group II Cut-off Date Balance: The sum of (x) the aggregate Stated Principal Balance of the HELOC Mortgage Loans as of the Cut-off Date and (y) the Group II Original Pre-Funded Amount.

Group II Delinquent HELOC Amount: With respect to any Payment Date, the aggregate Stated Principal Balance of any Group II Loans included in the Trust which are 180 days or more delinquent, REO, in bankruptcy or in foreclosure.

Group II Excess Interest: With respect to any Payment Date, the excess of (i) the Interest Collections for such payment date over (ii) the amount of accrued interest and unpaid interest distributed to the Class II-A Notes and the Certificates on such payment date, less certain fees.

Group II Excess Spread Percentage: With respect to any Payment Date, the percentage equivalent of a fraction, (A) the numerator of which is the product of (i) the excess of (x) the Investor Interest Collections on the Group II Loans for that Payment Date over (y) the sum of the Accrued Note Interest on the Group II Loans, the premium due to the Insurer under the Insurance Policy, any Investor Charge-Off Amounts, any reimbursement amounts and other amounts payable to the Insurer pursuant to the Insurance Agreement, and the related servicing fee for such Payment Date and (ii) twelve (12), and (B) the denominator of which is the aggregate Stated Principal Balance of the Group II Loans as of the beginning of the related Due Period.

Group II Loan: A HELOC Mortgage Loan in Loan Group II.

Group II Pool Balance: For any Payment Date, an amount equal to the aggregate of the Principal Balances of the HELOC Mortgage Loans at the end of the related Due Period.

Hazardous Materials: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory”, “usable work in progress” or similar classification which would, if classified unusable, be included in the foregoing definition.

HELOC Balance: With respect to any HELOC Mortgage Loan, the portion, if any, of the Stated Principal Balance thereof subject to a variable Mortgage Rate.

HELOC Back-Up Servicer: GMAC Mortgage Corporation, a Pennsylvania corporation, and its successors and assigns.

HELOC Back-Up Servicing Agreement: The HELOC Back-Up Servicing Agreement dated as of October 7, 2005, among the HELOC Back-Up Servicer, Indenture Trustee and Issuer.

HELOC Back-Up Servicing Fee: With respect to each HELOC and any Payment Date, the fee payable monthly to the HELOC Back-Up Servicer pursuant to the HELOC Back-Up Servicing Agreement in respect of back-up servicing compensation that accrues at an annual rate equal to the HELOC Back-Up Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

HELOC Back-Up Servicing Fee Rate: With respect to any HELOC Mortgage Loan, 0.02% per annum.

HELOC Mortgage Loans: The HELOC Mortgage Loans in Loan Group II.

HELOC Mortgage Loan Schedule: The schedule of HELOC Mortgage Loans attached as Exhibit A to the HELOC Servicing Agreement.

HELOC Servicer: American Home Mortgage Acceptance, Inc., a Maryland corporation, and its successors and assigns.

HELOC Servicer Remittance Date: The twenty-second (22nd) calendar day of each month or, if such twenty-second (22nd) day is not a Business Day, then the Business Day immediately preceding such twenty-second (22nd) day of the month.

HELOC Servicer Termination Event: A removal of the HELOC Servicer by the Insurer for “cause.” Cause shall mean any material breach of any obligation, covenant, or trigger under the transaction documents subject to cure provisions relating to such breach as agreed to by the parties. In particular, HELOC Servicer Termination Events shall include:

(a)          The occurrence of a draw on the Insurance Policy which remains unreimbursed for a period of 90 days;

(b)          Cumulative Charge-Off Amounts, as a percentage of the Group II Cut-off Date Balance, exceed the following:

Months		Percentage
0	– 12	1.00%
13 – 24		2.00%
25 – 36		3.00%
37 – 48		4.00%
49+		5.00%

(c)          American Home Mortgage Investment Corp. fails to have a Tangible Net Worth of at least $530 million.

HELOC Servicing Agreement: The Servicing Agreement, dated as of October 7, 2005, among the HELOC Servicer, HELOC Back-Up Servicer, Seller, Indenture Trustee and Issuer.

HELOC Servicing Fee: With respect to each HELOC Mortgage Loan and any Payment Date, the fee payable monthly to the HELOC Servicer in respect of servicing compensation that accrues at an annual rate equal to the HELOC Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC Mortgage Loan as of the related Due Date in the related Due Period.

HELOC Servicing Fee Rate: With respect to any HELOC Mortgage Loan 0.50% per annum.

HELOC Servicer Remittance Date: The twenty-second (22nd) calendar day of each month or, if such twenty-second (22nd) day is not a Business Day, then the Business Day immediately preceding such twenty-second (22nd) day of the month.

HELOC Sub-Servicing Agreement: The Servicing Agreement, dated as of October 7, 2005, among the HELOC Sub-Servicer, the HELOC Servicer, Indenture Trustee and Issuer.

HELOC Sub-Servicing Fee Rate: With respect to any HELOC Mortgage Loan 0.25% per annum.

HELOC Sub-Servicer: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

HELOC Sub-Servicer Remittance Date: The twenty-second (22nd) calendar day of each month or, if such twenty-second (22nd) day is not a Business Day, then the Business Day immediately preceding such twenty-second (22nd) day of the month.

HELOC Sub-Servicer Termination Event: Any HELOC Servicer Termination Event, as described herein.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indemnification Agreement: The Indemnification Agreement dated as of October 7, 2005 between Bear, Stearns & Co. Inc. and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

Indenture: The indenture dated as of October 7, 2005, between the Issuer, the Securities Administrator and the Indenture Trustee, relating to the American Home Mortgage Investment Trust 2005-4A Notes.

Indenture Trustee: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Indenture Trustee Fee: All earnings on the funds from time to time in the Payment Account.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the HELOC Back-Up Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment

Corp. and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the HELOC Back-Up Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the HELOC Back-Up Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note. With respect to any HELOC Mortgage Loan and any Adjustment Date, the highest “prime rate” most recently published in the Wall Street Journal. If the “prime rate” is no longer published, then the Index will be a comparable independent index selected by the Seller.

Initial HELOC: Any of the HELOC Mortgage Loans included in the Trust Estate as of the Closing Date. The aggregate principal balance of the Initial HELOC Mortgage Loans as of the Cut-off Date is equal to approximately $198,523,950.

Initial Mortgage Loan: Any of the Mortgage Loans (other than HELOC Mortgage Loans) included in the Trust Estate as of the Closing Date. The aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date is equal to approximately $839,671,006.

Initial Note Principal Balance: The Notes shall have the following Initial Note Principal Balances:

Class	Initial Note Principal Balance
I-A-1	$ 461,483,000
I-A-2	$ 230,742,000
I-A-3	$ 76,914,000
II-A	$ 197,333,000
I-M-1	$ 28,129,000
I-M-2	$ 12,175,000
I-M-3	$ 4,198,000
I-M-4	$ 11,755,000
I-M-5	$ 4,198,000
I-M-6	$ 4,198,000

Initial Certification: The initial certification delivered by the Custodian pursuant to Section 2.03(a) of the Indenture and in the form attached thereto as Exhibit One thereto.

Insurance Account: The account created and maintained pursuant to Section 11.02 of the Indenture. The Insurance Account shall be an Eligible Account.

Insurance Agreement: The Insurance and Indemnity Agreement, dated as of October 7, 2005, among the Indenture Trustee, the Grantor Trustee, the Seller, the Issuer, American Home Mortgage Investment Corp., the HELOC Servicer, the HELOC Back-Up Servicer, the Depositor and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Policy: The financial guaranty insurance policy (No. 05030101) with respect to the Class II-A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class II-A Certificates.

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the HELOC Servicer or the RMBS Servicer, as applicable, net of any component thereof, released to the Mortgagor in accordance with the HELOC Servicer’s or the RMBS Servicer’s normal servicing procedures, as applicable.

Insured Payment: With respect to the Class II-A Notes, (a) as of any Payment Date, any Deficiency Amount and (b) any Class II-A Preference Amount.

Insurer: Financial Guaranty Insurance Company, a corporation organized and created under the laws of the State of New York, or any successor thereto.

Insurer Default: The existence and continuance of any of the following: (a) a failure by the Insurer to make a payment required under the Insurance Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Interest Collections: For each Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II Loans, and consist of interest collected during the related Due Period on the HELOC Mortgage Loans and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Repurchase Price and substitution adjustment amount paid during the related Due Period and any Net Recoveries on HELOC Mortgage Loans that were previously Charged-Off HELOC Mortgage Loans, net of fees and other amounts reimbursable to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer, HELOC Sub-Servicer and HELOC Back-Up Servicer as provided in the Basic Documents and allocable to the Group II Loans, or, if such reimbursable amounts are not allocable to such Mortgage Loans, then the Group II’s pro rata share of such amounts. For purposes of this definition, “pro rata share” shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group II Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

Interest Determination Date: With respect each Class of LIBOR Notes and (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

Interest Rate Adjustment Date: With respect to each Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

Interested Person: As of any date of determination, the Depositor, the HELOC Back-Up Servicer, the HELOC Servicer, the HELOC Sub-Servicer, the RMBS Master Servicer, the RMBS Servicer, the RMBS Sub-Servicer, the Indenture Trustee, American Home Mortgage Investment Corp., any Mortgagor, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

Investor Charge-Off Amount: For any Payment Date, the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

Investor Interest Collections: For any Payment Date, the Floating Allocation Percentage of Interest Collections for the related Due Period.

Invested Amount: For any Payment Date, the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account any Overcollateralization Reduction Amount) up to and including the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such Payment Date. The Invested Amount on the Closing Date is $198,523,950.

Investor Principal Distribution Amount: On every Payment Date from the first Payment Date through and including the Payment Date in September 2010, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all Additional Balances resulting from Draws made pursuant to the related HELOC Mortgage Loan during the related Due Period; and on every Payment Date after the Payment Date in September 2010 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. During the Managed Amortization Period, such amount will be reduced by the Overcollateralization Reduction Amoun and increased by the Overcollateralization Increase Amount.

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

IRS: The Internal Revenue Service.

Issuer: American Home Mortgage Investment Trust 2005-4A, a Delaware statutory trust, or its successor in interest.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Note: Any Class I-A or Class I-M Note after the related Note Rate Change Date.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the HELOC Servicing Agreement, HELOC Back-Up Servicing Agreement, RMBS Servicing Agreement or RMBS Master Servicing Agreement, as applicable, shall not be deemed to constitute a Lien.

Lifetime Rate Cap: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth in the Mortgage Loan Schedule.

Liquidated HELOC: Any defaulted HELOC as to which the HELOC Subservicer has determined that all amounts which it expects to recover from or on account of such HELOC have been recovered.

Liquidated Mortgage Loan: With respect to any Payment Date, any Mortgage Loan in respect of which the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer or RMBS Sub-Servicer, as applicable, has determined, in accordance with the servicing procedures specified in the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable, as of the end of the related Due Period that substantially all Liquidation Proceeds, and/or Recoveries with respect to a Charged-Off HELOC Mortgage Loan, which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer or RMBS Sub-Servicer, as applicable, in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

:

Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or HELOC Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

Loan Group: Loan Group I or Loan Group II.

Loan Group I: The Group I Loans.

Loan Group II: The Group II Loans.

Loan-to-Value Ratio: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

Loan Year: With respect to any Mortgage Loan, the one-year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

Majority Certificateholder: A Holder of a 50.01% or greater Certificate Percentage Interest of the Certificates.

Managed Amortization Period: The period from the Cut-off Date to the earlier of (a) the Payment Date in September 2010 and (b) the occurrence of a Rapid Amortization Event.

Margin: With respect to each HELOC Mortgage Loan (other than any HELOC Mortgage Loan with a Fixed Teaser Rate in effect), the spread over the applicable Index, as specified in the related Mortgage Note.

Maximum Note Interest Rate: With respect to any Payment Date and each Class of the Class I-A Notes and Class I-M Notes and any Payment Date, 11.00% per annum.

Maximum Mortgage Rate: With respect to each ARM Loan and each HELOC Mortgage Loan, the maximum Mortgage Rate.

Maximum Rate: With respect to Payment Date and the Class II-A Notes, (a) the weighted average of the Maximum Mortgage Rates of the HELOC Mortgage Loans, weighted on the basis of the related Stated Principal Balance of each HELOC Mortgage Loan as of the end of the related Due Period, minus (i) the HELOC Servicing Fee Rate and (ii) the premium due to the

Insurer under the Insurance Policy expressed in dollars divided by aggregate Stated Principal Balance of the HELOC Mortgage Loans as of such Payment Date times (b) a fraction equal to (x) the number of days in the related Accrual Period over (y) 30.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Rate: With respect to each ARM Loan and each HELOC Mortgage Loan, the minimum Mortgage Rate.

Minimum Monthly Payment: The minimum amount required to be paid by the mortgagor pursuant to the terms of a Group II Mortgage Note.

Minimum Transferor Interest: Zero.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: As to any Mortgage Loan, other than a HELOC Mortgage Loan, any advance made by the RMBS Master Servicer pursuant to Section 4.04 of the RMBS Master Servicing Agreement or by the RMBS Servicer in respect of delinquent Monthly Payments of principal and interest pursuant to the RMBS Servicing Agreement.

Monthly Payment: With respect to any Mortgage Loan (including any REO Property) that is not a HELOC Mortgage Loan and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period, and after any adjustment required by the Relief Act). With respect to any HELOC Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on such HELOC Mortgage Loan.

Moody’s: Moody’ Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

Mortgage File: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable.

Mortgage Loans: The RMBS Mortgage Loans and HELOC Mortgage Loans that will be transferred and assigned to the Trust pursuant to Section 2.03(a) of the Indenture, each Mortgage Loan so held being identified in the Mortgage Loan Schedule. The Mortgage Loans have been divided into two groups, Loan Group I and Loan Group II.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Mortgage Loans.

Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit B of the Indenture, which schedule sets forth as to each Mortgage Loan:

(i)	the loan number and name of the Mortgagor;
(ii)	the street address, city, state and zip code of the Mortgaged Property;
(iii)	the original Mortgage Rate;
(iv)	the maturity date;
(v)	the original principal balance;
(vi)	the first Payment Date;
(vii)	the type of Mortgaged Property;
(viii)	the Monthly Payment in effect as of the Cut-off Date;

(ix)	the Cut-off Date Principal Balance and with respect to each HELOC Mortgage Loan, separately indicating any HELOC Balance;
(x)	the Index and the Gross Margin, if applicable;
(xi)	the Adjustment Date frequency and Payment Date frequency, if applicable;
(xii)	the occupancy status;
(xiii)	the purpose of the Mortgage Loan;
(xiv)	the Appraised Value of the Mortgaged Property;
(xv)	the original term to maturity;

(xvi)	the paid-through date of the Mortgage Loan;
(xvii)	the Loan-to-Value Ratio;
(xviii)	whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program;
(xix)	the Loan Group;
(xx)	whether the Mortgage Loan has a fixed interest rate or an adjustable interest rate;

(xxi)	with respect to each HELOC Mortgage Loan, the account number;
(xxii)	with respect to each HELOC Mortgage Loan, the Credit Limit;
(xxiii)	with respect to each HELOC Mortgage Loan, the CLTV as of the date of origination of the related HELOC Mortgage Loan;
(xxiv)	with respect to each HELOC Mortgage Loan, the Mortgage Rate as of the Cut-off Date, separately indicating the Mortgage Rates applicable to any HELOC Balance;
(xxv)	with respect to each HELOC Mortgage Loan, the debt-to-income ratio;
(xxvi)	with respect to each HELOC Mortgage Loan, the FICO;
(xxvii)	with respect to each HELOC Mortgage Loan whether the related Mortgage Rate was supposed to reset in the first Due Period but did not; and
(xxviii)	a code indicating if the Mortgage Loan is a Negative Amortization Mortgage Loan.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan that is not a HELOC Mortgage Loan. With respect to a HELOC Mortgage Loan, the related Credit Line Agreement executed by the related Mortgager and any amendment or modification thereof.

Mortgage Rate: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan. With respect to any HELOC Mortgage Loan as of any day, the variable interest rate applicable under the related Mortgage Note, provided, that if the Fixed Teaser Rate is in effect with respect to a HELOC Mortgage Loan or any portion thereof, the Mortgage Rate for such HELOC Mortgage Loan or portion thereof shall be the resulting fixed interest rate.

Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

Mortgagor: The obligor or obligors under a Mortgage Note.

Negative Amortization Amount: With respect to any Payment Date, the aggregate amount of Negative Amortization with respect to the Group I Loans for the related Due Period.

Negative Amortization: With respect to each Negative Amortization Mortgage Loan, that portion of interest accrued at the Mortgage Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

Negative Amortization Mortgage Loan: Each Mortgage Loan that is identified on the Mortgage Loan Schedule as a Mortgage Loan that may be subject to Negative Amortization.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or Liquidated HELOC, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer or RMBS Sub-Servicer, as applicable, Monthly Advances and Liquidation Expenses.

Net Monthly Excess Cashflow: With respect to Loan Group I, as determined in the aggregate for any Payment Date, the excess of (x) the Group I Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the aggregate amount of Accrued Note Interest for the Class I-A Notes and Class I-M Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes.

Net Mortgage Rate: For any Mortgage Loan or HELOC Mortgage Loan, the then applicable Mortgage Rate thereon minus the RMBS Servicing Fee Rate, HELOC Back-Up Servicer Fee Rate, HELOC Servicing Fee Rate, as applicable, and, in the case of a Group II Loan, less the premium due to the Insurer under the Insurance Policy, and in the case of a Mortgage Loan covered by the PMI Policy, the related PMI Insurance Fee Rate, in each case expressed as a per annum rate.

Net Recoveries: With respect to any Charged-Off HELOC Mortgage Loan, Recoveries net of unreimbursed HELOC Back-Up Servicing Fees and HELOC Servicing Fees with respect thereto.

Net WAC Cap: The weighted average of the Net Mortgage Rates of the HELOC Mortgage Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, minus (i) the HELOC Servicing Fee Rate and the HELOC Back-Up Servicing Fee Rate and (ii) the premium due to the Insurer under the Insurance Policy, expressed in dollars, divided by the current Stated Principal Balance of the HELOC Mortgage Loans.

Net Worth: With respect to any Person at any date, the excess of total assets over total liabilities of such Person, and its consolidated subsidiaries, on such date, each to be determined in accordance with generally accepted accounting principles (GAAP) as in effect in the United States from time to time.

Non-Offered Notes: The Class I-M-4, Class I-M-5 and Class I-M-6 Notes.

Nonrecoverable Advance: Any Monthly Advance or any Servicing Advance (i) which was previously made or is proposed to be made by the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable; and (ii) which, in the good faith judgment of the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable, from Liquidation Proceeds, Recoveries or future payments on any Mortgage Loan. The Indenture Trustee may conclusively rely on any determination of nonrecoverability made by the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable.

Note: A Class I-A or Class I-M Note.

Note Interest Rate: With respect to each Payment Date and the Class I-A Notes or Class I-M Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such Payment Date. With respect to each Payment Date and the Class II-A Notes, a rate equal to the least of (x) One-Month LIBOR plus the related Note Margin, (y) the Net WAC Cap and (z) the Maximum Rate.

Note Margin: The Class I-A Notes and Class I-M Notes shall have the following Note Margins:

Class	Note Margin for any Payment Date prior to the Step-Up Date	Note Margin for any Payment Date on and after the Step-Up Date
I-A-1	0.290%	0.580%
I-A-2	0.380%	0.760%
I-A-3	0.440%	0.880%
I-M-1	0.620%	0.930%
I-M-2	0.720%	1.080%
I-M-3	0.800%	1.200%
I-M-4	1.000%	1.500%
I-M-5	1.500%	2.250%
I-M-6	2.250%	3.750%

With respect to the Class II-A Notes, 0.190% per annum.

Note Owner: The Beneficial Owner of a Note.

Note Principal Balance: With respect to any Note, as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus, in the case of the Class I-A-2, Class I-A-3 and Class I-M Notes, any Subsequent Recoveries allocated thereto and (b) minus, (i) in the case of the Class I-A-2, Class I-A-3 and Class I-M Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates in accordance with Section 3.38 of the Indenture and (ii) in the case of the Class II-A Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Class II-A Note Principal Shortfall Amounts on all prior payment dates as described in Section 3.38 of the Indenture.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

Noteholder or Holder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, American Home Mortgage Investment Corp., the Indenture Trustee, the Securities Administrator, the Seller, HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Securities Administrator and the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Securities Administrator, the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator, the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Offered Notes: The Class I-A, Class II-A, Class I-M-1, Class I-M-2 and Class I-M-3 Notes.

Officer's Certificate: With respect to the HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable, and delivered to the Indenture Trustee, RMBS Master Servicer or the HELOC Back-Up Servicer, as applicable. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Securities Administrator.

Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

(i)           If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

(ii)          If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

(iii)        If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee, the Insurer, the RMBS Master Servicer, or HELOC Back-Up Servicer, as applicable, in its reasonable discretion which counsel may be in-house counsel for the HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable, if acceptable to the Indenture Trustee, the RMBS Master Servicer, the HELOC Back-Up Servicer, the Insurer and the Rating Agencies or counsel for the Depositor, as the case may be.

Original Value: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable.

Other Basis Risk Amount: With respect to any Payment Date, an amount equal to the sum of (i) the aggregate Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall

Carry-Forward Amount, as applicable, with respect to the Class I-A or Class I-M Notes for such Payment Date.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i)           Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

(ii)          Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property but excluding a Charged-Off HELOC Mortgage Loan) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to the HELOC Servicing Agreement, RMBS Servicing Agreement or Mortgage Loan Purchase Agreement, as applicable.

Overcollateralization Increase Amount: With respect to the Group I Loans, with respect to any Payment Date, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date). With respect to the Group II Loans, with respect to any payment date, the excess of (1) the lesser of (a) the Group II Excess Interest Amount and (b) the related Overcollateralization Target Amount over (2) the related Overcollateralized Amount (after taking into account payments to the related Notes of the Principal Collections on such payment date).

Overcollateralization Reduction Amount: With respect to Loan Group II and any Payment Date, the lesser of (x) the related Excess Overcollateralization Amount for such Payment Date and (y) the Investor Principal Distribution Amount for such Payment Date (before taking into account the related Overcollateralization Reduction Amount).

Overcollateralization Target Amount: With respect to Loan Group I, the sum of (x) any related Additional Net Negative Amortization Amount and (y) (1) prior to the related Step-Down Date, 0.70% of the Group I Cut-off Date Balance or (2) on or after the related Step-Down Date, an amount equal to the greatest of (a) on any Payment Date (i) prior to the Payment Date in September 2011, 1.75% of the aggregate Stated Principal Balance of the Group I Loans and (ii) thereafter, 1.40% of the aggregate Stated Principal Balance of the Group I Loans, (b) 0.70% of the Group I Cut-off Date Balance; provided, however, that if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group I Loans will be the same as on the prior Payment Date. With respect to Loan Group II, (1) prior to the related Stepdown Date, an amount equal to the sum of (a) the Group II Delinquent HELOC Amount and (b) 3.45% of the Group II Cut-off Date Balance and (2) on or after the related Stepdown Date, an amount equal to the sum of (a) the Group II Delinquent HELOC Amount and (b) the greatest of (x) 6.90% of the Invested Amount, (y) 0.50% of the Group II Cut-off Date Balance, and (z) the aggregate Stated Principal Balance of the three Group II HELOCs with the greatest Stated Principal Balance; provided, however, that if a related Trigger Event is in effect for the Group II

HELOCs, then the Overcollateralization Target Amount for the Group II HELOCs will be the same as on the prior payment date.

Overcollateralized Amount: For any payment date and Loan Group I, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes as of such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such payment date). For any payment date and Loan Group II, the amount, if any, by which (i) Invested Amount exceeds (ii) the Note Principal Balance of the Class II-A Notes as of such payment date (after giving effect to all other distributions of principal on these Notes on such payment date). The initial amount of overcollateralization in the Group II HELOCs is approximately 0.60% of the Group II Cut-off Date Balance.

Owner Trust Certificates: The American Home Mortgage Investment Trust 2005-4A Owner Trust Certificates, Series 2005-4A, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trustee's Fee: A fee of $2,500 per annum payable to the Owner Trustee in advance on the Closing Date and a fee of $4,000 payable on each anniversary thereof by American Home Mortgage Servicing, Inc.; provided, however, that in the event of any removal or resignation of the Owner Trustee, the Owner Trustee will promptly remit to American Home Mortgage Servicing, Inc. the portion of the Owner Trustee Fee that would have been earned by the Owner Trustee during the remainder of such year had it not been removed or resigned or the Notes redeemed.

Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

Payment Account: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture. The Payment Account shall be an Eligible Account.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in October 2005.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Periodic Rate Cap: With respect to any ARM Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101.

PMI Insurance Fee Rate: The rate per annum under which payments to the PMI Insurer pursuant to the PMI Insurer Policy are made.

PMI Insurer: Radian Guaranty, Inc., or its successors or assigns.

PMI Insurer Policy: The lender-paid primary mortgage insurance policy issued by the PMI Insurer in accordance with a March 29, 2002 letter between the Seller and the PMI Insurer.

PMI Mortgage Loan: Any Mortgage Loan covered by the PMI Insurer Policy.

Pool Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

Premium Amount: The premium payable to the Insurer pursuant to the Insurance Agreement.

Prepayment Interest Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property or a HELOC Mortgage Loan) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of interest accrued during the related Prepayment Period at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the sum of the amount of interest paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a partial Principal Prepayment during the related Prepayment Period, an amount equal to the interest at the Mortgage Rate (less the RMBS Servicing Fee Rate) during the related Prepayment Period on the amount of such partial Principal Prepayment.

Prepayment Period: With respect to each Mortgage Loan and any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

Primary Insurance Policy: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor.

Principal Collections: For each Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II Loans, and consist of amounts collected during the related Due Period on the HELOC Mortgage Loans and allocated to principal in accordance with the terms of the related Credit Line Agreement together with the principal portion of any Purchase Price or any Substitution Adjustment Amounts paid during the preceding Due Period, net of fees and other amounts reimbursable to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer, HELOC Sub-Servicer and HELOC Back-Up Servicer as provided in the Basic Documents and allocable to the Group II Loans, or, if any such reimbursable amounts are not allocable to such Mortgage Loans, then the Group II’s pro rata share of such amounts, to the extent not paid or reimbursed from Interest Collections. For purposes of this definition, “pro rata share” shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group II Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

Principal Distribution Amount: For any Payment Date for the Group I Loans, the sum of (a) the related Basic Principal Distribution Amount, and (b) the related Overcollateralization Increase Amount. In addition, the Principal Distribution Amount shall be reduced to the extent the Overcollateralized Amount for the Group I Loan exceeds the related Overcollateralization Target Amount, by the amount of such excess.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan or Liquidated HELOC, respectively.

Principal Remittance Amount: For any Payment Date and Loan Group I, or the Mortgage Loans, other than the HELOC Mortgage Loans, in the aggregate, as applicable, the sum of

1.	the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced;
2.

the principal portion of all proceeds of the repurchase of a Group I Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; and

3.

the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related Mortgage Loans, including full and partial prepayments, the proceeds of any repurchase of such Mortgage Loans by the Seller or holder of the Owner Trust Certificates, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal;

In addition, with respect to the Group I Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The Prospectus Supplement, dated October 6, 2005, together with the attached Prospectus, dated June 24, 2005.

Protected Account: An account established and maintained for the benefit of Noteholders by the RMBS Servicer or the RMBS Sub-Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the RMBS Servicing Agreement or the RMBS Sub-Servicing Agreement, as applicable.

Purchase Price: The meaning specified in Section 2.2(a) of the Mortgage Loan Purchase Agreement.

Purchaser: American Home Mortgage Securities LLC, a Delaware limited liability company, and its successors and assigns.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable, and as a Fannie Mae-approved mortgage insurer.

Rapid Amortization Event: As defined in Section 3.08 in the Indenture.

Rapid Amortization Period: Begins on the earlier of Payment Date in October 2015 or the occurrence of a Rapid Amortization Event.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor's and Moody's. If such organization or a successor is no longer in existence, “Rating Agency” with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Insurer with respect to the Class II Notes, so long as no Insurer Default exists, notice of which designation shall be given to the Indenture Trustee and the HELOC Back-Up Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor's and “Aaa” in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

Realized Loss: With respect to a Mortgage Loan, other than a HELOC Mortgage Loan, and as reported by the RMBS Servicer or the RMBS Sub-Servicer to the RMBS Master Servicer,

is (i) a Deficient Valuation, or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

Record Date: For each class of Notes and each Payment Date, will be the close of business on the Business Day immediately preceding such Payment Date; provided, however, if any such Note is no longer a Book-Entry Note, the “Record Date” for such class of Notes shall be the close of business on the last Business Day of the calendar month preceding such Payment Date.

Recoveries: With respect to a Charged-Off HELOC Mortgage Loan, the proceeds (including Released Mortgaged Property Proceeds but not including amounts drawn under the Insurance Policy) received by the HELOC Servicer or the HELOC Sub-Servicer in connection with such Charged-Off HELOC Mortgage Loan minus related Servicing Advances.

Reference Banks: Any leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator after consultation with the Insurer, and (iv) which are not Affiliates of the Depositor, the Seller, the HELOC Back-Up Servicer, the HELOC Servicer, the RMBS Master Servicer or the RMBS Servicer.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Trust Agreement, Indenture, the HELOC Servicing Agreement, the HELOC Sub-Servicing Agreement, the RMBS Servicing Agreement or the RMBS Sub-Servicing Agreement.

Released Mortgaged Property Proceeds: As to any HELOC Mortgage Loan, proceeds received by the HELOC Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law, (ii) Accepted Servicing Practices and (iii) the HELOC Servicing Agreement.

Relief Act: The Servicemember's Civil Relief Act.

Relief Act Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Remittance Report: The report prepared by the HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer or RMBS Sub-Servicer, as applicable, pursuant to Section 4.01 of the HELOC Servicing Agreement, HELOC Sub-Servicing Agreement, HELOC Back-Up Servicing Agreement, RMBS Servicing Agreement or RMBS Sub-Servicing Agreement.

REO Acquisition: The acquisition by the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer or RMBS Sub-Servicer, as applicable, on behalf of the Issuer for the benefit of the Noteholders and the Insurer of any REO Property pursuant to Section 3.13 of the HELOC Servicing Agreement, HELOC Sub-Servicing Agreement, RMBS Servicing Agreement or RMBS Sub-Servicing Agreement as applicable.

REO Disposition: As to any REO Property, a determination by the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer or RMBS Sub-Servicer, as applicable, that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer or RMBS Sub-Servicer, as applicable, expects to be finally recoverable from the sale or other disposition of the REO Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the HELOC Servicing Agreement, HELOC Sub-Servicing Agreement, RMBS Servicing Agreement or RMBS Sub-Servicing Agreement, as applicable, by any income from the REO Property treated as a recovery of principal.

REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the related Collection Account or Protected Account only upon the related REO Disposition.

REO Property: A Mortgaged Property that is acquired by the Trust by foreclosure or by deed in lieu of foreclosure.

Repurchase Price: With respect to any Mortgage Loan required to be repurchased by the Seller on any date pursuant to the Mortgage Loan Purchase Agreement or the HELOC Servicing Agreement or purchased by the RMBS Servicer, RMBS Sub-Servicer, HELOC Servicer or HELOC Sub-Servicer, as applicable, pursuant to the RMBS Servicing Agreement or the HELOC Servicing Agreement, as applicable, an amount equal to the sum, without duplication, of (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of unreimbursed Monthly Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the RMBS Master Servicer, RMBS Servicer, HELOC Servicer or HELOC Back-Up Servicer, as applicable, pursuant to the RMBS Master Servicing Agreement or related Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation by such loan of any predatory lending law.

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year (as applicable) United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year (as applicable) United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Responsible Officer: With respect to the Indenture Trustee or the Securities Administrator, (a) any officer within the corporate trust department of the Indenture Trustee including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of the applicable Agreement.

Retained Notes: The Class I-M-4, Class I-M-5 and Class I-M-6 Notes.

RMBS Master Servicer: Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

RMBS Master Servicing Agreement: The Master Servicing Agreement dated as of October 7, 2005, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and Issuer.

RMBS Servicing Rights Pledgee: One or more lenders, selected by the RMBS Servicer, to which the RMBS Servicer may pledge and assign all of its right, title and interest in, to and under the RMBS Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

RMBS Mortgage Loan Schedule: The schedule of Mortgage Loans attached as Exhibit A to the RMBS Servicing Agreement.

RMBS Servicer: American Home Mortgage Acceptance, Inc., a Maryland corporation, and its successors and assigns.

RMBS Servicer Remittance Date: The third Business Day prior to the each Payment Date.

RMBS Servicing Agreement: The Servicing Agreement dated as of October 7, 2005, among the Seller, RMBS Servicer, RMBS Master Servicer, Issuer and Indenture Trustee.

RMBS Servicing Fee: With respect to each Mortgage Loan (other than a HELOC Mortgage Loan) and any Payment Date, the fee payable monthly to the RMBS Servicer in respect of servicing compensation that accrues at an annual rate equal to the RMBS Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

RMBS Servicing Fee Rate: With respect to any adjustable rate Mortgage Loan with an original principal balance of less than or equal to $359,650, 0.375% per annum, with respect to any adjustable rate Mortgage Loan with an original principal balance of greater than $359,650, 0.25% per annum, with respect to any fixed rate Mortgage Loan, 0.25% per annum.

RMBS Sub-Servicer: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

RMBS Sub-Servicer Remittance Date: The third Business Day prior to the each Payment Date.

RMBS Sub-Servicing Agreement: The Servicing Agreement dated as of October 7, 2005, among the Seller, RMBS Servicer, RMBS Sub-Servicer, Issuer and Indenture Trustee.

RMBS Sub-Servicing Fee Rate: With respect to any RMBS Mortgage Loan, 0.10% per annum.

RMBS Servicing Trigger Event: An RMBS Servicing Trigger Event is in effect with respect to any Payment Date if either:

(a)          the Rolling Three Month Delinquency Rate for the 2005-4 Mortgage Loans is greater than 6%; or

(b)          the cumulative amount of Realized Losses incurred on the 2005-4 Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate 2005-4 Mortgage Loan Cut-off Date Balance:

0.20% with respect to each month up to October 2006
0.20% with respect to November 2006, plus an additional 1/12th of 0.25% for each month thereafter until October 2007
0.45% with respect to November 2007, plus an additional 1/12th of 0.80% for each month thereafter until October 2008
1.25% with respect to November 2008, plus an additional 1/12th of 1.05% for each month thereafter until October 2009

2.30% with respect to November 2009, plus an additional 1/12th of 0.85% for each month thereafter until October 2010
3.15% with respect to November 2010, plus an additional 1/12th of 0.70% for each month thereafter until October 2011
3.85% with respect to November 2011, plus an additional 1/12th of 0.15% for each month thereafter until October 2012
4.00% with respect to November 2012 and each month thereafter provided, however, that if the RMBS Subservicer is rated “SQ2-” or better by Moody’s on any date, the RMBS Servicing Trigger Event will no longer be in effect with respect to any Payment Date thereafter.

Rolling Three Month Delinquency Rate: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

Sarbanes Oxley Certification: A written certification covering servicing of the Mortgage Loans by all Servicers and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

Securities Administrator Collection Account: The account established by the Securities Administrator pursuant to Section 3.06 of the RMBS Master Servicing Agreement.

Securities Intermediary: U.S. Bank National Association, or its successors and assigns.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or a Certificateholder.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: American Home Mortgage Acceptance, Inc., a Maryland corporation, and its successors and assigns.

Senior Lien: With respect to any HELOC Mortgage Loan that is a second priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having priority senior to that of such HELOC Mortgage Loan.

Servicer: The RMBS Servicer, RMBS Sub-Servicer, the HELOC Back-Up Servicer, HELOC Servicer or the HELOC Sub-Servicer, as applicable.

Servicing Account: The separate trust account created and maintained by the RMBS Servicer, or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.08 of the RMBS Servicing Agreement.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the HELOC Servicer, RMBS Servicer, as applicable, or any Subservicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the RMBS Servicing Agreement, or Sections 3.11 and 3.13 of the HELOC Servicing Agreement (v) covering any expenses incurred by or on behalf of the HELOC Servicer or the RMBS Servicer, as applicable, in connection with obtaining Insurance Proceeds and (vi) that is applied to the restoration or repair of the related Mortgaged Property.

Servicing Agreement: Each of the RMBS Master Servicing Agreement, RMBS Servicing Agreement, RMBS Sub-Servicing Agreement, HELOC Servicing Agreement, HELOC Back-Up Servicing Agreement or HELOC Sub-Servicing Agreement, as applicable.

Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Sub-Servicer or RMBS Servicer, as applicable, in accordance with Section 4.01 of the HELOC Back-Up Servicing Agreement, HELOC Servicing Agreement, HELOC Sub-Servicing Agreement, RMBS Servicing Agreement or RMBS Sub-Servicing Agreement.

Servicing Default: The meaning assigned in Section 6.01 of the HELOC Back-Up Servicing Agreement, HELOC Servicing Agreement, HELOC Sub-Servicing Agreement, RMBS Servicing Agreement or RMBS Sub-Servicing Agreement or RMBS Master Servicing Agreement, as applicable.

Servicing Officer: Any officer of the HELOC Back-Up Servicer, HELOC Servicer, HELOC Sub-Servicer, RMBS Servicer, RMBS Sub-Servicer or RMBS Master Servicer, as applicable, involved in, or responsible for, the administration and servicing (or master servicing, as applicable) of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee, the RMBS Master Servicer or the HELOC Back-Up Servicer, as applicable, by the HELOC Back-Up Servicer, HELOC Servicer, RMBS

Servicer or RMBS Master Servicer, as applicable, on the Closing Date, as such list may be amended from time to time.

Servicing Transition Expenses: Any costs or expenses incurred by the Indenture Trustee, the HELOC Back-up Servicer, the RMBS Servicer or the Series 2005-4C RMBS Master Servicer in connection with any succession by any such party to, or the related appointment by such party pursuant to its successor servicing responsibilities of a successor to, the RMBS Servicer, the HELOC Servicer, the HELOC Back-up Servicer, the RMBS Subservicer, the HELOC Subservicer, the RMBS Master Servicer, the Series 2005-4C RMBS Servicer or the Series 2005-4C RMBS Master Servicer, as the case may be, pursuant to the applicable terms of the related Servicing Agreements or any of the Series 2005-4C Servicing Agreements. Such Servicing Transition Expenses shall not include the costs and expenses of the defaulting party being terminiated.

Six-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for six-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for six-month United States dollar deposits, then Six-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

(i)           If on such Interest Determination Date two or more Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

(ii)          If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the higher of (i) Six-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

(iii)        If no such quotations can be obtained and no Reference Bank rate is available, Six-Month LIBOR will be the Six-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan or related REO Property as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of all scheduled Monthly Payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Payment Date which were received or with respect to which an Monthly Advance was made, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the RMBS Servicer as recoveries of principal in accordance with Section 3.13 of the RMBS Servicing Agreement, with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 3.05 of the Indenture on any previous Payment Date, and (c) the principal portion of any Realized Loss with respect thereto allocated pursuant to Section 3.38 of the Indenture for any previous Payment Date, plus (iii) the cumulative amount of any Negative Amortization; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero. With respect to any Mortgage Loan that is a HELOC Mortgage Loan, the principal balance of the HELOC Mortgage Loan as of the Cut-off Date, plus any Additional Balances in respect of such HELOC Mortgage Loan minus all collections credited against the principal balance of such HELOC Mortgage Loan in accordance with the related Mortgage Note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Liquidated HELOC Mortgage Loan is zero.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: With respect to the Group I Loans, the later to occur of (x) the payment date occurring in October 2008 and (y) the first payment date for which the Credit Enhancement Percentage for the Class I-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I Loans, but prior to any payment of the Class I-A Principal Distribution Amount for these notes then entitled to payments of principal on that payment date) is greater than or equal to (i) prior to the Payment Date in September 2011 approximately 21.00% and (ii) on or after the Payment Date in September 2011 approximately 16.80%. With respect to the Class II-A Notes and Loan Group II, the later to occur of (x) the Payment Date occurring in April 2008 and (y) the Payment Date on which the Invested Amount is less than or equal to 50% of the Group II Cut-off Date Balance.

Step-Up Date: With respect to the Class I-A and Class I-M Notes, the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Due Period has been reduced to 20% or less of the sum of the Group I Cut-off Date Balance.

Strike Rate: With respect to each Corridor Contract and each Payment Date, the fixed rate set forth in the applicable Corridor Contract used to determine payments to the Indenture Trustee.

Subservicer: Any Person with whom the HELOC Sub-Servicer or RMBS Sub-Servicer, as applicable, has entered into a Subservicing Agreement as a Subservicer.

Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.06(e) of the HELOC Servicing Agreement and RMBS Servicing Agreement.

Subservicing Agreement: The written contract between the HELOC Sub-Servicer or RMBS Sub-Servicer, as applicable, and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the RMBS Sub-Servicing Agreement and HELOC Sub-Servicing Agreement.

Subsequent Recoveries: Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan or Liquidated HELOC that resulted in a Realized Loss in a month prior to the receipt of such recoveries.

Substitution Adjustment Amount: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable.

Supplemental Carryover Reserve Account: The two trust accounts that the Indenture Trustee will establish for the benefit of the (i) the Class I-A Noteholders and Class I-M Noteholders.

Tangible Net Worth: Net Worth, less the sum of the following (without duplication): (a) any other assets of American Home Mortgage Investment Corp. and its consolidated subsidiaries that would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of asset-backed securities and asset-backed securities that are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of American Home Mortgage Investment Corp. or its consolidated subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business.

Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Transfer Date: As defined in Section 3.20 of the HELOC Servicing Agreement.

Transfer Notice Date: As defined in Section 3.20 of the HELOC Servicing Agreement.

Transferor: The Holder of the Certificates as shown on the Certificate Register.

Transferor Interest: Represents the pari passu interest in the HELOC Mortgage Loans equal to the cumulative amount of draws on the HELOC Mortgage Loans beginning with the Rapid Amortization Period. The Transferor Interest is calculated as the outstanding pool balance of the HELOC Mortgage Loans at the end of the previous Due Period less the Invested Amount. For purposes of the Basic Documents, the Transferor Interest shall be considered part of the Owner Trust Certificates and shall not be transferable or assignable separately.

Transferor Interest Principal Balance: With respect to any Payment Date, the amount by which the Pool Principal Balance exceeds the Invested Amount, in each case at the end of the related Due Period.

Transferor Percentage: For any Payment Date, 100% minus the Floating Allocation Percentage for such Payment Date.

Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trigger Event: With respect to Loan Group I, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either

(a)

the Rolling Three Month Delinquency Rate for the Group I Loans as of the close of business on the last day of the preceding calendar month exceeds 40% of the aggregate Note Principal Balance of the Class I-M Notes plus the aggregate Overcollateralized Amount for Loan Group I, divided by the aggregate Stated Principal Balance of Group I Loans; or

(b)

the cumulative amount of Realized Losses incurred on the Group I Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date:

October 2008 to September 2009	0.50%
October 2009 to September 2010	0.85%
October 2010 to September 2011	1.20%
October 2011 to September 2012	1.50%
October 2012 and thereafter	1.60%

With respect to Loan Group II, a Trigger Event is in effect with respect to any Payment Date on and after the Stepdown Date if either:

1.            the average of the Group II Excess Spread Percentage for that Payment Date and the prior two Payment Dates is less than or equal to 1.75% per annum;

2.            the Rolling Three Month Delinquency Rate for the Group II HELOCs as of the close of business on the last day of the preceding Due Period exceeds 5.00% of aggregate Stated Principal Balance of the Group II HELOCs;

3.            the cumulative amount of Charge-Off Amounts incurred on the Group II HELOCs from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group II HELOCs as of the Cut-off Date:

April 2008 to October 2008	2.50%
November 2008 to October 2009	3.25%
November 2009 and thereafter	4.00%

Trust: The American Home Mortgage Investment Trust 2005-4A to be created pursuant to the Trust Agreement.

Trust Agreement: The Amended and Restated Trust Agreement dated as of October 7, 2005, among the Owner Trustee, the Depositor and U.S. Bank National Association, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Underwriters: Bear, Stearns & Co. Inc., Lehman Brothers Inc., Citigroup Global Markets Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. or their successors.

Uninsured Cause: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

Unpaid Interest Shortfall: For each Class of Notes and any Payment Date, such Notes’ pro rata share, based on the amount of Accrued Note Interest otherwise payable on such Note on such Payment Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, in each case to the extent incurred with respect to the related Mortgage Loans.